                                                                     EXHIBIT 1.4

                             BASIC LEASE INFORMATION

                  LEASE AGREEMENT DATED AS OF NOVEMBER 10, 2004

Landlord:             MHC TT Leasing Company, Inc., a Delaware corporation,
                      together with any successor or assign.

Tenant: Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership, together with any successor or assign permitted by the Lease.

Commencement Date:    November 10, 2004.

         Lease Expiration Date: December 31, 2019, which is the last day of the 180th full calendar month following the Commencement Date, unless extended pursuant to paragraph 4(b) of the Lease.

         Primary Term and any Extension Term Fixed Rent: The annual "FIXED RENT" during the Primary Term and any applicable Extension Term of the Lease shall be defined as and equal to and shall be payable monthly in advance (unless specifically set forth to be paid at a different time below) as follows:

(a) From the Commencement Date through the 12th full calendar month after the Commencement Date (which period is herein referred to as the "FIRST LEASE YEAR"): at the annual rate of $16,000,000.00, 1/12 of which shall be payable in advance on the first day of each calendar month, commencing (i) if the Commencement Date does not occur on the first day of a calendar month, then on the first day of the calendar month following the month in which the Commencement Date occurs, and (ii) if the Commencement Date occurs on the first day of a calendar month, then on the Commencement Date. Additionally, if the Commencement Date does not occur on the first day of a calendar month, then on the Commencement Date, Tenant shall make a payment of an amount equal to the product of $1,333,333.33 multiplied by a fraction, the numerator of which is the number of days in the calendar month from and including the Commencement Date through the end of the calendar month in which the Commencement Date occurs, and the denominator of which is the total number of days in the calendar month in which the Commencement Date occurs.

(b) Beginning with the 13th full calendar month after the Commencement Date and every 12th full calendar month thereafter (each, an "ADJUSTMENT MONTH") during the Primary Term and any Extension Term, the annual Fixed Rent payable during the next twelve (12) full calendar month period commencing with the Adjustment Month (each such 12 full calendar month period commencing with an Adjustment Month and the First Lease Year are singularly herein called a "LEASE YEAR") shall be the Fixed Rent payable during the twelve (12) full calendar months immediately preceding the Adjustment Month increased by 3.25%, 1/12th of which shall be payable in advance on the first day of each

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         calendar month in such Lease Year, commencing with the Adjustment Month in such Lease Year.

                     Landlord Address for payment by wire transfer to:

                     Bank of America NT & SA
                     Chicago, IL
                     ABA# 071000039
                     MHC Operating L.P.
                     Account # 7366901095
                     Notify: Quantaze Watts @ 312-279-1408 upon receipt.

Tenant Address:      3801 Parkwood Boulevard
                     Suite 100
                     P.O. Box 2529
                     Frisco, TX 75034

                                 LEASE AGREEMENT

                                     BETWEEN

                          MHC TT LEASING COMPANY, INC.,

                                   AS LANDLORD

                                       AND

                THOUSAND TRAILS OPERATIONS HOLDING COMPANY, L.P.,

                                    AS TENANT

                          DATED AS OF NOVEMBER 10, 2004

THIS AGREEMENT CONTAINS A BINDING, IRREVOCABLE AGREEMENT TO ARBITRATE CERTAIN SPECIFIED MATTERS AND IS SUBJECT TO ARBITRATION WITH RESPECT TO THOSE SPECIFIED MATTERS.

         THIS LEASE AGREEMENT is made and entered into as of the date set forth in the attached Basic Lease Information (this lease agreement, together with all amendments and supplements hereto, this "LEASE"), by and between MHC TT Leasing Company, Inc., a Delaware corporation, having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, IL 60606 (together with any successor or assign, hereinafter called "LANDLORD") and Thousand Trails Operations Holding Company, L.P., a Delaware limited partnership, having an address at 3801 Parkwood Boulevard, Suite 100, P.O. Box 2529, Frisco, TX 75034 (together with any successor or assign permitted by this Lease, hereinafter collectively called "TENANT").

1. DEFINITIONS

         Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

         "ACCOUNT COLLATERAL" is defined in paragraph 31(k) of this Lease.

         "ACCOUNTS" means the Collection Account, the Concentration Account and the Reserve Accounts.

         "ADDITIONAL RENT" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

         "ADJUSTMENT MONTH" is defined and shall have the meaning specified in the Basic Lease Information.

         "AFTER-TAX BASIS" means, with respect to any payment required to be made to any Person, the amount of such payment after giving effect to any additional amount or amounts which, after deduction of all Federal, state and local taxes required to be paid by such Person (determined utilizing an effective marginal tax rate of 40%), shall be equal to such payment.

         "AFFILIATES" means Persons (other than individuals) Controlled by, Controlling or under Common Control with Tenant.

         "ALTERNATIVE CREDIT RATING AGENCY" means if either or both of S & P and Moody's no longer exist or no longer assign Credit Ratings, such other nationally recognized statistical credit rating agency designated by Landlord, acting in its sole discretion.

         "ANCILLARY INCOME" means any point of sale income generated by any direct or indirect Subsidiary of Tenant in connection with the rendering of services, the rental of trailers, equipment, boats or other items, the sale of food, supplies or products or the providing of other amenities incidental or complementary to the operation of the campgrounds, together with any other Gross Revenue, excluding Membership Dues or Membership Contract Receivables payments. All income received or revenue generated by any of Tenant's Subsidiaries in connection with the conduct of business shall be deemed, for purposes of this Agreement, to be Ancillary Income so long as Tenant or such Subsidiary does not engage in any other or different business during the Term of this Lease than as conducted by Tenant or such Subsidiary on the date hereof.

         "APPROVED CAPITAL IMPROVEMENTS" is defined in paragraph 34(a) of this Lease.

         "ASSET/EQUITY APPRAISAL START DATE" is defined in paragraph 22(f)(iii) of this Lease.

         "ASSET/EQUITY PURCHASE AGREEMENT" is defined in paragraph 22(f)(iv) of this Lease.

         "ASSET/EQUITY PURCHASE NOTICE" is defined in paragraph 22(f)(iv) of this Lease.

         "ASSET PURCHASE AGREEMENT" is defined in Exhibit R attached hereto.

         "ASSET PURCHASE PRICE" is defined in paragraph 16(a)(ii) of this Lease.

         "BANK" means Union Bank of California, N.A., a national banking association, in its capacity as the bank or the securities intermediary (as defined in the UCC) with respect to any Account and any successor to Union Bank of California, N.A.

         "BASIC LEASE INFORMATION" means the page(s) preceding this Lease which are hereby incorporated by reference.

         "BUDGET" is defined in paragraph 30 of this Lease.

         "BUSINESS DAYS" or "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or is a day on which banking institutions located in such state are closed.

         "CANADIAN ACCOUNTS" means all deposit accounts of Tenant located and maintained at the Bank of Montreal as more specifically identified on Exhibit I attached hereto, together with any replacements, substitutions or new accounts located thereat and which are disclosed to Landlord in writing.

         "CAPITAL EXPENDITURE RESERVE" is defined in paragraph 34(a) of this Lease.

         "CAPITAL EXPENDITURE RESERVE ACCOUNT" is defined in paragraph 31(b)(ii)(B) of this Lease.

         "CAPITAL EXPENDITURE RESERVE STATEMENT" is defined in paragraph 34(a) of this Lease.

         "CAPITAL IMPROVEMENTS" is defined in paragraph 34(a) of this Lease.

         "CASH EBITDA" means (i) the consolidated net income (or loss) for the applicable period of Tenant and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding therefrom: (a) the income (or loss) of any Person (other than Subsidiaries of Tenant) in which Tenant or any of its Subsidiaries has an ownership interest unless received by Tenant or such Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Tenant or is merged into or consolidated with Tenant, plus (ii) the sum of (a) any provision for (or less any benefit from) income and franchise taxes included in the determination of net income, including all Impositions paid in cash, (b) interest expense and Rent to the extent deducted in the determination of net income, (c) amortization and depreciation deducted in determining net income, (d) losses (or less gains) from asset dispositions or sales or other non-cash items included in the determination of net income (excluding sales, expenses or losses related to current assets), (e) any net increase (or less net decreases) in deferred revenue from the sale of Membership Contracts, and (f) any non-cash extraordinary losses (or less gains), as defined under GAAP, net of related tax effects, minus (iii) any net increase (or plus any net decrease) in deferred marketing/selling expenses of Tenant and/or its Subsidiaries.

         "CASH MANAGEMENT BANK" means Union Bank of California, N.A. or another financial institution selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed).

         "CASUALTY" means any damage or destruction caused to any Site by any reason, including fire.

         "CASUALTY REPAIR" is defined in paragraph 10 of this Lease.

         "CASUALTY THRESHOLD" is defined in paragraph 10 of this Lease.

         "CLAIMS" or "CLAIMS" shall mean Liens (including lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fees of Mortgagee, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including legal fees incurred and expenses and costs of investigation and environmental remedial action) of any kind and nature whatsoever.

         "COLLECTION ACCOUNT" is defined in paragraph 31(b)(i) of this Lease.

         "COMMENCEMENT DATE" is defined and shall have the meaning specified in the Basic Lease Information.

         "CONCENTRATION ACCOUNT" is defined in paragraph 31(b)(ii) of this Lease.

         "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "CONTROL" (including with correlative meanings the terms "Controlling," "Controlled by" and "under Common Control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "CORPORATE CONTROL EVENT" means any of the following: (i) a merger or consolidation of Tenant with another entity which results in a change in Control of Tenant, (ii) the sale of all or substantially all the assets of Tenant to another Person, or (iii) any one Person acquiring, directly or indirectly, either (a) forty-nine percent (49%) or more of the shares of the stock or voting securities of Tenant, or (b) forty-nine percent (49%) or more of any class of equity securities of Tenant or other interest entitling such Person to receive forty-nine percent (49%) or more of the economic benefits (including distributions) of Tenant.

         "CREDIT RATING" means the senior unsecured debt rating issued by S&P and Moody's or if either or both no longer exist or no longer issue ratings then, for either or both as so applicable, an Alternative Credit Rating Agency. All references to specific levels of a Credit Rating mean such rating with a "stable" or "positive" outlook, but not a "negative" outlook or "on watch" associated with such rating.

         "ELIGIBLE ACCOUNT" means a segregated account maintained at a financial institution reasonably acceptable to Landlord. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

         "ENVIRONMENTAL LAWS" is defined in paragraph 26(b) of this Lease.

         "ENVIRONMENTAL REPORTS" is defined in paragraph 26(c) of this Lease.

         "EQUIPMENT" means the equipment generally described on Exhibit B attached hereto.

         "EVENT OF DEFAULT" is defined in paragraph 15 of this Lease.

         "EXCESS LAND" means the undeveloped, vacant parcels of land located adjacent to each corresponding Excess Land Property, as such Excess Land shall be more particularly described on Exhibit P attached hereto. As of the Commencement Date, Landlord and Tenant have not agreed upon the final form of Exhibit P. Exhibit P shall be completed and attached hereto in connection with the procedures set forth in paragraph 33(b) of this Lease.

         "EXCESS LAND AGREEMENT DATE" means June 30, 2005.

         "EXCESS LAND OWNER" is defined in paragraph 33(a) of this Lease.

         "EXCESS LAND PROPERTIES" means those Sites listed on Exhibit K attached hereto.

         "EXCLUDED TAXES" means (i) any income or franchise taxes based upon, measured by, or calculated with respect to net income or profits (but not including any franchise tax or sales tax based upon gross receipts with respect to the Rent or amounts required to ensure that a payment is made on an After-Tax Basis), inheritance, estate, succession, transfer or any similar taxes and (ii) any property taxes attributable to the Excess Land.

         "EXTENSION TERMS" is defined in paragraph 4(b) of this Lease.

         "EXTENSION TERM COMMENCEMENT DATE" is defined in paragraph 4(b) of this Lease.

         "FAIR MARKET VALUE" means, with respect to any assets or equity interests that are the subject of the determination of Fair Market Value, the amount that would be received by a seller in a cash sale of such assets or equity interests (free and clear of all Liens) with due regard for the then-existing facts and circumstances giving rise to the sale.

         "FEE SITES" means those Sites listed on Exhibit L attached hereto, each of which is owned by affiliates of Landlord in fee simple and leased to Landlord pursuant to the Master Lease.

         "FINAL FAIR MARKET VALUE OF TENANT'S ASSETS" is defined in paragraph 22(f)(vi) of this Lease.

         "FINAL FAIR MARKET VALUE OF THE UNDERLYING PREMISES" is defined in paragraph 22(f)(vi) of this Lease.

         "FINAL FULL MARKET VALUE" is defined in paragraph 22(f)(vi) of this Lease.

         "FIRST LEASE YEAR" is defined and shall have the meaning specified in the Basic Lease Information.

         "FIXED CHARGE COVERAGE RATIO" means, as of any date, for the immediately preceding four (4) fiscal quarters, the ratio of (a) Tenant's Cash EBITDA for the applicable period, to (b) the sum of Tenant's (i) Impositions,
(ii) Rent, (iii) any and all payments due to Working Capital Lender in the following Lease Year and (iv) other net cash interest expense to the extent permitted under this Lease.

         "FIXED RENT" is defined and shall have the meaning specified in the Basic Lease Information.

         "FRISCO ACCOUNTS" means those certain deposit accounts maintained at Wells Fargo Bank, N.A. located in Frisco, Texas, as more particularly described on Exhibit I attached hereto.

         "FRISCO LEASE" means that certain Office Lease Agreement dated as of 2002 between Sealy Parkwood, L.P., a Georgia limited partnership and Thousand Trails.

         "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

         "GAUTIER ACCOUNTS" means those certain deposit accounts maintained at Merchants & Marine Bank in Gautier, Mississippi, as more particularly described on Exhibit I attached hereto.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement.

         "GROSS REVENUES" means, for the applicable period, without duplication, all income (including all Ancillary Income), revenues, issues, profits, deposits, proceeds of insurance (including business interruption insurance), Membership Dues, Membership Contract Receivables payments, Membership Contract termination or similar payments and all other payments received by or for the benefit of Tenant and any direct or indirect Subsidiary of Tenant (including by Resort Parks International, Inc., a Georgia corporation ("RPI"), and by Thousand Trails Management Services, Inc., a Nevada corporation ("TTMS")), in cash or current funds, together with any other consideration from any source whatsoever in connection with such Person's ownership, operation and management of its assets and business, including all concession and rental income or income otherwise realized in connection with the provision of any other service or conduct of any other business by such Person. For avoidance of doubt, Gross Revenues shall include all income received in connection with the businesses of providing third party management services for campgrounds or like facilities and/or the cross-selling, time share management, brokerage or marketing services for campground facilities or like businesses by RPI or TTMS, as applicable.

         "GUARANTORS" means, collectively, all Persons holding partnership interests in Tenant, together with any successor or assign permitted by this Lease, and each such person individually is herein called a "GUARANTOR".

         "GUARANTOR PLEDGES" means that certain Pledge Agreement by all Guarantors in favor of Landlord, dated of even date herewith, pursuant to which Guarantors pledged one hundred percent (100%) of the ownership interests in Tenant to Landlord.

         "GUARANTY" means that certain Secured Limited Guaranty dated as of the date of this Lease from all Guarantors to Landlord, pursuant to which, among other things, Guarantors unconditionally guarantee the payment and performance of Tenant's obligations under this Lease, jointly and severally, all upon the terms and subject to the conditions set forth therein, as such Guaranty is amended, modified or restated from time to time. The Guaranty is secured by the Guarantor Pledges and Landlord's sole recourse under such Guaranty shall be to foreclose upon the Guarantor Pledges as further set forth therein.

         "HAZARDOUS MATERIALS" is defined in paragraph 26(b) of this Lease.

         "IMMEDIATE REPAIRS" means those repairs listed on Exhibit O attached hereto, each of which must be completed no later than the date listed immediately opposite such repair on Exhibit O.

         "IMPOSITION" means the various taxes and other charges referred to in paragraph 6 of this Lease and the present and future governmental laws and regulations more specifically described in paragraph 6(b) of this Lease.

         "IMPROVEMENTS" means all of the buildings, structures, improvements, Equipment, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and life safety systems, and all building fixtures therein (including parking areas and driveways) now or hereafter located on the Land and generally described on Exhibit A-2 attached hereto, other than and specifically excluding Tenant's Trade Fixtures.

         The words "INCLUDE", "INCLUDES", "INCLUDING" and any other derivation of "include" means "including but not limited to" unless specifically set forth to the contrary.

         "INDEMNIFIED PARTY" is defined in paragraph 26(c) of this Lease.

         "INDEBTEDNESS" means, as applied to any Person, without duplication,
(a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money and any obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) any obligations of such Person for the deferred purchase price of property or services, (e) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases or that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (g) any obligations of such Person as a result of any final judgment rendered against such Person or any settlement agreement entered into by such Person with respect to any litigation unless such obligations are stayed upon appeal (for so long as such appeal shall be maintained) or are fully discharged or bonded within thirty (30) days after the entry of such judgment or execution of such settlement agreement, (h) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (i) any Contingent Obligations, (j) any Indebtedness of others referred to in clauses (a) through
(i) above or clause (k) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (k) any Indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "INITIAL APPRAISER" is defined in paragraph 16(a)(ii)(A) of this Lease.

         "INITIAL VALUATION" is defined in paragraph 16(a)(ii)(B) of this Lease.

         "JAMS" is defined in paragraph 22(f)(i)(B) of this Lease.

         "KTTI" is defined in paragraph 33(b) of this Lease.

         "LAND" means the title and interest of Landlord in and to the fifty-seven (57) locations of real estate described on Exhibit A-1 attached hereto, and any land lying in the bed of any existing dedicated street, road or alley adjoining thereto, all strips and gores adjoining thereto, and all rights, ways, easements, privileges and appurtenances thereunto belonging, including all of Landlord's right, title and interest in and to all other property rights, tangible or otherwise, arising out of or connected with Landlord's ownership thereof, but excluding the Improvements thereon.

         "LANDLORD" is defined in the first paragraph of this Lease.

         "LANDLORD EQUITY SHARES" is defined on Exhibit W attached hereto.

         "LANDLORD PARTIES" is defined in paragraph 6(a) of this Lease.

         "LANDLORD TRANSFERORS" is defined on Exhibit W attached hereto

         "LANDLORD'S ELECTION NOTICE" is defined in paragraph 36(b) of this Lease.

         "LANDLORD'S NOTICE DATE" is defined in paragraph 36(b) of this Lease.

         "LANDLORD'S PURCHASE TERMINATION DATE" is defined in paragraph 22(f)(iv) of this Lease.

         "LANDLORD'S REMEDY NOTICE" is defined in paragraph 16(a) of this Lease.

         "LANDLORD'S TERMINATION NOTICE" is defined in paragraph 19(g)(i) of this Lease.

         "LEASE" is defined in the first paragraph of this Lease.

         "LEASE EXPIRATION DATE" is defined and shall have the meaning specified in the Basic Lease Information.

         "LEASEHOLD MORTGAGE" means a leasehold mortgage, leasehold deed to secure debt, leasehold deed of trust or other security instrument of like nature on Tenant's interest under this Lease given by Tenant to a Leasehold Mortgagee.

         "LEASEHOLD MORTGAGEE" means any holder of a Leasehold Mortgage with respect to Tenant's interest under this Lease, which Leasehold Mortgagee must also hold a lien on and security interest in all directly and indirectly owned assets of Tenant, including all Membership Contracts (subject to Landlord's interest in such assets).

         "LEASE YEAR" is defined and shall have the meaning specified in the Basic Lease Information.

         "LEGAL REQUIREMENTS" is defined in paragraph 12(a) of this Lease.

         "LICENSES" is defined in paragraph 12(a) of this Lease.

         "LIEN" means any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including any arising under any conditional sale agreement, capital lease or other title retention agreement.

         "LOCAL ACCOUNTS" means (i) those deposit accounts maintained at banks in close proximity to a campground and into which Ancillary Income derived from such campground is deposited, as identified and more particularly described in
Exhibit I attached hereto, together with any additions thereto, replacements or substitutions thereof, which are disclosed to Landlord in writing, (ii) the Frisco Accounts, (iii) the Gautier Accounts, and (iv) the RPI Accounts. Such term shall not include the Canadian Accounts.

         "LOCKBOXES" is defined in paragraph 31(c)(ii) of this Lease.

         "LT ASSETS/EQUITY INITIAL APPRAISER" is defined in paragraph 22(f)(iii)(A) of this Lease.

         "LT ASSETS/EQUITY INITIAL VALUATION" is defined in paragraph 22(f)(iii)(B) of this Lease.

         "LT ASSETS/EQUITY THIRD APPRAISER" is defined in paragraph 22(f)(iii)(B) of this Lease.

         "LT ASSETS/EQUITY THIRD VALUATION" is defined in paragraph 22(f)(iii)(B) of this Lease.

         "LT ASSETS/EQUITY VALUATION NOTICE" is defined in paragraph 22(f)(iii)(A) of this Lease.

         "LT ASSETS/EQUITY VALUATION PERIOD" is defined in paragraph 22(f)(iii)(A) of this Lease.

         "LT UNDERLYING PREMISES INITIAL APPRAISER" is defined in paragraph 22(f)(i)(A) of this Lease.

         "LT UNDERLYING PREMISES INITIAL VALUATION" is defined in paragraph 22(f)(i)(B) of this Lease.

         "LT UNDERLYING PREMISES THIRD APPRAISER" is defined in paragraph 22(f)(i)(B) of this Lease.

         "LT UNDERLYING PREMISES THIRD VALUATION" is defined in paragraph 22(f)(i)(B) of this Lease.

         "LT UNDERLYING PREMISES VALUATION NOTICE" is defined in paragraph 22(f)(i)(A) of this Lease.

         "LT UNDERLYING PREMISES VALUATION PERIOD" is defined in paragraph 22(f)(i)(A) of this Lease.

         "MASTER LEASE" means those certain lease agreements listed on Exhibit Q attached hereto of even date herewith, pursuant to which Landlord leases or subleases all the Sites from affiliates of Landlord.

         "MEMBER" or "MEMBERS" means an owner or holder of a Membership as defined in and pursuant to a Membership Contract.

         "MEMBERSHIP" means any "Membership" as such term is defined in any Membership Contract.

         "MEMBERSHIP CONTRACT(S)" means any contract (including a retail installment contract), agreement or other arrangement of Tenant's Subsidiaries (whether entered into before, on or after the date of this Lease), as such may be amended, supplemented or modified from time to time in accordance with the provisions of this Lease, pursuant to which Tenant's Subsidiaries sell a Membership to individuals or other consumers, thereby entitling such individual or other consumer to access and use, or providing for an ownership interest in, one or more of the campgrounds and associated facilities and amenities included in the Premises.

         "MEMBERSHIP CONTRACT RECEIVABLES" means all of Tenant's accounts and the proceeds thereof (as defined under the UCC) in which a Member is the account debtor or obligor and which represent the unpaid portion of the purchase price of Memberships, as provided in the applicable Membership Contracts, excluding, however, any Membership Dues or proceeds thereof.

         "MEMBERSHIP DUES" means any annual or periodic dues or use fees due and payable by a Member in accordance with the terms of a Membership Contract, other than retail installment or lump sum payments made in connection with Membership Contract Receivables.

         "MEMBER USES" means any existing use of Members, including (1) the use of trails for hiking, horseback riding, cross-country skiing, ATVs and snowmobiles and (2) the use of waters for fishing, swimming, boating, boat launching and related activities and (3) the use of open areas for picnicking and games.

         "MERGER AGREEMENT" is defined in paragraph 33(b) of this Lease.

         "MERGER PARTIES" is defined in paragraph 33(b) of this Lease.

         "MERGER TRANSACTION" is defined in paragraph 33(b) of this Lease.

         "MHC TRUST" is defined in paragraph 33(b) of this Lease.

         "MOODY'S" means Moody's Investors Services, Inc. and its successors.

         "MORTGAGE" means a mortgage, deed to secure debt, deed of trust or other security instrument of like nature or any ground or underlying lease or other document of like nature on all or any portion of the Premises or the Underlying Premises given by Landlord or an affiliate of Landlord to a Mortgagee.

         "MORTGAGEE" means any holder of a Mortgage with respect to the Premises, Underlying Premises, or any part thereof and which has been identified as a Mortgagee pursuant to a written notice from Landlord to Tenant, which notice shall contain an executed copy of the Mortgage.

         "NEGOTIATION END DATE" is defined in paragraph 22(f)(v) of this Lease.

         "NET CASUALTY PROCEEDS" means the compensation and/or insurance payments net of the reasonable expenses of collecting such amounts incurred by Landlord, any Mortgagee (but only in its capacity as Proceeds Trustee) or Tenant, and received by any Mortgagee, Landlord or Tenant in respect of any portion of the Premises by reason of and on account of a fire or other Casualty.

         "NET WORTH" means (i) the tangible net worth of a Person computed as the excess of such Person's tangible assets over its tangible liabilities, excluding deferred revenue, deferred selling expense deferred tax assets and liabilities and excluding any obligations associated with this Lease reflected on the balance sheet of Tenant as a liability, and which amount is (ii) set forth on the most recent balance sheet of such Person, together with reasonable back-up information utilized in arriving at such calculation of Net Worth, certified by the chief financial officer of such Person.

         "NEW CONTROL ENTITY" is defined in paragraph 25(b) of this Lease.

         "NEW LEASE" is defined in paragraph 19(g)(i) of this Lease.

         "NEW TENANT" is defined in paragraph 19(g)(i) of this lease.

         "NON-FEE OCCUPANCY AGREEMENTS" means those leases or other occupancy agreements for Non-Fee Sites described opposite each such Non-Fee Site listed on Exhibit M attached hereto.

         "NON-FEE RENT" means all sums which are due and payable by Landlord, as subtenant pursuant to the Non-Fee Occupancy Agreements.

         "NON-FEE SITES" means those Sites shown on Exhibit M attached hereto, which Sites are leased by affiliates of Landlord pursuant to the Non-Fee Occupancy Agreements and leased to Landlord pursuant to the Master Lease.

         "NON-SELECTING ASSET/EQUITY PARTY" is defined in paragraph 22(f)(iii)(A) of this Lease.

         "NON-SELECTING PARTY" is defined in paragraph 22(f)(i)(A) of this Lease.

         "OAKZANITA SITE" is defined in paragraph 9(a) of this Lease.

         "OTHER TAXES" is defined in paragraph 6(b) of this Lease.

         "OVERDUE RATE" means the greater of: (i) twelve percent (12%) per annum or (ii) the sum of five percent (5%) plus the prime interest rate as reported from time to time in The Wall Street Journal, but in any event, if lower, the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes); provided, however, if The Wall Street Journal is no longer in existence or ceases to publish such information, Landlord shall use the prime interest rate as reported in a comparable publicly available publication selected by Landlord in its sole discretion.

         "PER DIEM LATE CHARGE" means an amount equal to 0.1042% of the aggregate annual Fixed Rent for the then current Lease Year. By way of example, the Per Diem Late Charge which would be payable during the First Lease Year would be $16,672.00 per day.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

         "PERMITTED ENCUMBRANCES" means for each Site:

         (a) Any of the following, which are not yet due and payable at the time in question: (i) liens for water, sewer and other utility services and (ii) taxes, assessments and other governmental charges (whether federal, state, local or foreign) and Property Taxes;

         (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants and other matters affecting the title to the Premises or any part thereof (i) set forth on Exhibit C attached hereto and (ii) which Landlord may, from time to time, place against the Premises pursuant to paragraphs 2(b) and 33 of this Lease;

         (c) Any Subordination, Non-Disturbance and Attornment Agreement(s), recorded or otherwise, which are provided to Tenant pursuant to paragraph 17 of this Lease or as otherwise entered into by and among Landlord, Tenant and any Mortgagee;

         (d) Liens for taxes (whether federal, state, local or foreign) attributable to any taxable period whether before, on or after the Commencement Date which are being contested in good faith in accordance with the terms of this Lease by Tenant and for which Tenant has established adequate reserves;

         (e) This Lease and the rights, privileges and entitlements of Tenant hereunder;

         (f) The Master Lease; and

         (g) any Leasehold Mortgage granted in accordance with paragraph 19 of this Lease.

         "PERMITTED INVESTMENTS" means any one or more of the following obligations or securities: (a) having a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) and moves proportionately with that index; and (c) having the required ratings, if any, provided for in this definition:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, that mature in thirty (30) calendar days or less after the date of issuance and that do not have a "r" highlighter affixed to its rating;

                  (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in thirty (30) calendar days or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the

United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A1" and "P1" by S&P and Moody's, respectively, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to pass-through certificates, as evidenced in writing, and that do not have a "r" highlighter affixed to its rating;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) calendar days or less and where such agreement or repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) money market funds that (i) are rated AAA by S&P and Aaa by Moody's and (ii) have portfolio assets of at least $3,000,000,000;

                  (v) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) calendar days or less from the date of issuance, which debt obligations have ratings from Moody's and S&P in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to any pass-through certificate and that do not have a "r" highlighter affixed to its rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

                  (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) days or less after the date of issuance thereof and which is rated in the highest category possible by Moody's and S&P and that does not have a "r" highlighter affixed to such rating.

         "PERMITTED USE" is defined in paragraph 3 of this Lease.

         "PREMISES" is defined in paragraphs 2(a) and 2(b) of this Lease.

         "PREMISES CONDITION STANDARD" is defined in paragraph 9(a) of this Lease.

         "PRIMARY TERM" is defined in paragraph 4(a) of this Lease.

         "PROCEEDS TRUSTEE" means a federally insured bank or trust company designated by Landlord, subject to the prior approval of Tenant, such approval not to be unreasonably withheld, delayed or conditioned; provided, however, if a Mortgage encumbers the Premises or Underlying Premises, the Mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee does not control Landlord and is not controlled by or under common control with Landlord.

         "PROMOTIONS AND DISCOUNTS RESERVE" is defined in paragraph 39 of this Lease.

         "PROMOTIONS AND DISCOUNTS RESERVE ACCOUNT" is defined in paragraph 31(b)(ii)(C) of this Lease.

         "PROPERTY TAXES" is defined in paragraph 6(a) of this Lease.

         "PROPOSED PURCHASER" is defined in paragraph 36(c) of this Lease.

         "PURCHASE AGREEMENT" is defined in paragraph 22(f)(ii) of this Lease.

         "PUT/CALL" is defined in paragraph 16(a)(ii) of this Lease.

         "PUT/CALL DEFAULT" is defined in paragraph 16(a)(ii) of this Lease.

         "RENT" is defined in paragraph 5(a)(iii) of this Lease.

         "RESERVE ACCOUNTS" is defined in paragraph 31(b)(ii) of this Lease.

         "RESTORATION FUND" is defined in paragraph 10 of this Lease.

         "RESTRICTED JUNIOR PAYMENT" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Tenant or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Tenant or any of its Subsidiaries now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Tenant or any of its Subsidiaries now or hereafter outstanding.

         "REVISED ROFO PURCHASE AGREEMENT" is defined in paragraph 36(d) of this Lease.

         "ROFO" is defined in paragraph 36(a) of this Lease.

         "ROFO MATERIAL PROVISIONS" is defined in paragraph 36(a) of this Lease.

         "ROFO NOTICE" is defined in paragraph 36(a) of this Lease.

         "ROFO NOTICE DATE" is defined in paragraph 36(a) of this Lease.

         "ROFO NOTICE PRICE" is defined in paragraph 36(a) of this Lease.

         "ROFO PURCHASE AGREEMENT" is defined in paragraph 36(a) of this Lease.

         "RPI ACCOUNTS" means those certain deposit accounts nos. 0042024190, 0042850552 and 153492600157, captioned the "RPI Accounts Payable Account" the "RPI Credit Card Receipts Account" and the "RPI Receipts Account", respectively, each maintained at the Bank and all as more particularly described on Exhibit I.

         "S&P" means Standard & Poor's Rating Service and its successors or assigns.

         "SHARES" is defined on Exhibit R attached hereto.

         "SITE" is defined in paragraph 2(b) of this Lease.

         "SITE ASSESSMENTS" is defined in paragraph 26(d) of this Lease.

         "SITE REVIEWERS" is defined in paragraph 26(d) of this Lease.

         "STOCK PURCHASE AGREEMENT" is defined on Exhibit R attached hereto.

         "SUBLEASED SITES" means those Sites leased to Landlord pursuant to the Master Lease.

         "SUBLEASING SUBSIDIARIES" means those Subsidiaries listed on Exhibit H attached hereto, which Subsidiaries sublease the Sites or portions thereof from Tenant pursuant to the Tenant Subleases.

         "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT" is defined in paragraph 17(a) of this Lease.

         "SUBSIDIARIES" means those corporations, partnerships, limited liability companies, associations or other business entities which are wholly owned and controlled by Tenant. A true, accurate and complete list of the Subsidiaries on the date hereof is set forth on Exhibit E attached hereto. Exhibit E may be amended from time to time in accordance with the terms hereof. Each of the Subsidiaries is herein individually called a "SUBSIDIARY".

         "SUBSIDIARY GUARANTY" means that certain Secured Guaranty dated as of the date of this Lease from each Subsidiary marked with an asterisk on Exhibit E hereto, including the Subleasing Subsidiaries, together with any additional Subsidiaries permitted in paragraph 38(a) of this Lease, to Landlord, pursuant to which, among other things, each such Subsidiary unconditionally guarantees the payment and performance of Tenant's obligations under the Lease, all upon the terms and subject to the conditions set forth therein, as such Subsidiary Guaranty is amended, modified or restated from time to time. The Subsidiary Guaranty is secured by a lien on the assets of each Subsidiary, including each Subsidiary's right, title and interest in and under the Membership Contracts.

         "SUBSIDIARY PLEDGE" means all of those certain Pledge Agreements by all Subsidiaries marked with an asterisk on Exhibit E hereto, including the Subleasing Subsidiaries, together with any additional Subsidiaries permitted in paragraph 38(a) of this Lease, in favor of Landlord, dated of even date herewith, pursuant to which each such Subsidiary has pledged one hundred percent (100%) of its assets to Landlord, including each such Subsidiary's right, title and interest in and under the Membership Contracts but excluding any such Subsidiary's right, title and interest in and to the land, equipment and improvements relating solely to any membership campground owned by such Subsidiary but which is not the subject of this Lease.

         "TAX RESERVE" is defined in paragraph 6(f) of this Lease.

         "TAX RESERVE ACCOUNT" is defined in paragraph 31(b)(ii)(A) of this Lease.

         "TENANT" is defined in the first paragraph of this Lease.

         "TENANT PLEDGE" means that certain Pledge Agreement by Tenant in favor of Landlord, dated of even date herewith, pursuant to which Tenant pledged to Landlord one hundred percent (100%) of the ownership interests in each Subsidiary marked with an asterisk on Exhibit E hereto, including the Subleasing Subsidiaries, together with any additional Subsidiaries permitted in paragraph 38(a) of this Lease.

         "TENANT SUBLEASES" means those sublease agreements of even date herewith between the Subleasing Subsidiaries and Tenant, the form of such sublease agreements is attached hereto as Exhibit H.

         "TENANT SUCCESSOR" is defined in paragraph 25(b) of this Lease.

         "TENANT ASSET PURCHASE AGREEMENT" is defined in Exhibit S attached hereto.

         "TENANT'S ASSETS" is defined in paragraph 22(f)(iii) of this Lease.

         "TENANT'S BUSINESS" is defined in paragraph 38(a) of this Lease.

         "TENANT'S EQUITY INTEREST" is defined in paragraph 22(f)(iii) of this Lease.

         "TENANT EQUITY PURCHASE AGREEMENT" is defined in Exhibit V attached hereto.

         "TENANT EQUITY SHARES" is defined in Exhibit V attached hereto.

         "TENANT SELLER" is defined in paragraph 38(e) of this Lease.

         "TENANT'S MAINTENANCE, REPAIR AND REPLACEMENT ITEMS" is defined in paragraph 9(a) of this Lease.

         "TENANT'S MANNER OF OPERATION" is defined in paragraph 39 of this Lease.

         "TENANT'S PURCHASE ELECTION NOTICE" is defined in paragraph 22(f)(iii) of this Lease.

         "TENANT'S PURCHASE TERMINATION DATE" is defined in paragraph 22(f)(ii) of this Lease.

         "TENANT'S REOFFER NOTICE" is defined in paragraph 36(d) of this Lease.

         "TENANT'S TRADE FIXTURES" means all personal property of Tenant in or on the Premises, affixed or not, which is not necessary for the operation of the Improvements, including tire racks and handling equipment, pallets, fork lift trucks, lift racks, tools, office computers, and other equipment or machines owned or leased from/by Tenant, and specifically excludes the Equipment.

         "TERM" is defined in paragraph 4(b) of this Lease.

         "THIRD APPRAISER" is defined in paragraph 16(a)(ii)(B) of this Lease.

         "TRANSFERORS" is defined in Exhibit R attached hereto.

         "TRANSFERRED ENTITY" is defined in Exhibit V attached hereto.

         "TREASURY RATE" means the yield to maturity of a debt obligation of the United States Treasury having a maturity date closest to but not earlier than the then-existing remaining Term of this Lease (excluding any then-unexercised options for any Extension Terms) and, if more than one have been issued with such maturity date, then using the debt obligation first issued on or closest to the date of any termination by Landlord under this Lease.

         "TRUST" is defined in paragraph 16(a)(i) of this Lease.

         "TTA" is defined in paragraph 33(b) of this Lease.

         "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

         "UNDERLYING PREMISES" means, collectively, the interest in the Land, the Equipment and the Improvements, together with any easements, rights and appurtenances in connection therewith or belonging to said Land and Improvements which is leased by an affiliate of Landlord to Landlord under the Master Lease.

         "UNDERLYING PREMISES PURCHASE NOTICE" is defined in paragraph 22(f)(ii) of this Lease.

         "VALUATION NOTICE" is defined in paragraph 16(a)(ii)(A) of this Lease.

         "VALUATION PERIOD" is defined in paragraph 16(a)(ii)(A) of this Lease.

         "VARIANCE PROGRAM" is defined in paragraph 39 of this Lease.

         "VARIANCE PROGRAM DEPOSIT" is defined in paragraph 39 of this Lease.

         "WORKING CAPITAL LENDER" means the lender under the Working Capital Loan Documents, or any successor lender under the Working Capital Loan Documents.

         "WORKING CAPITAL INDEBTEDNESS" means Indebtedness (including letters of credit) incurred by Tenant owing to Working Capital Lender pursuant to and in accordance with the Working Capital Loan Documents or pursuant to any extensions, amendments, replacements or refinancings of the Indebtedness evidenced by the Working Capital Loan Documents.

         "WORKING CAPITAL LOAN DOCUMENTS" means that certain loan agreement between Tenant and the Working Capital Lender, and any notes issued in connection therewith by Tenant or any of its Subsidiaries payable to the Working Capital Lender relating to a working capital loan facility of Tenant substantially similar in terms and amount to the working capital loan facility governed by the Loan Agreement dated as of July 23, 2003 by and between Tenant and the Working Capital Lender, and all other instruments, documents and agreements executed and delivered by any Affiliate to, for or in favor of the Working Capital Lender in connection with the transactions contemplated under any of the foregoing documents and includes all documents that evidence or secure extensions, amendments, replacements and refinancings of the Working Capital Indebtedness.

         "YOSEMITE EXCESS LAND AGREEMENT DATE" is defined in paragraph 33(e) of this Lease.

2. DEMISE OF PREMISES AND OTHER RIGHTS

         (a) Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT). The "PREMISES" consists of, collectively, Landlord's interest in the Land, the Equipment and the Improvements, together with any easements, rights and appurtenances in connection therewith or belonging to said Land and Improvements. The foregoing disclaimer in this paragraph 2(a) has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied, with respect to the condition, quality, repair, or fitness of the Premises for a particular use, or title thereto.

         (b) The Premises includes the Land, Equipment and Improvements located at each separate location, each individually is herein called a "SITE," and together are herein called the "SITES." The parties have legally described the Land leased hereunder in a manner which excludes the Excess Land.

         (c) Landlord may, with Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, (1) encumber any Excess Land Property with such cross easements, reciprocal easements, agreements, covenants, restrictions and other encumbrances, and (2) at Landlord's expense, connect to any sewer, water or waste water system currently existing on or servicing the Premises, in each case as Landlord may deem necessary, desirable or advisable to facilitate future development of the Excess Land adjacent to such Excess Land Property, and nothing contained herein shall limit or restrict such right, provided that such instruments do not diminish Tenant's rights or increase Tenant's obligations under this Lease in a material and adverse manner and further provided that with respect to any such connection to any sewer, water or waste water system then existing on or servicing the Premises that sufficient capacity exists for such connection and provided that Landlord shall, on demand, pay Tenant for Landlord's pro rata share of ongoing expenses related to such utility hook-up. Tenant acknowledges and agrees that this Lease shall be subject and subordinate to all such instruments and no further instrument of subordination shall be required for its operation.

         (d) Tenant may, from time to time, request that Landlord grant or obtain easements over the Excess Land for water, electricity, gas and telephone lines to serve and benefit the Premises on the Excess Land Property, at such locations and containing such provisions as Landlord may approve, which approval shall not be unreasonably withheld, conditioned or delayed provided that the location of any such easements shall not adversely affect the development of the Excess Land. All costs and expenses for any such utility easements shall be paid by Tenant.

         (e) Tenant may, from time to time, request that Landlord grant or obtain for Tenant and its employees, invitees and guests of the Excess Land Property a temporary license to establish, maintain and use any Member Uses on the Excess Land adjacent thereto, at such locations and subject to such rules and agreements (including insurance requirements) as

Landlord may approve, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the use and location of such Member Uses shall not adversely affect the development of the Excess Land. All costs and expenses for such temporary licenses shall be paid for by Tenant as Additional Rent. Effective as of the Commencement Date, Landlord hereby grants to Tenant and its employees, invitees and guests a temporary license to use and maintain in the locations on the Excess Land used and maintained as of the Commencement Date, all existing Member Uses in effect as of the Commencement Date. Tenant agrees to extend the insurance coverage otherwise required by this Lease to include all uses by Tenant and its employees, invitees and guests of the Excess Land.

         (f) If Landlord and Tenant are unable to agree upon a matter which is the subject of paragraphs 2(c), 2(d) or 2(e) above, such matter shall be subject to the arbitration procedures set forth on Exhibit U attached hereto.

3. USE

         Tenant shall, subject to applicable zoning restrictions and any recorded covenants or restrictions in the public records on the Commencement Date, use and occupy the Premises, including each Site, only (i) predominantly as a membership campground, together with minimal daily stay campground uses,
(ii) for cabin rentals, (iii) pursuant to Tenant's extended vacation, stay and storage programs, (iv) in connection with lease arrangements entered into with farmers prior to the date hereof and (v) for other lawful purposes which are both associated with and related thereto (including the following ancillary uses: ATM machines, cafeteria/food service and laundry facilities) (collectively, the "PERMITTED USE"). Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as would be reasonably likely to materially adversely affect Landlord's title to or interest in the Premises, or in such manner as would be reasonably likely to make possible a material claim or claims of adverse possession by the public, as such, or third parties, or of implied dedication of the Premises, or any portion thereof.

4. TERM

         (a) The primary term of this Lease (the "PRIMARY TERM") shall be for a period of approximately fifteen (15) years, beginning on the Commencement Date and ending on the Lease Expiration Date.

         (b) Tenant shall have the right, at its option, to extend the Primary Term of this Lease for two (2) consecutive extension terms (the "EXTENSION TERMS"), each being five (5) years in length. Each Extension Term shall commence on the day after the expiration of the preceding term (each, the "EXTENSION TERM COMMENCEMENT DATE") and shall expire on the fifth (5th) anniversary of the Lease Expiration Date in the case of the first (1st) Extension Term, and on the tenth
(10th) anniversary of the Lease Expiration Date in the case of the second (2nd) Extension Term. The options to extend the Term of this Lease as described above shall not be deemed exercised by Tenant unless at least twenty-four (24) months prior to the Lease Expiration Date for the Primary Term or at least twenty-four
(24) months prior to the expiration of the Extension Term for the first (1st) Extension Term, Tenant shall have delivered written notice to Landlord of Tenant's irrevocable election to so extend this Lease at the end of the Primary Term or the first (1st) Extension Term, as applicable. Tenant's failure to deliver one (1) such timely notice to

Landlord shall terminate all future Extension Terms, if any, following the Extension Term to which such notice specifically relates. Subject to the provisions of paragraph 5 of this Lease, the terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease. The right of Tenant to exercise its rights with respect to the Extension Terms shall be conditioned upon this Lease being in full force and effect and no Event of Default then existing as of the Lease Expiration Date (for the first (1st) Extension Term), or expiration of the first (1st) Extension Term (for the second
(2nd) Extension Term). The Primary Term, together with any Extension Term with respect to which Tenant properly exercises its option, and for which the conditions related thereto are satisfied, shall constitute the "TERM" of this Lease.

         (c) Notwithstanding the foregoing, the Term of this Lease with respect to the Non-Fee Sites shall terminate upon the expiration of the applicable Non-Fee Occupancy Agreements and Tenant shall not be entitled to any abatement or reduction of Rent, nor shall the obligations of Tenant under this Lease be affected, by reason of such expiration of the applicable Non-Fee Occupancy Agreements. Landlord shall not without Tenant's consent amend the Non-Fee Occupancy Agreements such that Tenant would be materially adversely affected.

5. RENTAL; GUARANTY

         (a) Tenant shall pay to Landlord the following amounts as Rent for the
Premises:

                  (i) During the Term of this Lease, Tenant shall pay to Landlord, as fixed annual rent, the amount of annual fixed rent specified in the Basic Lease Information (as defined therein, "FIXED RENT").

                  (ii) During the Term of this Lease, Tenant shall pay, as Additional Rent, all sums, including Non-Fee Rent, due and payable by the tenant under the Non-Fee Occupancy Agreements.

                  (iii) Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease, "RENT" shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

         (b) It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance, repair and replacement of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance, repair or replacement of the Premises during the Term of this Lease, and Tenant shall manage, operate, maintain, repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire Term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises required under this Lease, all Property Taxes and all Other Taxes that accrue during or are allocable to the Term of this Lease, and all Property Taxes and Other Taxes allocable to any period of time prior to the Term of this Lease.

         (c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first Business Day of each and every calendar month during the Term of this Lease (other than the payment due on the Commencement Date which is due as set forth in the Basic Lease Information) without notice, demand, deduction or offset, in lawful money of the United States of America, to the wire transfer address of Landlord specified in the Basic Lease Information, or to such other accounts and/or Person or Persons or at such other place or places as Landlord may from time to time designate in writing (or otherwise so there are collected funds available to Landlord on the due date). If the Fixed Rent is paid more than five (5) Business Days after its due date, the Per Diem Late Charge shall be due and payable for each day thereafter until the Fixed Rent is paid in full. Tenant shall pay all Additional Rent when due. Tenant shall pay all Fixed Rent to Landlord without notice.

         (d) Tenant acknowledges and agrees that it was a condition precedent to Landlord entering into this Lease that Landlord receive the Guaranty from Guarantors and the Subsidiary Guaranty from the Subsidiaries marked with an asterisk on Exhibit E, which Guaranty and Subsidiary Guaranty are being entered into contemporaneously with the execution of this Lease. Tenant hereby represents and warrants to Landlord as of the date hereof and covenants to Landlord that throughout the Term of this Lease, Guarantors shall be bound by the terms of the Guaranty to Landlord and the Subsidiaries marked with an asterisk on Exhibit E shall be bound by the terms of the Subsidiary Guaranty to Landlord.

6. TAXES

         (a) Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment and shall indemnify and hold harmless Landlord, its affiliates, officers, directors, stockholders, employees, representatives, members, partners and agents, and the successors and assigns of each of the foregoing (collectively, the "LANDLORD PARTIES"), on an After-Tax Basis from and against any such Taxes (including any penalties and interest with respect thereto) (subject to Tenant's rights under this paragraph 6(a) to make payment thereof in installments or under paragraph 6(e) of this Lease or to protest Property Taxes); provided, however, if and to the extent Landlord or Mortgagee is holding Tenant's estimated payments thereof pursuant to paragraph 6(f) of this Lease and provided no Event of Default then exists, Landlord or Mortgagee shall instead make such payments timely on Tenant's behalf; provided, further, if any such Property Taxes may legally be paid in installments, Tenant may, at its option, pay such Property Taxes in such installments together with any interest due thereon provided that Tenant shall have paid all such installments, or provided to Landlord or Mortgagee such amounts as are necessary for the payment of all such installments, prior to the expiration or earlier termination of this Lease. "PROPERTY TAXES" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises and Underlying Premises, or any part thereof or any personal property used in connection with the Premises and Underlying Premises, including Landlord's franchise taxes based upon gross receipts with respect to the receipt of Rent (but not including Excluded Taxes). Property Taxes shall not include any Other Taxes or Excluded Taxes arising out of or levied in connection with this Lease, in each case, of Landlord, unless and only to the extent levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

         (b) Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment and shall indemnify and hold harmless Landlord and the Landlord Parties on an After-Tax Basis from and against any such Taxes (including any penalties and interest with respect thereto) (subject to Tenant's rights under this paragraph 6(b) and paragraph 6(e) of this Lease to make payment in installments or to protest Other Taxes); provided, however, if Landlord or Mortgagee is holding Tenant's estimated payments thereof pursuant to paragraph 6(f) of this Lease and provided no Event of Default then exists, Landlord or Mortgagee shall instead make such payments timely on Tenant's behalf; provided, further, if any such Other Taxes may legally be paid in installments, Tenant may, at its option, pay such Other Taxes in such installments together with any interest due thereon provided that Tenant shall have paid all such installments, or provided to Landlord or Mortgagee such amounts as are necessary for the payment of all such installments, prior to the expiration or earlier termination of this Lease. "OTHER TAXES" shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost or occupation of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises and Underlying Premises, (ii) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any amount payable under this Lease, including any gross receipts tax or excise tax levied by any public or government authority with respect to the receipt of any such amount, (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises or Underlying Premises. "Other Taxes" shall not include any Property Taxes or any Excluded Taxes arising out of or levied in connection with this Lease, in each case, of Landlord, unless and only to the extent levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

         (c) Except for any Excluded Taxes imposed on or with respect to the Rent, if at any time during the Term any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Rent, or on the Premises, Underlying Premises, or any portion thereof, a capital levy, gross receipts tax on the Rent, occupational license tax or franchise tax, based upon gross receipts with respect to the Rent, but not including any income or franchise taxes based upon, measured by or calculated with respect to net income or profits, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except for Excluded Taxes and as otherwise expressly provided in this Lease. Notwithstanding the foregoing, to the extent Landlord incurs any tax liability pursuant to the Trails Reorganization (as defined in the Merger Agreement) or for a Pre-Closing Taxable Period (as defined in the Merger Agreement), payment of such tax liabilities, if any, shall not be governed by this Lease but shall be governed by the Merger Agreement.

         (d) Tenant covenants to furnish Landlord, within fifteen (15) calendar days after written request by Landlord official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of all Impositions.

         (e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises and/or Underlying Premises, as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment (whether under protest or otherwise) of any amounts required by applicable law to stay or prevent collection activities). Landlord shall not be required to join in any proceeding referred to in this paragraph 6(e) except to the extent required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name, all at Tenant's expense. Landlord agrees to provide, at Tenant's expense, whatever assistance Tenant may reasonably require in connection with any such contest. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any civil liability or the risk of any criminal liability or forfeiture.

         (f) Tenant acknowledges that Landlord will establish and maintain a reserve account for the payment of Property Taxes and Other Taxes relating to the Premises and Underlying Premises which shall become due and payable during each Lease Year, as reasonably estimated by Landlord on the basis of assessments and bills and estimates thereof ("TAX RESERVE") in accordance with paragraph 31 of this Lease. Landlord shall apply such amounts paid by Tenant under this paragraph 6(f) (including any amounts tendered by Tenant which are intended for interest if Tenant shall have elected to make such payments in installments) as set forth in paragraph 31 of this Lease. Landlord and Mortgagee shall make no charge for holding and applying such amounts.

         (g) Landlord will, within thirty (30) calendar days after receipt, reimburse Tenant for any refund of Property Taxes or Other Taxes received by Landlord or Mortgagee as a result of any tax contest relating to the Term.

         (h) In addition to the forgoing (and without duplication), if (x) Landlord or any affiliate of Landlord incurs any tax, assessment, excise, lien, fee, charge or liability, including franchise, lease and income taxes, arising from the Master Lease from MHC TT, Inc., a Delaware corporation, as landlord, to Landlord, as tenant (the "MHC TT MASTER LEASE") (including the items described in clause (i) of the definition of Excluded Taxes, but excluding property taxes attributable to the Excess Land, collectively, the "MASTER LEASE ADDITIONAL Obligations") and (y) Landlord and its affiliates would not have incurred the Master Lease Additional Obligations had the Landlord owned the fee interest in the Fee Sites owned by MHC TT, Inc. and the MHC TT Master Lease not existed, then the Tenant shall pay the Master Lease Additional Obligations on an After-Tax Basis, as Additional Rent prior to the assessment of any interest or penalty for late payment and shall indemnify and hold harmless Landlord and the Landlord Parties on an After-Tax Basis from and against any claims for payment thereof.

7. NET LEASE; NON-TERMINABILITY

         (a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save and hold harmless Landlord and the Landlord Parties on an After-Tax Basis from and against, any and all costs, charges and expenses attributable to the Premises or Underlying Premises, including all fines, fees, penalties, charges (including governmental charges), assessments, sewer rents, Impositions, insurance premiums as may be required from time to time by Landlord or Mortgagee pursuant to this Lease, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become, liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or Underlying Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation of the Premises or Underlying Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any Excluded Taxes of Landlord arising out of, or levied in connection with, this Lease or Landlord's right or interest in the Premises or the Rent. All fees and expenses incurred in connection with the negotiation and execution of this Lease, including all legal, accounting, financial advisory, title insurance, environmental inspection, consulting and all other fees and expenses of third parties incurred by a Person in connection with the negotiation of the terms and conditions of this Lease shall be the obligation of the respective Person incurring such fees and expenses; provided, however that Tenant, on the one hand, and Landlord, on the other hand, shall share equally the costs related to preparation of surveys of the Sites listed on Exhibit F attached hereto.

         (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraphs 14 and 36 of this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder except as required by paragraph 14 of this Lease, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) subject to paragraph 14 of this Lease, the taking of the Premises, Underlying Premises, or any portion thereof by condemnation, requisition or eminent domain proceedings; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant's acquisition or ownership of all or any part of the Premises or Underlying Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties;
(vii) Landlord becoming dispossessed of any portion of the Premises subleased by Landlord pursuant to the Non-Fee Occupancy Agreements; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant shall not be relieved of the obligations to pay the Fixed Rent or any Additional Rent in case of damage to or destruction of or condemnation (except as expressly provided in paragraph 14 of this Lease) of the Premises or the Underlying Premises.

         (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its terms, and that it shall not take any action to terminate, rescind or void this Lease, notwithstanding (i) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

         (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

8. SERVICES

         Tenant shall, at Tenant's sole cost and expense, be responsible for supplying the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, pest control and disposal services (including, if applicable, hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.

9. REPAIRS AND MAINTENANCE; REPLACEMENT

         (a) Tenant shall, at its own sole cost and expense, keep the Premises, including each Site therein, in substantially the same order and condition as existed on the Commencement Date, (provided that the order and condition existing on the Commencement Date shall be deemed to include that all Immediate Repairs required to be performed pursuant to this Lease and all repairs to the Site commonly known as Oakzanita Springs in San Diego County, California (the "OAKZANITA SITE"), have been completed) (the "PREMISES CONDITION STANDARD"), at all times on and after the Commencement Date to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall timely and properly maintain, repair and replace all of the Premises and all of its component parts (the "TENANT'S MAINTENANCE, REPAIR AND REPLACEMENT ITEMS"), including parking surfaces and stripes, driveways, roads, private streets, picnic tables, campground sites and/or pads, pedestals, campground and recreational vehicle infrastructure, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, wastewater systems, water plants and related facilities, septic system facilities, fixtures and appurtenances, interior and exterior walls, roofs, foundations, floor slabs, columns and structural elements so as to maintain each Site in accordance with the Premises Condition Standard and to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto. Tenant shall deliver to Landlord a written statement showing all removals and replacements of such systems or components with a cost exceeding $100,000.00 during the preceding calendar year. Landlord may, upon two (2) Business Days' prior notice, cause independent private inspectors to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this paragraph 9. Tenant shall pay the cost of one (1) such inspection at each Site by or on behalf of Landlord in each calendar year; provided, however, if such inspection by Landlord reveals that the Premises, or any material portion thereof, including any equipment thereon, is not substantially in the condition required by this Lease, then Tenant shall pay for such reasonable additional inspections performed by Landlord through the inspection approving the condition of such Premises as being substantially in conformity with this Lease.

         (b) Landlord may, but is not required to, after two (2) Business Days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any Event of Default of Tenant hereunder which remains uncured after the expiration of any notice and cure period provided under this Lease, as applicable, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) days) after being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, which bill shall be accompanied by reasonable supporting documentation. Such amounts shall bear interest at the Overdue Rate from the date of expenditure by Landlord to the date of repayment by Tenant.

         (c) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or any fixture or equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

         (d) Tenant shall use commercially reasonable efforts to maintain on each Site, and deliver to Landlord upon expiration or termination of this Lease, then current operating manuals and original warranties (to the extent applicable) for the Equipment then located on such Site specifically excluding, in all cases, Tenant's Trade Fixtures at the Premises which may be and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease.

10. DESTRUCTION OF OR DAMAGE TO PREMISES

         If any Site is damaged by fire or other Casualty during the Term of this Lease, Tenant shall (a) repair such damage and restore such Site to substantially the same or better condition as existed before the occurrence of such fire or other Casualty using materials of the same or better grade than that of the materials being replaced (herein, a "CASUALTY REPAIR") and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with paragraph 23 of this Lease and the standards of paragraph 9 of this Lease and Tenant shall, at its expense, obtain all permits required for such work. An architect or engineer selected by Landlord shall review (except with respect to the existing damage at the Oakzanita Site), at Tenant's expense, all plans and specifications for any Casualty Repair with a cost equal to or greater than $750,000 and all draw requests related thereto. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Provided that no Event of Default by Tenant shall then exist under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute an Event of Default), and provided Tenant has: (i) delivered to Landlord plans and specifications and a budget for such Casualty Repair (all of which Landlord shall have approved), and (ii) deposited with Landlord or the Proceeds Trustee cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such Casualty, then to the extent such proceeds are made available to Landlord from Mortgagee, Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such Casualty, for application to the costs of such approved repair and restoration, as set forth below.

         For all Casualty Repairs, the following shall apply:

         As used herein the "CASUALTY THRESHOLD" means $750,000; provided, however that the Casualty Threshold shall not apply to the existing damage at the Oakzanita Site. If the Net Casualty Proceeds are less than the Casualty Threshold at the time of the applicable fire or other Casualty, such Net Casualty Proceeds shall be paid to Tenant to apply to the cost of restoration. If the Net Casualty Proceeds are equal to or greater than the Casualty Threshold at the time of the applicable fire or other casualty, such Net Casualty Proceeds shall be paid to the Proceeds Trustee (herein called the "RESTORATION FUND") for release to Tenant as restoration progresses, subject to and in accordance with paragraph 23(c) of this Lease. If Landlord encumbers the Premises or the Underlying Premises with a Mortgage, the Mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee does not Control Landlord and is not Controlled by or under Common Control with Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be signed by the Proceeds Trustee. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

                  (i) No more frequently than once per calendar month, Tenant may request that Landlord disburse to Tenant such insurance proceeds as are requested by Tenant to pay for all costs incurred by Tenant for repair and restoration work of the damaged Site that was performed during the immediately preceding calendar month. Tenant's request shall certify that all work for which reimbursement is requested was performed in substantial compliance with the plans and specifications approved by Landlord pursuant to paragraph 23 of this Lease and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional partial (as to the amount received compared to percentage of completion) or final lien releases, as applicable, in form and substance required by applicable law executed by all mechanics, materialmen, laborers, suppliers and contractors who performed any portion of the repair and restoration work or supplied materials; and

                  (ii) Within ten (10) Business Days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, delayed or conditioned, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds for such costs, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's disapproval of the request.

11. INSURANCE, HOLD HARMLESS AND INDEMNIFICATION

         (a) To the fullest extent permitted by law, Landlord and the Landlord Parties shall not be liable to Tenant or any Affiliate for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any Person in, on or about the Premises arising at any time and from any cause whatsoever, unless and to the extent due to the gross negligence or willful misconduct of the Landlord Parties. Except as provided in this paragraph 11(a), Tenant waives all claims against Landlord and the Landlord Parties arising from any liability described in this paragraph 11(a).

         (b) Tenant hereby agrees to indemnify and defend Landlord and the Landlord Parties against and hold each such Person harmless on an After-Tax Basis from all claims, demands, liabilities, damages, losses, costs and expenses, including attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the buildings or the land constituting a part of the Premises arising on or after the date hereof from any cause whatsoever, or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees or any default in the performance of Tenant's obligations under the Frisco Lease. This paragraph 11(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death or any default in the performance of Tenant's obligations under the Frisco Lease occurring prior to such termination.

         (c) Tenant shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Landlord, the following policies of insurance with respect to the Premises, Underlying Premises and Tenant, as applicable (collectively, the "Policies"):

                  (i) Property insurance on an "all risk" and "special perils" basis (special form cause of loss) for one hundred percent (100%) of the replacement value of each Site, as applicable, with customary deductibles as approved by Landlord. The policy shall contain the following endorsements: (a) Replacement Cost (without any deduction made for depreciation); (b) Agreed Amount (waiving co-insurance penalties); (c) a standard landlord clause acceptable to Landlord; and (d) a standard mortgagee clause acceptable to Mortgagee, if any. Each such policy shall also include the following coverage if applicable: (i) comprehensive boiler and machinery coverage in amounts as determined by Landlord; (ii) earthquake and earth movement for the full replacement cost of the subject Site, or the amount as would (in light of the risks insured and the cost of premiums for such insurance) in Landlord's judgment be maintained by a prudent operator of property similar in use and locale; and (iii) flood insurance if the Improvements located on a Site are located in a special flood hazard area as designated by the Director of the Federal Emergency Management Agency, in sufficient amounts as reasonably determined by Landlord provided, that such coverage in such amounts are generally available at commercially reasonable costs.

                  (ii) Insurance against rent loss, extra expense or business interruption, in amounts satisfactory to Landlord. The perils covered by this policy shall be the same as those accepted on each Site including flood, earthquake and earth movement.

                  (iii) Commercial general liability insurance covering bodily injury and property damage occurring on, in or about each Site and, to the extent applicable, any adjoining streets, sidewalks, and passageways arising out of or connected with the possession, use, leasing, operation, or condition of any Site. Policy limits shall be not less than $1,000,000 per occurrence, $2,000,000 per location in the aggregate with respect to a Site and $1,000,000 per occurrence, $2,000,000 per location in the aggregate with respect to Tenant. Such coverage shall include but not be limited to premises/ operations, products/completed operations, personal injury and liquor liability (if applicable).

                  (iv) Umbrella excess liability insurance for not less than $25,000,000 per occurrence with respect to Tenant, subject to an aggregate cap of not less than $25,000,000.

                  (v) Worker's Compensation and other statutory coverage as required by the state where each Site is located to protect Tenant, Landlord and any Mortgagee against claims for injuries sustained in the course of employment at such Site.

                  (vi) When and to the extent required by Landlord, fidelity insurance and insurance against loss or damage by any other risk commonly insured against by Persons (or which would be insured against by a reasonably prudent Person) occupying or using like properties in the locality or localities in which a Site is situated.

         (d) All insurance policies required pursuant to this Lease shall be endorsed to provide that: (i) Landlord is named as an additional insured with respect to the all risk property coverage; as a loss payee with respect to all rent/business interruption/extra expense coverage; as additional insured on all liability coverage, with the understanding that any obligation imposed upon the insureds (including the liability to pay premiums) shall be the sole obligation of Tenant and not of any other insured (ii) Mortgagee, its successors and/or assigns, is named as mortgagee with respect to the all risk property coverage; as a loss payee with respect to all rent/business interruption/extra expense coverage; as additional named insured on all liability coverage, with the understanding that any obligation imposed upon the insureds (including the liability to pay premiums) shall be the sole obligation of Tenant and not of any other insured; (iii) the interests of Landlord or any Mortgagee shall not be invalidated by any action or inaction of Tenant or any other Person, and such policies shall insure Landlord and any Mortgagee regardless of any breach or violation by Tenant or any other Person of any warranties, declaration or conditions in such policies; (iv) the insurer under each such policy shall waive all rights of subrogation against Landlord or any Mortgagee, any right to set-off and counterclaim and any other right to deduction, whether by attachment or otherwise; (v) such insurance shall be primary and without right of contribution of any other insurance carried by or on behalf of Landlord or any Mortgagee with respect to its interest in the Premises or Underlying Premises; (vi) if such insurance is canceled for any reason whatsoever, including nonpayment of premium or, if any substantial modification, change or reduction is made in the coverage which affects the interests of Landlord or any Mortgagee, such cancellation, modification, change or reduction in coverage shall not be effective as to Landlord or Mortgagee until thirty (30) days after receipt by Landlord and Mortgagee of written notice sent by registered mail from such insurer; (vii) any such insurance shall be endorsed to provide inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and (viii) if required by Landlord or Mortgagee and available on commercially reasonable terms, such insurance shall contain "cut-through" endorsements providing Landlord and Mortgagee with direct access to any re-insurers.

         (e) Tenant shall deliver to Landlord and Mortgagee a copy of each insurance policy with further evidence of such insurance acceptable to Landlord and Mortgagee, together with a copy of the declaration page for each such policy. If requested by Landlord or Mortgagee, binders for renewal policies shall be provided no later than fifteen (15) days prior to the expiration of each policy and, when available and requested by Landlord or Mortgagee, copies of such policies. Tenant shall deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Landlord and Mortgagee with standard non-contributory mortgagee clause in favor of and acceptable to Landlord and Mortgagee. Upon request of Landlord or Mortgagee, Tenant shall cause its insurance underwriter or broker to certify to Landlord or Mortgagee in writing that all the requirements of this Lease applicable to Tenant governing insurance have been satisfied. Tenant shall comply promptly with and conform, in all material respects, to (i) all provisions of each such insurance policy and
(ii) all requirements of the insurers applicable to Tenant as respects use, occupancy, possession, operation, maintenance, alteration or repair of a Site. Tenant shall not use or permit the use of any Site in any manner that would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Lease. No insurance policy may provide for assessments to be made against Landlord or Mortgagee. If a policy permits assessments against others, such policy must waive any right to a Lien upon a Site and no such assessments may result in a Lien against such Site. The insurance coverage required under this Article may be effected under a blanket policy or policies covering the Underlying Premises and other properties and assets not constituting a part of the Underlying Premises; provided that any such blanket policy shall specify the portion of the total coverage of such policy that is allocated to the Underlying Premises, and any sublimits in such blanket policy applicable to the Underlying Premises, which amounts shall not be less than the amounts required pursuant to this Article and which shall in any case comply in all other respects with all of the requirements of this Article. Tenant shall comply in all material respects with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any Site or cause or permit any condition to exist thereon (subject to and to the extent within Tenant's control, exercising commercially reasonable measures consistent with prudent business practice to ensure compliance herewith by members of the public, including Members, having access to the Premises) which would be prohibited by any insurance requirement, or would invalidate insurance coverage required hereunder to be maintained by Tenant on or with respect to any part of any Site pursuant to this Article. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that any insurance which Tenant shall cause any tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Article shall satisfy Tenant's obligations with respect thereto hereunder. Tenant shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Article unless such insurance complies with this Article. All insurance policies shall be in form, with endorsements, risk coverages, deductibles and amounts and maintained with companies approved by Landlord and Mortgagee, such approval not to be unreasonably withheld or delayed. Without limiting Landlord's and Mortgagee's ability to approve the aforementioned, an insurance company shall be reasonably satisfactory if such insurance company (a) has a rating of at least A with financial size of Class X or better as specified in Best's Key Rating Guide, (b) is licensed or authorized to do business, as required under applicable law, in the State where the applicable Sites are located and (c) a claims-paying ability rating by S&P of not less than "AA" and an equivalent rating by another Rating Agency. Tenant shall not settle or accept any payment of any claims under any insurance policy insuring against casualty, rent loss and business interruption without twenty (20) days advance written notice to Landlord and Mortgagee, if any. Landlord and Mortgagee shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. If Tenant fails to provide to Landlord or Mortgagee the policies of insurance required by this Article, Landlord or Mortgagee may (but shall have no obligation to), upon written notice to Tenant, procure such insurance or single-interest insurance for such risks covering Landlord's and Mortgagee's interest and Tenant shall pay all premiums thereon promptly upon demand by Landlord and Mortgagee, and until such payment is made by Tenant, the amount of all such premiums shall bear interest at the Overdue Rate and shall constitute Additional Rent. Any such insurance purchased by Landlord or Mortgagee may, but need not, protect Tenant's interests. The coverage purchased by Landlord or Mortgagee may not pay any claim made by Tenant or any claim that is made against Tenant in connection with the Premises or Underlying Premises. Tenant may later cancel any insurance purchased by Landlord or Mortgagee, but only after providing Landlord and Mortgagee with evidence that Tenant has obtained insurance as required by this Lease. If Tenant fails to obtain any such insurance and Landlord or Mortgagee purchase such insurance for the Premises and/or Underlying Premises, Tenant will be responsible for the costs of that insurance, including interest and other charges imposed by Landlord or Mortgagee in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added as Additional Rent. The costs of the insurance may be more than the cost of insurance Tenant is able to obtain on its own.

         (f) Landlord acknowledges that, notwithstanding anything to the contrary contained herein, Tenant's existing insurance and insurance carriers as of the Commencement Date meet the requirements set forth in this paragraph 11; provided each Subleasing Subsidiary is and shall remain a named insured on all insurance policies. In no event shall Landlord or any Mortgagee require any additional insurance pursuant to this paragraph 11 that is not commercially reasonable with respect to similarly situated properties.

12. COMPLIANCE WITH LAWS, COVENANTS AND NON-FEE OCCUPANCY AGREEMENTS

         (a) Tenant shall, and shall cause its Subsidiaries to, throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including the Americans with Disabilities Act of 1990, as the same may be amended from time to time ("ADA"), ordinances (zoning or otherwise), orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Premises and the Membership Contracts and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of each Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises and the Membership Contracts (collectively, "LEGAL REQUIREMENTS"), any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant to the Premises, or exercising lawful authority with respect to
(1) the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and (2) the sale of and continuing obligations under the Membership Contracts, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord, Tenant any Tenant Subsidiary or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant any Tenant Subsidiary and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply and shall cause its Subsidiaries to comply with all agreements, contracts, easements, restrictions, reservations or covenants, including the Membership Contracts, if any, running with the land or hereafter created by Tenant any Tenant Subsidiary or consented to by Tenant or any Tenant Subsidiary or requested by Tenant or any Tenant Subsidiary. Tenant shall also comply and shall cause its Subsidiaries to comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained by Tenant or any Tenant Subsidiary under the terms of paragraph 11 of this Lease. Tenant shall and shall cause its Subsidiaries to comply with all licenses and permits issued by governmental authorities in connection with the Premises (including licenses and permits relating to all waste water, storm water, water processing and other similar facilities, franchise agreements, Membership Contracts and any conditional use permits (collectively, "LICENSES")); provided, however, Landlord agrees, upon request of Tenant, to sign promptly and without a charge therefor (except as provided in the final sentence of this subparagraph) any applications or filings (1) for such licenses and permits as may be required by Legal Requirements for the conduct, operation or restoration of the Premises and the business to be conducted therein in accordance with the terms hereof, and (2) for the maintenance of the existing zoning for each Site to continue to permit Tenant's use thereof, in both cases where the signature of Landlord is required by Legal Requirements in force at the time. All reasonable costs incurred by Landlord in connection with obtaining any such licenses and permits and zoning matters shall be borne by

Tenant. With respect to the Site commonly known as Pio Pico, Tenant shall use commercially reasonable efforts to cause the use permit benefiting the north side of the Site to be renewed or reissued.

         (b) If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraphs 6 or 26 of this Lease, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 11 of this Lease, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after five (5) Business Days prior written notice to Tenant (or without notice in situations where Landlord determines that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to do so):

                  (i) pay any Imposition payable by Tenant pursuant to this Lease; or

                  (ii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder which Tenant shall not have paid or performed within the time required therefor, except that any time permitted to Tenant to perform any act required by this paragraph shall be extended for such reasonable period not to exceed three hundred sixty-five (365) days as may be necessary to effectuate such performance, provided throughout such time Tenant is continuously, diligently and in good faith prosecuting such performance.

         (c) Tenant acknowledges that (1) Landlord's interest in the Non-Fee Sites is that of the subtenant under the Non-Fee Occupancy Agreements, true, correct and complete copies of which have been delivered to Tenant, (2) Landlord's interest in all of the Sites is that of the tenant under the Master Lease, true, correct and complete copies of which have been delivered to Tenant and (3) pursuant to this Lease, Tenant is effectively subleasing Landlord's interest as the subtenant under the Non-Fee Occupancy Agreements and the tenant under the Master Lease. Tenant hereby covenants and agrees to perform and comply in all material respects with all of the obligations of the tenant under the Non-Fee Occupancy Agreements during the Term of this Lease.

         (d) Landlord hereby grants to Tenant an exclusive license and authority solely to enforce Landlord's rights as the tenant or subtenant of the Premises, as applicable, under the terms and conditions of the Non-Fee Occupancy Agreements and the Licenses. Tenant shall comply with Landlord's obligations as tenant or subtenant of the Premises, as applicable, under the Non-Fee Occupancy Agreements and the Licenses; provided, however, Landlord agrees, upon request of Tenant, to sign promptly and without a charge therefor (except as provided in the final sentence of this subparagraph) any documents, applications or filings for the Non-Fee Occupancy Agreements and/or Licenses as may be required from time to time for the conduct, operation or restoration of the Premises and the business to be conducted therein in accordance with the terms hereof. All reasonable costs incurred by Landlord in connection with obtaining any such documents, licenses and permits shall be borne by Tenant.

         (e) Landlord may enter upon the Premises for any such cure purpose set forth in this paragraph 12 and take all such action in or on the Premises as may be necessary therefor pursuant to this paragraph 12. All sums, reasonable under the circumstances, actually paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate and an equal to five percent (5%) of all such costs and expenses, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for any such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises or Underlying Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

         (f) Tenant shall have the right under this Lease to abandon any Site or Sites subject to this Lease, provided such abandonment does not violate any Membership Contracts or applicable Legal Requirements, and so long as during such period of abandonment, (i) Tenant continues to pay Rent and maintain the Premises at such Sites in accordance with this Lease, (ii) Tenant maintains a security system and performs regular inspections of such Sites and (iii) Tenant provides Landlord with the right to inspect such Sites on an annual basis and Tenant pays for the costs of such inspections.

13. PARTIAL TAKING

         If less than substantially all of any Site shall be taken for public or quasi-public purposes, Tenant shall promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 9 of this Lease as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. There shall be no abatement of Rent during any such period of restoration. In performing its obligations, Tenant shall be entitled to all condemnation proceeds made available to Landlord for restoration or repair of the Premises under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 10 of this Lease, including such proceeds being made available by Mortgagee. Tenant shall, at its sole cost and expense, negotiate and, if necessary, litigate, the amount of the award, and Landlord shall have the right to participate in such process, and if Tenant fails to diligently prosecute such efforts, Landlord may (at its option) take control of the process. Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord's recovery.

14. SUBSTANTIAL TAKING

         If an entire Site or a substantial part of a Site, or access thereto, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, or, as a result of such taking, the use of such Site shall be materially adversely affected, the Term of this Lease (with respect to such affected Site only) shall end upon and not before the date when the possession of the part so taken shall be required for such use and, except as otherwise provided herein, without apportionment of the award to or for the benefit of Tenant. If this Lease is terminated with respect to any Site pursuant to this Article, Fixed Rent at the then-current rate shall be apportioned as of the date of the termination in the notice. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any claim available to Tenant under applicable Law for any taking of leasehold improvements paid for by Tenant and any Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term and for moving expenses, provided that such separate award shall not reduce the award or judgment recoverable by Landlord.

         If the temporary use or occupancy of all or any part of any Site shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of such Site, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of such Site during the period of such temporary taking and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the costs of restoration of such Site and the use or occupancy of such Site after the end of the period of such temporary taking.

15. DEFAULT: EVENTS OF DEFAULT

         The occurrence of any one or more of the following events ("EVENT OF DEFAULT") shall constitute a breach of this Lease by Tenant:

         (a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for five (5) Business Days after Landlord gives written notice thereof to Tenant; or

         (b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than five (5) Business Days after Landlord gives written notice thereof to Tenant; or

         (c) The entering of a non-appealable final judgment that Tenant has breached its indemnification obligations under the Merger Agreement; provided however, that prior to the appeal by Tenant of any judgment holding that Tenant has breached an indemnification obligation under the Merger Agreement, Tenant shall be required to post bond in the amount of such judgment or, at the election of Tenant, provide a letter of credit in favor of Landlord for such amount; or

         (d) Tenant fails to perform its obligations under or breaches any agreement or covenant contained in any part of paragraph 25, paragraph 31 and subparagraphs 38(a) through (e) of this Lease; and, even if not specifically so provided therein, a breach by any Subsidiary of the aforementioned shall constitute an Event of Default; or

         (e) Tenant or any of Tenant's Subsidiaries fails to perform or breaches any agreement or covenant of this Lease not separately covered in this paragraph 15 to be performed or observed by Tenant or any of Tenant's Subsidiaries as and when performance or observance is due and such failure or breach continues for more than thirty (30) calendar days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) calendar days, an Event of Default shall not exist as long as Tenant or such Tenant Subsidiary commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) calendar days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time not to exceed one hundred eighty (180) calendar days, except with respect to regulatory compliance matters, when such cure must be completed within three hundred sixty-five (365) calendar days; or

         (f) Tenant, any Guarantor or any of Tenant's Subsidiaries (i) files, or consents by answer or otherwise to the filing against Tenant, any Guarantor or any of Tenant's Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of Tenant's, any Guarantor's or any of Tenant's Subsidiaries' creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant, any Guarantor, any of Tenant's Subsidiaries or of any substantial part of Tenant's, any Guarantor's or any of Tenant's Subsidiaries' property, or (iv) takes any action for the purpose of any of the foregoing; or

         (g) A court or government authority enters an order, and such order is not stayed or vacated within sixty (60) calendar days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant, any Guarantor, any Tenant Subsidiary or with respect to any substantial part of Tenant's or any Tenant Subsidiary's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant, Guarantor or any Tenant Subsidiary; or

         (h) Tenant fails to pay any insurance premiums when due or otherwise fails to continuously maintain all insurance required to be maintained by Tenant in accordance with the terms and conditions of this Lease; or

         (i) Any Guarantor or Tenant or anyone claiming on behalf of either party asserts any claim that the Guaranty is not then in full force and effect; or

         (j) An "Event of Default" occurs and is continuing under the Guaranty, the Subsidiary Guaranty, the Guarantor Pledge, the Subsidiary Pledge or the Tenant Pledge.

         Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other Person, shall have only the remedies provided in paragraph 16 of this Lease.

16. REMEDIES

         (a) Upon the occurrence of an Event of Default under paragraph 15(a), 15(b) and/or 15(c) of this Lease, Landlord must first exercise either of the remedies described in paragraphs

(i) or (ii) below before Landlord may exercise the remedies set forth in paragraph 16(b) below. Upon the occurrence of an Event of Default under paragraphs 15(a), 15(b) and/or 15(c) of this Lease, Landlord shall have the right to elect, by giving written notice of such election to Tenant ("LANDLORD'S REMEDY NOTICE"), either of the remedies set forth in items (i) and (ii) below:

                  (i) Landlord shall cause the equity interests in MHC T1000 Trust, a Maryland real estate investment trust (the "TRUST"), to be sold to Tenant, and Tenant shall purchase such equity interests in accordance with the terms and conditions on Exhibit R attached hereto, for a purchase price payable in immediately available funds equal to $224,000,000.00 plus any accrued and unpaid Rent, at a closing to be held on the sixtieth (60th) day following Tenant's receipt of Landlord's Remedy Notice; provided, however, that Landlord may sell the Underlying Premises to Tenant pursuant to an asset purchase transaction in accordance with the terms and conditions on Exhibit R attached hereto, if such asset purchase transaction does not result in adverse tax or other consequences to Landlord or any of its affiliates as compared to a sale of all of the equity interests in the Trust in Landlord's sole discretion; or

                  (ii) Landlord shall purchase in accordance with the terms and conditions on Exhibit S attached hereto Tenant's Assets (including the assets of all direct or indirect Subsidiaries) and Tenant shall sell and convey all such Tenant's Assets for a purchase price payable in immediately available funds equal to sixty percent (60%) of the Fair Market Value thereof as of the time of purchase of such Tenant's Assets being acquired, less any accrued and unpaid Rent ("ASSET PURCHASE PRICE"), at a closing to be held on the sixtieth (60th) day following Tenant's receipt of Landlord's Remedy Notice (together, items (i) and (ii), the "PUT/CALL").

         The determination of Fair Market Value of Tenant's Assets being sold under paragraph 16(a)(ii) shall be made in accordance with the following procedures:

                  (A) Fair Market Value of Tenant's Assets shall be determined by the agreement of two (2) appraisers (each, an "INITIAL APPRAISER"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this paragraph 16(a). Landlord shall identify in writing, as part of Landlord's Remedy Notice, the Initial Appraiser selected and retained by Landlord and specifically identify such Initial Appraiser's name, address, phone number and qualifications as an appraiser. Within five (5) calendar days after Tenant's receipt of Landlord's Remedy Notice, Tenant shall select its Initial Appraiser and notify Landlord in writing of the name, address, phone number and qualifications of such appraiser. Within three (3) calendar days after Landlord receives from Tenant such notice of Tenant's Initial Appraiser, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party's Initial Appraiser to endeavor to determine and reach agreement upon the Fair Market Value of Tenant's Assets as required by this Lease, and thereafter to deliver in writing to Landlord and Tenant within twenty (20) calendar days (such period, the "VALUATION PERIOD") the agreed-upon Fair Market Value (the "VALUATION Notice"). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to identify in writing an Initial Appraiser as required by this paragraph 16(a), Landlord shall identify an Initial Appraiser on behalf of

         Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant's behalf by Landlord as if Tenant had selected such Initial Appraiser.

                  (B) If the Initial Appraisers are not able to reach agreement upon the Fair Market Value of Tenant's Assets within the Valuation Period, within two (2) calendar days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Landlord, Tenant and the other Initial Appraiser setting forth (i) such Initial Appraiser's valuation of the Fair Market Value of Tenant's Assets (each, an "INITIAL VALUATION") and (ii) the name, address, phone number and qualifications of a third appraiser selected jointly by the Initial Appraisers (the "THIRD APPRAISER"). The Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine a valuation of the Fair Market Value of Tenant's Assets, as required by this Lease, and to deliver in writing to Landlord, Tenant and the Initial Appraisers such valuation (the "Third Valuation") within twenty (20) calendar days of the date of the written direction retaining such Third Appraiser. The Fair Market Value of Tenant's Assets shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closer to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the Fair Market Value of Tenant's Assets shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the Fair Market Value of Tenant's Assets within twenty (20) calendar days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of JAMS in the Chicago, Illinois metropolitan area. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and JAMS, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

                  (C) All appraisers selected or appointed pursuant to this paragraph 16(a) shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the Fair Market Value of Tenant's Assets as required by this Lease.

                  (D) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon the Fair Market Value of Tenant's Assets, prior to the date on which the Fair Market Value of Tenant's Assets is to be determined in accordance with this paragraph 16(a)(ii), then Landlord and Tenant shall execute an agreement setting forth such agreed-upon Fair Market Value of Tenant's Assets, and waiving each party's right to have the Fair Market Value of Tenant's Assets determined in accordance with the other procedures set forth in this paragraph 16(a).

         If Landlord causes the sale of the equity interests in the Trust, or the sale of the Underlying Premises pursuant to an asset purchase transaction as set forth in paragraph 16(a)(i), above, Landlord or Landlord's affiliate shall not transfer to Tenant the Excess Land, but shall retain ownership thereof. Tenant's failure to perform its obligations pursuant to the Put/Call shall constitute a breach of this Lease and shall be referred to herein as a "PUT/CALL DEFAULT".

         (b) Upon the occurrence of a Put/Call Default or an Event of Default described in paragraphs 15(f) or 15(g) of this Lease, Landlord shall, in addition to, and not in derogation of, any remedies for any preceding breach, with or without notice or demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Put/Call Default or an Event of Default described in paragraphs 15(f) or 15(g) of this Lease, have the right to cause all of Tenant's Assets and the equity interests in Tenant to be transferred and assigned to Landlord through appropriate judicial remedies, including pursuant to the following available remedies:

                  (i) Landlord shall have the right to terminate Tenant's right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease.

                  (ii) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession of the Premises shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

                  (A) The worth at the time of determination of all unpaid Rent which had been earned at the time of termination;

                  (B) The worth at the time of determination of the amount of all unpaid Rent for the balance of the then-Term of this Lease after the time of termination excluding the potential Lease term under any unexercised options for any Extension Terms, reduced only to the extent of net rental proceeds actually received from any subsequent replacement tenant(s) for any Site; provided, however, except to the extent the state statutes or common law applicable to any Site requires Landlord to mitigate its damages arising from an Event of Default by Tenant under this Lease, from and after any such Event of Default, Landlord shall have no duty to mitigate its damages by re-letting, or attempting to re-let, any Site to any replacement tenant(s); and

                  (C) All other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of determination" of the amounts referred to in clause (A) above shall be computed by allowing interest at the Per Diem Late Charge. The "worth at the time of determination" of the amount referred to in clause (B) above shall be computed by discounting such amount to present value by using the discount rate equal to the then Treasury Rate. For the purpose of determining unpaid Rent under clauses (A) and
         (B) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 5 of this Lease.

                  (iii) Even if Landlord terminates Tenant's right to possession under this Lease, this Lease shall continue in effect and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Landlord shall be entitled to an administrative fee of five percent (5%) of all amounts expended under this paragraph 16(b).

                  (iv) All amounts owed by Tenant to Landlord following a Put/Call Default or Event of Default described in paragraphs 15(f) or 15(g) of this Lease can be used by Landlord in pursuing its claims against Guarantors under the Guaranty and enforcement of all obligations, rights and remedies under
(1) the Guaranty, (2) the Guarantor Pledges, (3) the Subsidiary Guaranties against the appropriate Subsidiaries, (4) the Subsidiary Pledges, and (5) the Tenant Pledge, including realizing on all collateral set forth in any such documents in accordance with the terms of such documents.

                  (v) If Landlord commences any remedy under this paragraph 16(b), Landlord shall continually prosecute such remedy to the fullest extent permitted under this Lease, the Guaranty, the Guarantor Pledges, the Subsidiary Guaranties, the Subsidiary Pledges, the Tenant Pledge and all applicable laws, such that Landlord or Landlord's affiliate shall become the sole owner of Tenant's Assets.

         (c) Upon the occurrence of an Event of Default under paragraphs 15(d),
(e), (h), (i), or (j) of this Lease, (1) Landlord shall be entitled to receive and Tenant shall pay the Per Diem Late Charge for each day such Event of Default remains outstanding, payable promptly, and in any event within three (3) Business Days following Landlord's written demand to Tenant for payment thereof, and (2) Landlord shall have all other rights set forth in paragraph 31(g) of this Lease.

         (d) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to, upon five (5) Business Days prior notice to Tenant, make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of default by Tenant in the payment of Rent.

         (e) Landlord shall be entitled to collect from Tenant Landlord's reasonable costs and expenses, including attorneys' fees and expenses, in connection with the enforcement of its remedies and/or the defense of any matter, including during an appeal and whether suit is actually filed or not.

         (f) Upon the occurrence of and during the continuance of a Put/Call Default and/or an Event of Default, Landlord shall have the right to commence an action in any court of competent jurisdiction located in the State of Illinois for the purpose of adjudicating the Put/Call

Default and/or Event of Default and any or all of Landlord's rights and remedies under this Lease related to each. Tenant hereby consents to the exercise of personal jurisdiction over Tenant in any such court in Illinois and consents to Illinois as the choice of venue. Upon adjudication of Landlord's rights under this Lease, Landlord, at its option, shall have the right to file additional actions in any and all States or Canadian Provinces in which the Sites are located for the purpose of enforcing Landlord's rights under this Lease, including obtaining orders of possession for the Site or Sites located in such State or Canadian Provinces.

17. SUBORDINATION

         (a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and from time to time within ten (10) Business Days of written request of Landlord, to execute and deliver to Landlord a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit D (such instrument, release, document or agreement is herein called the "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT"), subjecting and subordinating this Lease to the lien of any Mortgage which at any time may be placed upon the Premises or Underlying Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancings thereof. It is agreed, nevertheless, that so long as there exists no Put/Call Default or Event of Default under paragraphs 15(f) or 15(g) of this Lease, such Subordination, Non-Disturbance and Attornment Agreement shall not interfere with, hinder or reduce the right of Tenant to continue to occupy the Premises, and all portions thereof, to exercise Tenant's rights pursuant to the Stock Purchase Agreement and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The costs of preparing and recording any such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

         (b) Mortgagee Protection Clause. In the event of any act or omission of Landlord constituting a default by Landlord hereunder, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises or Underlying Premises written notice of such act or omission, and until a reasonable period of time (not less than ten (10) Business Days) to allow Landlord or Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, Landlord and Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that either such party commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond two hundred seventy (270) calendar days after the receipt of notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

         (c) Attornment. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises or Underlying Premises, whether through possession or foreclosure or the delivery of a deed to the Premises or Underlying Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquires title to the Premises or Underlying Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment

Agreement that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, and Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment Agreement that such transferee and Landlord may reasonably request to evidence such attornment.

         (d) Acknowledgement. Upon ten (10) calendar days' advance written notice, Tenant agrees to execute, acknowledge and deliver a document acknowledging the assignment by Landlord of this Lease to a Mortgagee, in a commercially reasonable form then approved by institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee.

18. LANDLORD'S RIGHT OF ENTRY; INDEMNIFICATION

         (a) Landlord, Mortgagee, and their respective designees shall have the right to enter the Premises, and any part thereof, at any time during normal business hours on two (2) Business Days' advance notice and to inspect the same, post notices of non-responsibility, monitor construction, perform appraisals, perform environmental site assessments and engineering studies, and, during the last twenty-four (24) months of the Term or at any time after an Event of Default, exhibit the Premises or any Site to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord.

         (b) Landlord hereby indemnifies and agrees to defend and hold harmless Tenant and its partners or members, partners or members of such partners and members, and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees), on an After-Tax Basis, with respect to physical damage or personal injury to the extent resulting from Landlord's or its agents' or representatives' action on the Premises, which may at any time be asserted against or suffered by Tenant as a result of, on account of, or arising from Landlord or its agents or representatives entering the Premises pursuant to the terms of this Lease.

19. LEASEHOLD MORTGAGES.

         (a) Leasehold Mortgages Permitted; Notice to Landlord. Tenant shall have the right, without Landlord's consent, to mortgage its interest under this Lease by means of a Leasehold Mortgage to a Leasehold Mortgagee, for any amounts and upon any terms, including term of loan, interest rates, payment terms (including balloon or amortizing loans), prepayment privileges or other restrictions as may be desired by Tenant, provided that (i) at the time of making such Leasehold Mortgage, there is no existing or unremedied Put/Call Default or Event of Default, (ii) the Leasehold Mortgagee satisfies the criteria for an assignee of the Lease as set forth in paragraph 25(b) of this Lease (other than and specifically excluding subitems (3) and (4) thereof which do not have to be satisfied unless and until such Leasehold Mortgagee becomes a successor to Tenant's interest under this Lease) and (iii) within ten (10) Business Days after the execution and delivery of any such Leasehold Mortgage, the requirements of paragraph 19(b) are satisfied. Notwithstanding the foregoing, no Leasehold Mortgage shall extend to or affect all or any portion of Landlord's interest in the Premises.

         (b) Requirements for Effective Notice. Landlord shall not be deemed to have notice of any Leasehold Mortgage, of any amendment to supplement, modify, renew, replace or extend the same or of any assignment thereof, nor shall Landlord have any duty or obligation with respect thereto, unless and until (i) a copy of the original of such Leasehold Mortgage, amendment or assignment, as the case may be, and all other material loan documents related to the loan made by such Leasehold Mortgagee to Tenant, including evidence that all of Tenant's assets are pledged to such Leasehold Mortgagee (subject to any pledges thereof to Landlord) certified by the Leasehold Mortgagee as being a true, correct and complete copy thereof, are delivered to Landlord, and (ii) written notice containing the name and address of the Leasehold Mortgagee or assignee of such Leasehold Mortgagee, as the case may be, is given to Landlord in the manner provided in paragraph 32 of this Lease. If any Leasehold Mortgage is held by more than one Person, the foregoing provisions of this Lease requiring Landlord to give notices or copies of notices to the Leasehold Mortgagee shall not be binding on Landlord unless and until all of the holders thereof shall give Landlord a written notice executed by all such holders, in a recordable form, designating one Person to whom all notices for all such holders shall be given, as agent for all such holders.

         (c) Leasehold Mortgagee's Consent to Certain Actions Required. Except as otherwise provided in paragraph 15 of this Lease and this paragraph 19, effective upon Landlord's receipt of notice of a Leasehold Mortgage meeting the requirements of this paragraph 19, Landlord agrees it will not amend or modify in any material respect this Lease without the prior written consent of the Leasehold Mortgagee under any Leasehold Mortgage, which consent shall not be unreasonably withheld, so long as such Leasehold Mortgage shall remain in effect.

         (d) Notices to Leasehold Mortgagees. So long as any Leasehold Mortgage remains a lien on Tenant's leasehold estate hereunder, Landlord will endeavor to give a duplicate copy of any notice to Tenant of any Event of Default or notice of termination pursuant to paragraph 15 of this Lease to the Leasehold Mortgagee (or agent therefor, as applicable) who shall have given notice of its Leasehold Mortgage to Landlord pursuant to this paragraph 19, concurrently with the giving of any notice to Tenant of any Event of Default or Landlord Remedy Notice. Failure to do so shall not constitute a failure to give notice to Tenant. However, no such notice to Tenant shall be effective as against such Leasehold Mortgagee unless and until a copy of such notice is given to such Leasehold Mortgagee in the manner provided pursuant to paragraph 32 of this Lease with respect to notices to Landlord and Tenant, except that the address for such notice to such Leasehold Mortgagee shall be the address provided to Landlord pursuant to this paragraph 19.

         (e) Rights to Perform Tenant's Obligations and Cure Tenant's Defaults. Leasehold Mortgagee will be afforded the right, but shall not be obligated, to perform any term, covenant or condition of this Lease to be performed by Tenant, and in addition, will have the right, but not the obligation, during a period of time equal to the cure period given Tenant pursuant to paragraph 15 of this Lease, if any, for remedying the Event of Default or causing the same to be remedied pursuant to paragraph 15 of this Lease. Landlord shall accept such performance on the part of such Leasehold Mortgagee as though the same had been done or performed by Tenant. Notwithstanding the foregoing, if any such Event of Default is incapable of being cured by such Leasehold Mortgagee by the payment of money, such Leasehold Mortgagee's rights shall be governed by paragraphs 19(f) and (g) of this Lease.

         (f) Temporary Waiver of Landlord's Right to Terminate Lease and Other Rights. Landlord shall not exercise its right pursuant to paragraph 16 of this Lease to terminate this Lease by reason of any Put/Call Default or Event of Default under paragraphs 15(f) or 15(g) of this Lease that is incapable of being cured by the payment of money and that by its nature may be cured by a Leasehold Mortgagee only after obtaining possession of the Premises, or any portion thereof, or by foreclosing its Leasehold Mortgage and related documents, in any such case, provided (i) the Leasehold Mortgagee notifies Landlord of its intent to obtain possession or to foreclose its Leasehold Mortgage, as the case may be, and other liens and security interests from or related to Tenant within the time period, if any, afforded under paragraph 19(e) of this Lease to such Leasehold Mortgagee to cure any such Event of Default to enable such Leasehold Mortgagee to acquire all of Tenant's Assets; and (ii) thereafter the Leasehold Mortgagee
(w) proceeds promptly and continues with due diligence to prosecute its remedies under its Leasehold Mortgage and other liens and security interests from or related to Tenant and to obtain the possession needed to cure such Event of Default or to foreclose its Leasehold Mortgage and other liens and security interests from or related to Tenant, (x) complies with paragraph 19(i) below,
(y) pays to Landlord the Rent and all other charges required to be paid by Tenant under this Lease that have accrued to the date of the notice given by the Leasehold Mortgagee to Landlord pursuant to this paragraph 19(f) but remain unpaid, and (z) pays when due all Rent and all other charges thereafter becoming due and payable by Tenant under this Lease until such time as Tenant no longer is the owner of Tenant's leasehold estate or Tenant's Assets. In such event, Landlord shall not be deemed to have failed to use reasonable efforts to, nor shall Landlord be obligated to attempt, to mitigate its damages as a result of any such Put/Call Default or Event of Default under paragraphs 15(f) or 15(g) of this Lease during the period of time such Leasehold Mortgagee is complying with the foregoing provisions of this paragraph 19(f).

         (g) Rights Upon Termination of Lease by Landlord.

                  (i) Notice of Termination; New Lease. If Landlord elects to terminate this Lease prior to the stated Lease Expiration Date by reason of any Put/Call Default or Event of Default pursuant to paragraphs 15(f) or 15(g) of this Lease, that is incapable of being cured by the payment of money and that is incapable of being cured by any Leasehold Mortgagee pursuant to the provisions of paragraph 19(f) of this Lease, Landlord agrees to give prompt notice of such election to any Leasehold Mortgagee (such notice being herein called "LANDLORD'S TERMINATION Notice") specifying the nature of the Event of Default. In addition, at the request of Leasehold Mortgagee made within the time period provided in clause (A) of paragraph 19(g)(ii) below and subject to the provisions of this paragraph 19(g), Landlord shall enter into a new lease of the Premises ("NEW LEASE") with such Leasehold Mortgagee or, at the request of such Leasehold Mortgagee, with any purchaser at a foreclosure sale or assignee or transferee pursuant to an assignment or other transfer in lieu of foreclosure. Any such Leasehold Mortgagee, purchaser, assignee or transferee with whom Landlord enters into a New Lease is referred to herein as a "NEW TENANT." The New Tenant must be an entity otherwise meeting the criteria for an assignee of the Lease as set forth in paragraph 25 of this Lease. Any such New Lease shall commence as of the Lease Expiration Date as specified in Landlord's Termination

Notice, shall expire as of the Lease Expiration Date (as in effect without regard to the termination of the Lease as to Tenant), and shall require the New Tenant to pay rent equal to the Fixed Rent and all other types of Rent and other charges required to be paid by Tenant under this Lease and to perform all of the conditions, covenants, agreements, terms, provisions and limitations contained in this Lease.

                  (ii) New Lease Request. Notwithstanding the foregoing provisions of this paragraph 19(g), Landlord shall not be obligated to enter into a New Lease unless and until all of the following events have occurred: (A) the Leasehold Mortgagee makes a written request ("NEW LEASE REQUEST") to Landlord for the New Lease within thirty (30) days after Landlord gives such Leasehold Mortgagee Landlord's Termination Notice; (B) such New Lease Request is followed by a payment (made to Landlord within ten (10) days after being billed by Landlord) of all amounts due to Landlord under this Lease at the time of the New Lease Request; (C) the New Tenant at the time of the New Lease Request cures the Event of Default upon which such termination was based or, if such Event of Default cannot be cured by the payment of money, the New Tenant has reasonable and adequate capital, capital surplus or other financial resources to perform Tenant's obligations hereunder (as reasonably determined by Landlord) and agrees with Landlord at the time of the New Lease Request to proceed promptly and with due diligence to cure such Event of Default and, if possession of the Premises and Tenant's Assets is necessary to cure such Event of Default, to proceed upon the execution of the New Lease promptly and with due diligence to obtain the possession needed to cure such Event of Default or, if such Event of Default by its nature cannot be cured by the New Tenant with or without possession of the Premises or Tenant's Assets, the New Tenant agrees in writing to cooperate in good faith in any legal or other action taken by Landlord to compel Tenant or others to cure such Event of Default; and (D) the New Tenant pays or causes to be paid to Landlord at the time of execution and delivery of the New Lease any and all sums that would be due under this Lease at the time of the execution and delivery of the New Lease and pays or causes to be paid to Landlord all expenses, including reasonable attorneys' fees, court costs and disbursements incurred by Landlord in connection with termination of this Lease as to Tenant and in connection with the execution and delivery of the New Lease.

                  (iii) Priority of New Lease. Any New Lease made pursuant to this paragraph 19(g) shall be prior in right to any Mortgage or other lien, charge or encumbrance on Landlord's interest in the Premises created by Landlord after the date of this Lease. Notwithstanding any other provision contained in this Lease, Landlord shall not be obligated to deliver physical possession of the Premises to the New Tenant and a failure by the New Tenant to obtain possession of the same, or any portion thereof, shall not subject Landlord to any damages, nor shall there be any abatement of Rent by reason thereof. However, upon the request of the New Tenant (at such New Tenant's sole cost and expense) Landlord will join and cooperate with such New Tenant in any suit brought to secure such possession.

         (h) Rights Inure to Leasehold Mortgagee. Notwithstanding anything to the contrary contained in this paragraph 19, this paragraph 19 and all rights and benefits hereunder shall be solely for the benefit of any Leasehold Mortgagee hereunder, and its successors and assigns, and no such rights or benefits shall inure to Tenant or its successors and assigns.

         (i) Foreclosure by Leasehold Mortgagee. If Leasehold Mortgagee elects to foreclose its Leasehold Mortgage following a default or event of default thereunder, Leasehold Mortgagee must simultaneously foreclose and take control of all of Tenant's Assets, including all Membership Contracts, and become obligated to Landlord and Landlord's affiliates and shall enter into such documentation as reasonably required by Landlord in order to provide Landlord and Landlord's affiliates all rights, benefits and security interests currently granted under the Lease, the Guarantor Pledge, the Guaranty, the Tenant Pledge, the Subsidiary Guaranty and the Subsidiary Pledge.

20. ESTOPPEL CERTIFICATE; FINANCIAL DATA

         (a) At any time and from time to time, but no more often than three (3) times per Lease Year, Tenant shall, within ten (10) Business Days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Lease Expiration Date determined in accordance with paragraph 4 or this Lease and the Basic Lease Information, and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly; (d) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (e) that to Tenant's actual knowledge, Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (f) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises, Underlying Premises, or any part thereof.

         (b) Tenant shall deliver to Landlord and to any actual or prospective purchaser or mortgage lender designated by Landlord the following information
(A) within one hundred twenty (120) days after the end of each fiscal year of
Tenant: an audited consolidated and consolidating balance sheet of Tenant and Tenant's Subsidiaries as at the end of such fiscal year, an audited consolidated and consolidating statement of profits and losses of Tenant and Tenant's Subsidiaries for such fiscal year, and an audited statement of cash flows of Tenant and Tenant's Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; (B) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Tenant a balance sheet of Tenant and Tenant's Subsidiaries as at the end of such fiscal quarter, statements of profits and losses of Tenant and Tenant's Subsidiaries for such fiscal quarter and a statement of cash flows of Tenant and Tenant's Subsidiaries for such fiscal quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding fiscal year (or in the case of an interim balance sheet, to the end of the prior fiscal year), in reasonable detail and scope, and certified to be complete and accurate by a senior financial officer of Tenant having knowledge thereof; and (C) within thirty (30) days after the end of each month, consolidated balance sheets of Tenant and its Subsidiaries, as of the end of such month and the related consolidated statements of income and cash flow for such month and for the period from the beginning of the then current fiscal year of Tenant to the end of such month, the foregoing financial statements in each case being prepared in accordance with GAAP. Tenant's obligation to disclose information to an actual or prospective purchaser or a mortgage lender pursuant to this paragraph 20(b) is subject to Tenant's receipt of a confidentiality agreement in form and substance reasonably acceptable to Tenant. Tenant shall deliver to Landlord (i) together with the annual financial statements described above, an annual Site operating expense statement for each Site in detail reasonably satisfactory to Landlord and certified to be complete and accurate by a senior officer of Tenant or Guarantor, and (ii) together with each quarterly financial statement described above, a Compliance Certificate duly executed by Tenant, in form and substance reasonably acceptable to Landlord, demonstrating compliance with the financial performance covenants contained in paragraph 38 of this Lease and setting forth the basis for such calculations with reasonable detail and specificity.

         (c) Upon ten (10) Business Days prior written notice, but no more often than once per Lease Year, Tenant shall permit Landlord and its professional representatives to visit Tenant's offices, and discuss Tenant's affairs and finances with Tenant's senior management, and shall make available such information as Landlord may reasonably request bearing on Tenant, the Premises or this Lease as Tenant may maintain in the ordinary course of business. Landlord shall agree to maintain the confidentiality of (i) all nonpublic information provided to Landlord under this paragraph 20 and (ii) any other information designated by Tenant or Guarantor as "nonpublic".

21. MECHANICS' LIENS

         (a) Except for liens created through the act of Landlord, Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises or Underlying Premises, equipment or materials supplied or claimed to have been supplied to the Premises or Underlying Premises at the request of Tenant, or anyone holding the Premises, Underlying Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises or Underlying Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded over within thirty (30) calendar days after the date of filing or recording of the same.

         (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies, skill, machinery, fixtures or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, skill, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord's affiliates in and to the Underlying Premises or the estate or interest of Landlord in and to the Premises, or any portions thereof.

22. END OF TERM

         (a) Except as provided in paragraph 22(f), upon the expiration or earlier termination of the Term of this Lease or upon Landlord's acquisition of Tenant's Assets, Tenant shall surrender the Premises to Landlord in the Premises Condition Standard, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14 of this Lease, as condemned). Except as otherwise provided herein, Tenant shall at such time remove all of its personal property (including Tenant's Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

         (b) Except as provided in paragraph 22(f), if the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless on an After-Tax Basis from and against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease for six (6) years. The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein.

         (c) Except as provided in paragraph 22(f), all property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and may cause its transportation and storage, all at the sole cost and risk of Tenant. Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto, and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. Tenant shall pay all reasonable costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal, transportation or storage of any such abandoned property and with respect to restoring the Premises in accordance with the terms and conditions of this Lease.

         (d) Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

         (e) Except as provided in paragraph 22(f), upon the expiration of the Term or Tenant's right to possession of the Premises or any Site in accordance with the terms of this Lease or upon Landlord's acquisition of Tenant's Assets, Tenant agrees to cooperate with Landlord to transfer any and all Licenses to Landlord, at Landlord's request.

         (f) Provided no Event of Default or Put/Call Default exists, at the end of the term the following provisions shall apply (the parties acknowledge that the Excess Land shall not be included in the procedures dealt with in this paragraph 22(f), since in all events, the Excess Land shall be separated from the Premises and the Underlying Premises as set forth in paragraph 33 of this Lease):

                  (i) Commencing on the date which is twenty-four (24) months prior to the scheduled expiration of the Term, Landlord and Tenant shall commence negotiations to establish the Fair Market Value for the Underlying Premises (which does not include the Excess Land) assuming (1) it is unencumbered by the Membership Contracts, (2) it is appraised in accordance with the methodology and assumptions used in the appraisal by Hilco Real Estate LLC attached hereto as Exhibit G and (3) it is subject to such other liabilities associated therewith and not inconsistent with (1) and (2), above. If Landlord and Tenant have not agreed upon such Fair Market Value by the date which is twenty-two (22) months prior to the scheduled expiration of the Term, then the following procedures shall apply:

                  (A) The Fair Market Value of the Underlying Premises assuming it is unencumbered by the Membership Contracts shall be determined by the agreement of two (2) appraisers (each, a "LT UNDERLYING PREMISES INITIAL APPRAISER"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant. Such selection shall be made by the 15th day of such 22nd calendar month prior to the scheduled expiration of the Term. Each party shall notify the other in writing of the name, address, phone number and qualifications of the appraiser selected by such party. Then within five (5) calendar days after the date both LT Underlying Premises Initial Appraisers have been so identified in writing, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its LT Underlying Premises Initial Appraiser to work with the other party's LT Underlying Premises Initial Appraiser to endeavor to determine and reach agreement upon the Fair Market Value of the Underlying Premises as required hereby and thereafter to deliver in writing to Landlord and Tenant within thirty
         (30) calendar days (such 30-day period, the "LT UNDERLYING PREMISES VALUATION PERIOD") the agreed-upon Fair Market Value of the Underlying Premises as required hereby (the "LT UNDERLYING PREMISES VALUATION NOTICE"). The costs and expenses of each LT Underlying Premises Initial Appraiser shall be paid by the party selecting such LT Underlying Premises Initial Appraiser. If either party fails to identify in writing a LT Underlying Premises Initial Appraiser as required hereby ("NON-SELECTING PARTY"), the other party shall identify a LT Underlying Premises Initial Appraiser on behalf of the Non-Selecting Party; provided, however, the Non-Selecting Party shall be liable for the costs and expenses of such LT Underlying Premises Initial Appraiser identified on the Non-Selecting Party's behalf as if the Non-Selecting Party had selected such LT Underlying Premises Initial Appraiser.

                  (B) If the LT Underlying Premises Initial Appraisers are not able to reach agreement upon the Fair Market Value of the Underlying Premises as required hereby within the LT Underlying Premises Valuation Period, then within ten (10) calendar days after the end of the LT Underlying Premises Valuation Period each LT Underlying Premises Initial Appraiser shall deliver a written notice to Landlord, Tenant and the other LT Underlying Premises Initial Appraiser setting forth
         (i) such LT Underlying Premises Initial Appraiser's valuation of the Fair Market Value of the Underlying Premises as required hereby (each, a "LT UNDERLYING PREMISES INITIAL VALUATION") and (ii) the name, address, phone number and qualifications of a third appraiser selected jointly by the LT Underlying Premises Initial Appraisers (the "LT UNDERLYING PREMISES THIRD Appraiser"). The LT Underlying Premises Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the LT Underlying Premises Third Appraiser (or substitute LT Underlying Premises Third Appraiser) to determine a valuation of the Fair Market Value of the Underlying Premises as required hereby, and to deliver in writing to Landlord, Tenant and the LT

         Underlying Premises Initial Appraisers such valuation (the "LT UNDERLYING PREMISES THIRD VALUATION") within twenty (20) calendar days of the date of the written direction retaining such LT Underlying Premises Third Appraiser. The Fair Market Value of the Underlying Premises shall be the arithmetic mean of (A) the LT Underlying Premises Third Valuation and (B) the LT Underlying Premises Initial Valuation closer to the LT Underlying Premises Third Valuation. If the LT Underlying Premises Third Valuation is exactly between the two LT Underlying Premises Initial Valuations, then the Fair Market Value of the Underlying Premises shall be the LT Underlying Premises Third Valuation. If the LT Underlying Premises Initial Appraisers are unable to agree upon the designation of a LT Underlying Premises Third Appraiser within the requisite time period or if the LT Underlying Premises Third Appraiser selected does not determine a valuation of the Fair Market Value of the Underlying Premises within twenty (20) calendar days after being directed by the LT Underlying Premises Initial Appraisers, then such LT Underlying Premises Third Appraiser or a substitute LT Underlying Premises Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the JAMS Resolution Center or any successor thereto, or other mutually agreed upon independent dispute resolution service ("JAMS"). The costs and expenses of the LT Underlying Premises Third Appraiser (and substitute LT Underlying Premises Third Appraiser and JAMS, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

                  (C) All appraisers selected or appointed pursuant to this paragraph 22(f)(i) shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the Fair Market Value of the Underlying Premises as required by this Lease.

                  (D) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a Fair Market Value of the Underlying Premises prior to the date on which the Fair Market Value of the Underlying Premises is determined in accordance with this paragraph 22(f)(i), Landlord and Tenant shall execute an agreement setting forth such agreed-upon Fair Market Value of the Underlying Premises and waiving each party's right to have the Fair Market Value of the Underlying Premises determined in accordance with the procedures set forth in this paragraph 22(f)(i).

                  (ii) Within 60 calendar days of the date the Fair Market Value of the Underlying Premises is determined in accordance with paragraph 22(f)(i) above, Tenant shall have the right, but not the obligation, to elect to purchase on the Lease Expiration Date (A) the equity interests in the Trust or (B) in the event that an asset purchase transaction does not have any adverse tax or other consequences to Landlord or any of its affiliates (determined in Landlord's sole discretion), the Underlying Premises, in either case for a purchase price equal to the greater of (1) $160,000,000 or (2) 100% of such Fair Market Value of the Underlying Premises, in accordance with the terms and conditions on Exhibit W attached hereto, and otherwise in accordance with a customary stock purchase agreement or asset purchase agreement, as applicable, with terms and conditions that are commercially reasonable for such agreements at the end of the Term, to be negotiated by the Landlord and Tenant in good faith (the "PURCHASE AGREEMENT"). Throughout the Term, the Trust shall, directly or indirectly own no assets other than one hundred percent (100%) of the ownership interest in Landlord and Landlord shall not own any assets other than (1) affiliates of Landlord which own certain Sites, (2) directly or indirectly, the Underlying Premises and (3) the Excess Land (until such time as the Excess Land may be transferred as permitted by this Lease). The Purchase Agreement shall provide that the Person that owns the Excess Land, and no other Person, shall be the sole source of any payments in respect of any indemnification obligations in the Purchase Agreement. For Tenant's election to be effective, Tenant must deliver written notice to Landlord stating that Tenant elects to purchase either (a) the equity interests in the Trust, or (b) purchase the Underlying Premises (subject to Landlord's sole determination as set forth above), as permitted by paragraph 22(f)(ii) of this Lease ("UNDERLYING PREMISES PURCHASE NOTICE") within such 60 calendar day period. Upon Landlord's receipt of such Underlying Premises Purchase Notice, Landlord and Tenant shall proceed to promptly negotiate and execute the Purchase Agreement. If Tenant fails to give the Underlying Premises Purchase Notice within such 60 day period or if the Purchase Agreement is not executed within 30 days of the date the Underlying Premises Purchase Notice is received by Landlord (other than based upon Landlord's failure to execute such Purchase Agreement in accordance with the requirements hereof), or if at any time Tenant gives written notice to Landlord that Tenant elects to waive its right to purchase as set forth in this paragraph 22(f)(ii), then Tenant shall have no further right to purchase the equity interests in the Trust (or the Underlying Premises, if applicable) and the date of such event is herein called "TENANT'S PURCHASE TERMINATION DATE".

                  (iii) Commencing on the fifth (5th) calendar day following Tenant's Purchase Termination Date, Landlord and Tenant shall commence negotiations to establish the Fair Market Value for all of Tenant's assets, including the assets of all direct and indirect subsidiaries of Tenant, and all of Tenant's liabilities, including liabilities of all direct and indirect subsidiaries of Tenant, other than the Working Capital Indebtedness, Leasehold Mortgage, or other lines of credit or other similar obligations evidencing indebtedness of borrowed money of Tenant (collectively, "TENANT'S ASSETS") unless, prior to the fifth (5th) calendar day following the Tenant's Purchase Termination Date, Tenant delivers written notice to Landlord ("TENANT'S PURCHASE ELECTION NOTICE") stating that Tenant desires that the provisions of this paragraph 22(f)(iii) shall not apply to Tenant's Assets and instead shall apply to the equity interests in Tenant or an entity owning, directly or indirectly, Tenant, including all of Tenant's Assets (and specifically setting forth the exact equity ownership structure of Tenant) ("TENANT'S EQUITY INTEREST"), in which event, the provisions of this paragraph 22(f)(iii) shall apply to Tenant's Equity Interests (and not Tenant's Assets) and Landlord and Tenant shall immediately commence negotiations to establish the Fair Market Value for the Tenant's Equity Interest. If Landlord and Tenant have not agreed to such Fair Market Value amount by the date which is two (2) months following the Tenant's Purchase Termination Date ("ASSET/EQUITY APPRAISAL START DATE"), then the following procedures shall apply:

                  (A) The Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, shall be determined by the agreement of two (2) appraisers (each, a "LT ASSETS/EQUITY INITIAL Appraiser"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant. Such selection shall be made by the 15th day following the Asset/Equity Appraisal Start Date. Each party shall notify the other in writing of the name, address, phone number and qualifications of the appraiser selected by such party. Then within five (5) calendar days after the date both LT Assets/Equity Initial Appraisers have been so identified in writing, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its LT Assets/Equity Initial Appraiser to work with the other party's LT Assets/Equity Initial Appraiser to endeavor to determine and reach agreement upon the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required hereby and thereafter to deliver in writing to Landlord and Tenant within thirty (30) calendar days (such 30-day period, the "LT ASSETS/EQUITY VALUATION PERIOD") the agreed-upon Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required hereby (the "LT ASSETS/EQUITY VALUATION NOTICE"). The costs and expenses of each LT Assets/Equity Initial Appraiser shall be paid by the party selecting such LT Assets/Equity Initial Appraiser. If either party fails to identify in writing a LT Assets/Equity Initial Appraiser as required hereby ("NON-SELECTING ASSET/EQUITY PARTY"), the other party shall identify a LT Assets/Equity Initial Appraiser on behalf of the Non-Selecting Asset/Equity Party; provided, however, the Non-Selecting Asset/Equity Party shall be liable for the costs and expenses of such LT Assets/Equity Initial Appraiser identified on the Non-Selecting Asset/Equity Party's behalf as if the Non-Selecting Asset/Equity Party had selected such LT Assets/Equity Initial Appraiser.

                  (B) If the LT Assets/Equity Initial Appraisers are not able to reach agreement upon the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required hereby within the LT Assets/Equity Valuation Period, then within ten (10) calendar days after the end of the LT Assets/Equity Valuation Period each LT Assets/Equity Initial Appraiser shall deliver a written notice to Landlord, Tenant and the other LT Assets/Equity Initial Appraiser setting forth (i) such LT Assets/Equity Initial Appraiser's valuation of the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required hereby (each, a "LT ASSETS/EQUITY INITIAL VALUATION") and (ii) the name, address, phone number and qualifications of a third appraiser selected jointly by the LT Assets/Equity Initial Appraisers (the "LT ASSETS/EQUITY THIRD APPRAISER"). The LT Assets/Equity Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the LT Assets/Equity Third Appraiser (or substitute LT Assets/Equity Third Appraiser) to determine a valuation of the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required hereby, and to deliver in writing to Landlord, Tenant and the LT Assets/Equity Initial Appraisers such valuation (the "LT ASSETS/EQUITY THIRD VALUATION") within twenty (20) calendar days of the date of the written direction retaining such LT Assets/Equity Third Appraiser. The Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, shall be the arithmetic mean of (A) the LT Assets/Equity Third Valuation and (B) the LT Assets/Equity Initial Valuation closer to the LT Assets/Equity Third Valuation. If the LT Assets/Equity Third Valuation is exactly between the two LT Assets/Equity Initial Valuations, then the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, shall be the LT Assets/Equity Third Valuation. If the LT Assets/Equity Initial Appraisers are unable to agree upon the designation of a LT Assets/Equity Third Appraiser within the requisite time period or if the LT Assets/Equity Third Appraiser selected does not determine a valuation of the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, within twenty (20) calendar days after being directed by the LT Assets/Equity Initial Appraisers, then such LT Assets/Equity Third Appraiser or a substitute LT Assets/Equity Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by JAMS. The costs and expenses of the LT Assets/Equity Third Appraiser (and substitute LT Assets/Equity Third Appraiser and JAMS, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

                  (C) All appraisers selected or appointed pursuant to this paragraph 22(f)(iii) shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as required by this Lease.

                  (D) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, prior to the date on which the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, is determined in accordance with this paragraph 22(f)(iii), Landlord and Tenant shall execute an agreement setting forth such agreed-upon Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, and waiving each party's right to have the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, determined in accordance with the procedures set forth in this paragraph 22(f)(iii).

                  (iv) Within 60 calendar days of the date the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, is determined in accordance with paragraph 22(f)(iii) above, Landlord shall have the right, but not the obligation, to elect to purchase on the Lease Expiration Date either Tenant's Equity Interest or Tenant's Assets, as applicable, in accordance with the terms and conditions on Exhibit V attached hereto, for a purchase price equal to 100% of such Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, in accordance with a customary Asset/Equity Purchase Agreement with terms and conditions that are commercially reasonable for such agreements at the end of the Term, to be negotiated by the Landlord and Tenant in good faith (the "ASSET/EQUITY PURCHASE AGREEMENT"). For Landlord's election to be effective, Landlord must deliver written notice to Tenant stating Landlord elects to purchase either Tenant's Equity Interest or Tenant's Assets, as applicable, as permitted by paragraph 22(f)(iv) of this Lease ("ASSET/EQUITY PURCHASE NOTICE") within such 60 calendar day period. Upon Tenant's receipt of such Asset/Equity Purchase Notice Landlord and Tenant shall proceed to promptly negotiate and execute the Asset/Equity Purchase Agreement. If Landlord fails to give the Asset/Equity Purchase Notice within such 60 day period or if the Asset/Equity Purchase Agreement is not executed within 30 days of the date the Asset/Equity Purchase Notice is received by Tenant (other than based upon Tenant's failure to execute such Asset/Equity Purchase Agreement in accordance with the requirements hereof), or if at any time Landlord gives written notice to Tenant that Landlord elects to waive its right to purchase as set forth in this paragraph 22(f)(iv), then Landlord shall have no further right to purchase either Tenant's Equity Interest or Tenant's

Assets, as applicable, and the date of such event is herein called "LANDLORD'S PURCHASE TERMINATION DATE".

                  (v) Following the Landlord's Purchase Termination Date through the date which is 90 calendar days following the Lease Expiration Date (herein "NEGOTIATION END DATE"), Landlord and Tenant shall in good faith negotiate an extension to the Term of this Lease. If the Lease Expiration Date occurs during such period, this Lease shall continue on a month to month basis thereafter and Fixed Rent shall continue at the amount previously set for the last Lease Year and all other terms and provisions of this Lease shall continue.

                  (vi) If an extension to this Lease has not been executed and delivered by Landlord and Tenant by the Negotiation End Date, then Landlord and Tenant shall agree upon the terms and conditions of, and then immediately commence, the joint marketing of (1) either the stock of the Trust or the Underlying Premises, as determined by Landlord, in its sole discretion and (2) either Tenant's Equity Interest or Tenant's Assets, as applicable, previously valued pursuant to paragraphs 22(f)(i) and (iii), for a sale to occur within 12 months of the Negotiation End Date to an unrelated third party. Landlord and Tenant shall agree on all required terms, including the form of such transaction and the type of marketing; provided, however, that each party can elect the type and structure of the sale of its assets or equity, as applicable, in its reasonable discretion and without the consent of the other party. Landlord and Tenant shall also agree on the relative distributions each will receive from such sale of (1) either the stock of the Trust or the Underlying Premises, as applicable and (2) either Tenant's Equity Interest or Tenant's Assets, as applicable, to an unrelated third party. If Landlord and Tenant are unable to agree upon the terms and conditions related to the foregoing sale (other than and specifically excluding distributions), such disagreement shall be subject to arbitration in accordance with the provisions attached hereto as Exhibit U. If Landlord and Tenant are unable to agree on the relative distributions each will receive from such sale, then such distribution shall be as follows: (A) for the holder of the stock of the Trust or Landlord, as the case may be, a percentage equal to the percentage which the Final Fair Market Value of the Underlying Premises is of the Final Full Market Value, and (B) for Tenant, a percentage equal to the percentage which the Final Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, is of the Final Full Market Value. For purposes of the foregoing, (X) "FINAL FULL MARKET VALUE" means the sum of the Final Fair Market Value of the Underlying Premises plus the Final Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, (Y) "FINAL FAIR MARKET VALUE OF THE UNDERLYING PREMISES" means the greater of (1) $160,000,000 or (2) the Fair Market Values of the Underlying Premises as determined in accordance with paragraph 22(f)(i) above, provided, however, that if the Final Fair Market Value of the Underlying Premises was not previously determined in accordance with paragraph 22(f)(i) above or if either Landlord or Tenant gives written notice to the other within the 30 calendar days immediately following the Negotiation End Date that such party desires a new determination of the Fair Market Value of the Underlying Premises, then Landlord and Tenant shall apply the procedures set forth in paragraph 22(f)(i) (A) through (D) above, except that the appointment of each of the LT Underlying Premises Initial Appraisers shall be made by the 45th calendar day immediately following the Negotiation End Date, and the Fair Market Value of the Underlying Premises as determined thereby shall be the "Fair Market Value of the Underlying Premises," and (Z) "FINAL FAIR MARKET VALUE OF TENANT'S ASSETS" means the Fair Market Values of either Tenant's Equity Interest or Tenant's Assets, as applicable, as determined in accordance with paragraph 22(f)(iii) above, provided, however, that if the Final Fair Market

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

Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, was not previously determined in accordance with paragraph 22(f)(iii) above or if either Landlord or Tenant gives written notice to the other within the 30 calendar days immediately following the Negotiation End Date that such party desires a new determination of the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, then Landlord and Tenant shall apply the procedures set forth in paragraph 22(f)(iii) (A) through (D) above, except that the appointment of each of the LT Assets/Equity Initial Appraisers shall be made by the 45th calendar day immediately following the Negotiation End Date, and the Fair Market Value of either Tenant's Equity Interest or Tenant's Assets, as applicable, as determined thereby shall be the "Fair Market Value of Tenant's Assets".

23. ALTERATIONS

         (a) Tenant may, without Landlord's consent, make, in any fiscal year, alterations, additions or improvements to any Site (including rental units, improvements, alterations and additions in the ordinary course of business) costing less than $1,000,000.00 (provided, however, alterations performed to repair the existing damage at the Oakzanita Site, are not subject to paragraph 23(a), (b) or (c)) only if (i) such alterations, additions or improvements will be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) such alterations, additions or improvements will not reduce the fair market value or utility of such Site in its Permitted Use, considered as unencumbered by this Lease, and (iii) such alterations, additions or improvements will not materially and adversely affect in any way the structural, exterior or roof elements of such Site or mechanical, electrical, plumbing, waste water systems and facilities, water plants and facilities and septic facilities, utility or life safety systems of such Site. In all other cases, Landlord's prior written consent shall be required, which consent shall not be unreasonably withheld, conditioned or delayed. At Landlord's option, any improvement requiring Landlord's consent but made without Landlord's consent shall be removed and the area repaired at Tenant's expense at the termination of the Term.

         (b) In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises, or any portion thereof, except that Tenant may replace existing underground storage tanks with above-ground storage tanks which comply with all applicable Legal Requirements.

         (c) All alterations, additions or improvements requiring Landlord's consent shall be made at Tenant's sole cost and expense as follows:

                  (i) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by or for Tenant. Such plans and specifications shall be prepared by a licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of any Site, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over such Site, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

                  (ii) Landlord shall notify Tenant in writing within thirty
(30) calendar days whether Landlord approves, approves on the condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such plans and

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

specifications. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval, which approval shall not be withheld or delayed if (a) the work to be done would not, in Landlord's reasonable judgment, adversely affect the value, character, rentability or usefulness of any Site or any part thereof, or (b) the work to be done shall be required by any Legal Requirement. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

                  (iii) All changes (other than field changes for which no change order is proposed and which will be reflected in the final "as built" plans) in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in the approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing whether Landlord approves, approves on the condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such change. Tenant may submit to Landlord revised plans and specifications for any such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

                  (iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

                  (v) Tenant shall give at least ten (10) calendar days prior written notice to Landlord of the date on which construction of any work to be done by outside contractors which requires Landlord's consent. Landlord shall have the right to post and keep posted on any Site any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and such Site, or any portion thereof, from Liens, and to take any other action Landlord deems necessary to remove or discharge Liens, at the expense of Tenant.

                  (vi) All alterations, additions, improvements and fixtures, whether temporary or permanent in character, made in or to any Site by Tenant, shall become part of such Site and Landlord's property, except those which are readily removable without causing material damage to such Site (which shall be and remain the property of Tenant). Upon termination or expiration of this Lease, Tenant shall, at Tenant's expense, remove all movable furniture, equipment, trade fixtures, office machines and other personal property (including Tenant's Trade Fixtures) from each Site (but not the Improvements or Equipment) and repair all damage caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 23(c) to be performed after such termination.

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

                  (vii) Promptly following the completion of any alteration, addition or improvement to the Premises which costs more than $1,000,000.00 to complete, Tenant shall furnish Landlord with a copy in electronic form acceptable to Landlord of the complete plans and specifications for such work (including, if available, so-called "as-built" plans and specifications).

         (d) In connection with the renovations and alterations to the existing damage at the Oakzanita Site, Tenant shall deliver to Landlord complete plans and specifications (and any change orders) for all work to be done by or for Tenant. Such plans and specifications shall be prepared by licensed architect(s) and engineer(s), shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Oakzanita Site, and shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Oakzanita Site. Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. All alterations, additions, improvements and fixtures, whether temporary or permanent in character, made in or to the Oakzanita Site by Tenant, shall become part of the Oakzanita Site and Landlord's property. Promptly following the completion of any alteration, addition or improvement to the Oakzanita Site, Tenant shall furnish Landlord with a copy in electronic form of the complete plans and specifications for such work (including, if available, so-called "as-built" plans and specifications).

24. MEMORANDUM OF LEASE

         The parties agree to promptly execute a Memorandum of Lease with respect to each Site in recordable form and Landlord shall record each such Memorandum of Lease. Landlord and Tenant shall execute such customary amendments and terminations related thereto as may be required or reasonably requested by Landlord or Tenant within five (5) Business Days of receipt thereof.

25. SUBLETTING/ASSIGNMENT

         (a) Except as otherwise permitted in paragraphs 19, 25(b), 25(g) and 25(h) of this Lease, Tenant shall not, directly or indirectly, without the prior written consent of Landlord and Mortgagee (which consent may be withheld or conditioned in Landlord's and/or Mortgagee's sole and absolute discretion), assign this Lease or any interest herein, or any interest in Tenant, or permit the use or occupancy of the Premises by any Person other than Tenant or the Members or other persons entitled to occupancy of the Premises pursuant to arrangements entered into in the ordinary course of Tenant's business (e.g. day rentals and extended vacation programs). Except as otherwise expressly permitted in paragraphs 19 and 25 of this Lease, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord and Mortgagee. Under no circumstances (but subject to paragraph 25(g) of this Lease), shall Tenant be permitted to sublease the Premises or any part thereof, except as expressly permitted in paragraph 25(h) of this Lease.

         For purposes of this paragraph 25(a), the occurrence of a Corporate Control Event, or the public announcement thereof, shall be deemed to be an assignment of this Lease which is prohibited by the preceding paragraph unless
(i) Tenant obtains Landlord's and Mortgagee's

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

prior written consent as set forth above (which consent shall not be unreasonably withheld, delayed or conditioned, other than as expressly set forth herein), or (ii) the conditions set forth in paragraph 25(b) of this Lease are fully satisfied.

         Any of the foregoing prohibited acts (including, any purported assignment, sublease or Corporate Control Event) without the prior written consent of Landlord and Mortgagee, as required in accordance with the terms hereof, shall be void ab initio and shall, at the option of Landlord or Mortgagee, constitute an immediate Event of Default under paragraph 15(d).

         (b) Subject to the provisions of paragraph 36 of this Lease, Tenant may complete a Corporate Control Event subject to the following conditions: (1) the Person or Persons succeeding to the interests of Tenant as a result of a Corporate Control Event (such Person, the "TENANT SUCCESSOR") or, on a consolidated basis, a Tenant Successor and the Person or Persons controlling such Tenant Successor (the "NEW CONTROL ENTITY") (A) have a Net Worth equal to or greater than $10,000,000.00 and (B) the Fixed Charge Coverage Ratio shall not be less than 1.05:1.0, both before and after giving effect to such Corporate Control Event, (2) such New Control Entity shall have executed a guaranty of this Lease in favor of Landlord and a pledge of the stock of Tenant or Tenant Successor substantially in the form of the Guaranty and the Guarantor Pledges,
(3) such New Control Entity and Tenant Successor (I) has not been convicted of a felony involving material financial wrongdoing or is otherwise not generally known to have been involved material financial wrongdoing, and (II) has not been subject to any SEC enforcement proceedings, civil or criminal fraud proceedings or judgments, or RICO proceedings or judgments, and (4) such Tenant Successor shall have reaffirmed the Tenant Pledge and caused the Subsidiary Guaranty and Subsidiary Pledges to be reaffirmed or such Tenant Successor shall execute a new Tenant Pledge of 100% of the interests in each Subsidiary substantially in the form of the Tenant Pledge and cause all of its subsidiaries to execute new guaranties and pledges substantially in the form of the Subsidiary Guaranty and Subsidiary Pledges, as appropriate. Tenant shall deliver reasonably detailed information demonstrating that such proposed New Control Entity or Tenant Successor complies with the requirements set forth in the preceding sentence at least ten (10) days preceding the date of the proposed Corporate Control Event.

         (c) The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one Corporate Control Event shall not be deemed consent to any subsequent Corporate Control Event.

         (d) Except as expressly permitted in paragraph 19 of this Lease, (i) Tenant (which term shall include any Tenant Successor where the context permits) shall have no right to mortgage, grant a lien upon, encumber or otherwise finance its interest under this Lease or record a lien upon its interest in the Premises under this Lease; (ii) Tenant shall not permit, cause or suffer to be recorded in the real estate records of any county in which the Premises are located any mortgage, deed to secure debt, deed of trust, assignment, UCC financing statement or any other document granting, perfecting or recording a lien upon Tenant's interest in this Lease or interest in the Premises under this Lease; (iii) Tenant shall not give any notice, or permit or cause any other party to give any notice, to Landlord of any existing lien on or security interest in Tenant's interest in this Lease or interest in the Premises under this Lease; and (iv) Tenant shall not request that Landlord execute (nor shall Landlord have any obligation to execute) any non-disturbance, attornment or any other agreement in favor of any party transacting any business or

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

transaction with or related to Tenant, other than non-disturbance agreements with Members, as required by law.

         (e) Tenant shall pay all of Landlord's and Mortgagee's reasonable attorneys' fees and costs incurred in connection with any Corporate Control Event and in connection with any request made by Tenant pursuant to this paragraph 25.

         (f) Tenant agrees to give notice to Mortgagee of any request for consent to any Corporate Control Event simultaneously with delivery of notice thereof to Landlord.

         (g) Execution of Membership Contracts by any Subleasing Subsidiary shall not be deemed to constitute an assignment or sublease, as contemplated by this paragraph 25.

         (h) Landlord hereby consents to the Tenant Subleases. Tenant shall cause each Subleasing Subsidiary to perform all of the covenants to be performed by Tenant under this Lease (in the case of a partial sublease, only insofar as such covenants relate to the portion of the Premises subject to such partial sublease) as and when performance is due after the effective date of the sublease and that Landlord will have the right, but shall not be obligated, to enforce such covenants directly against such subtenant and failure of any such subtenant to perform such covenants shall be deemed a failure of Tenant to perform such covenants. Tenant shall cause each Subleasing Subsidiary to (1) comply with the SPE Requirements contained in the Subsidiary Guaranty and (2) hold the Membership Contracts relating to Tenant's Business assigned to such Subleasing Subsidiary pursuant to the Merger Transaction or otherwise entered into by such Subleasing Subsidiary. Tenant shall in any case remain primarily liable (and not liable merely as a guarantor or surety) for the performance by any subtenant, including the Subleasing Subsidiaries, of all such covenants, as if no sublease had been made. No sublease, including the Tenant Subleases, shall release Tenant from Tenant's obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. Consent to the Tenant Subleases shall not be deemed consent to any subsequent sublease. If any subtenant of Tenant, including the Subleasing Subsidiaries, defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of pursuing or exhausting remedies against such subtenant. Tenant shall not amend, terminate or otherwise modify the Tenant Subleases without Landlord's prior written consent, which may be withheld in its sole discretion. Tenant and Landlord hereby agree to execute any additional documents reasonably required to effectuate the terms, provisions and conditions contained in this paragraph 25(h).

26. HAZARDOUS MATERIAL

         (a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by any such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production or processing of any Hazardous Materials or for the storage, handling, transfer or transportation of any Hazardous Materials (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities in compliance with Environmental
Laws), (iii) shall not

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

permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials, except in compliance with Environmental Laws and
(iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations Tenant shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

         (b) "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations now or hereafter existing relating to regulation or control of Hazardous Materials or materials. The term "HAZARDOUS MATERIALS" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

         (c) Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its affiliates, members, directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect shareholders, members, partners, directors, officers, employees and agents (collectively, the "INDEMNIFIED PARTY") on an After-Tax Basis, from and against any and all liability, including all foreseeable and all unforeseeable damages including attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term of this Lease, and including for all matters disclosed in the environmental reports listed on Exhibit J, copies of which have been delivered to Tenant (collectively, the "ENVIRONMENTAL REPORTS"), and the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether such action is required or necessary prior to or following transfer of title to the Underlying Premises. This agreement to indemnify and hold harmless shall (i) exclude matters to the extent caused by an Indemnified Party and (ii) be in addition to any other obligations or liabilities Tenant may have to Landlord at common law and under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for six (6) years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify and hold harmless shall survive the expiration or termination of this

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

Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its Mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel is appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

         (d) Tenant, upon three (3) Business Days prior notice, shall permit such Persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("SITE REVIEWERS"), to visit the Premises from time to time and perform environmental site investigations and assessments ("SITE ASSESSMENTS") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless the Site Reviewers discover a material environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in which event such cost shall be paid by Tenant within ten
(10) calendar days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

         (e) Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

                  (i) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Materials into the environment from the Premises;

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

                  (ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Materials into the environment from the Premises;

                  (iii) notice that the Premises are subject to an environmental lien; and

                  (iv) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could, in either case, have a material adverse effect upon the Premises or any portion thereof.

27. FINANCING

         (a) Landlord may assign this Lease to any Person, including any Mortgagee. Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord, any such transferee or Mortgagee relating to any such assignment of this Lease by Landlord or the Mortgage financing.

         (b) If Landlord proposes to finance or refinance any Mortgage, Tenant shall cooperate in the process, and, during the last twenty-four (24) months of the term of any Mortgage, Tenant shall, upon Landlord's written request, exhibit the Premises to prospective mortgagees, and permit such prospective mortgagees to examine all materials and records which shall be customary for a mortgagee's inspection, subject at all times to Landlord's indemnity set forth in paragraph 18 of this Lease and the confidentiality requirements set forth in this Lease. Tenant agrees to execute, acknowledge and deliver documents reasonably requested by any prospective Mortgagee (such as a consent to the financing (without encumbering Tenant's Assets), a consent to assignment of lease, and a subordination, non-disturbance and attornment agreement meeting the standards set forth in paragraph 17 of this Lease) customary for tenants to sign in connection with mortgage loans to their landlords, so long as such documents are in form then customary among institutional lenders (provided the same do not adversely affect Tenant's rights or obligations in a way not previously affected by loan documents previously executed by Tenant in connection with an earlier Mortgage).

         (c) Tenant shall permit Landlord and any Mortgagee or prospective Mortgagee and any representatives or agents of Landlord, any Mortgagee or prospective Mortgagee, at their expense, to meet with senior management personnel of Tenant and/or Guarantor at Tenant's and/or Guarantor's offices and to discuss Tenant's and/or Guarantor's business and finances. On request of Landlord, Tenant agrees to use commercially reasonable efforts to provide any Mortgagee or prospective Mortgagee the information to which Landlord is entitled hereunder. If any such information is non-public, each party requesting such information shall sign a confidentiality agreement (in a form reasonably satisfactory to Tenant) prior to such Mortgagee or prospective Mortgagee receiving such information.

         (d) In the event Mortgagee elects to record a Mortgage in connection with any Mortgage financing, said Mortgage shall contain the language set forth in Exhibit N attached hereto, or such other language as may be required from time to time under applicable laws in effect in any state (1) in which a Site is located or (2) in which Memberships are offered for sale.

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

28. MISCELLANEOUS PROVISIONS

         (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

         (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

         (c) This Lease, the documents and agreements referenced herein and any intercreditor or tri-party agreement among Landlord, Tenant and Working Capital Lender (as such agreement may be amended or replaced from time to time) contain the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant.

         (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

         (e) This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

         (f) The term "Landlord" as used in this Lease shall mean only the tenant or subtenant under the Master Lease at the time in question, and in the event of any transfer of such title or interest, the Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

         (g) For all issues which are Site-specific, this Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the applicable Site is located, and for all issues which are not Site-specific, the internal laws, without regard to conflicts of laws principles of the State of Illinois shall govern.

         (h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and Landlord's insurance covering the Premises and not against any other assets, properties or funds of
(1) Landlord or any Landlord Parties, or (2) any predecessor or successor partnership, corporation or limited liability company (or other entity) of Landlord or any of its members, either directly or through Landlord or its predecessor or successor partnership, corporation or limited liability company (or other Person) of Landlord or its members, stockholders or partners, or (3) any other Person.

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

         (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including any Landlord Parties), Mortgagee, Tenant, Leasehold Mortgagee, and their respective permitted successors and assigns shall have any rights under this Lease.

         (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own, directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

         (k) Whenever in this Lease either party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party, promptly after becoming aware of the commencement of such delay, shall give the other party notice thereof and estimating the duration thereof.

         (l) If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment "under protest", and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment without prejudice to the obligor's position.

         (m) Landlord and Tenant each represent that they have dealt with no broker, finder or other Person who could legally charge a commission in connection with this Lease and the documents and agreements referenced herein.

         (n) Intentionally Omitted.

         (o) The parties hereto specifically acknowledge and agree that, notwithstanding any other provision contained in this Lease, it is the intent of the parties that their relationship hereunder is and shall at all times be that of landlord and tenant, and not that of partners, joint venturers, lender and borrower, or any other relationship other than that of a landlord and tenant. The parties specifically acknowledge and agree that this Lease shall be treated as a "true lease," and that Landlord's affiliates shall be considered the owner of the Underlying Premises for US federal, state and local income and franchise tax purposes, and any Canadian tax purposes and each party agrees not to take any position on any US federal, state, local or Canadian income or franchise tax return inconsistent with such treatment.

         (p) The parties hereto specifically acknowledge and agree that time is of the essence with regard to all obligations under this Lease.

         (q) TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, AND WITH RESPECT TO ANY CLAIM ASSERTED IN ANY SUCH ACTION OR PROCEEDING, BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF

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INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT
THERETO.

29. INTENTIONALLY OMITTED

30. BUDGET

         Tenant's budget for the First Lease Year is attached hereto as Exhibit
T. Not later than two (2) months prior to the end of each fiscal year, Tenant shall deliver a budget and a capital plan for the following fiscal year for Tenant's Business to Landlord substantially in the same form as the budget attached hereto as Exhibit T. Such budget from time to time in effect is herein called the "BUDGET".

31. ACCOUNTS AND CASH MANAGEMENT

         (a) Establishment of Lockbox and Cash Management System. Tenant shall maintain in effect at all times during the Term a system of accounts and procedures reasonably satisfactory to Landlord for the collection and deposit of payments in respect to Tenant's Gross Revenues, and the transfer of amounts so deposited or collected to the Collection Account and/or the Concentration Account. Without limiting the generality of the foregoing, but subject to the provisions of paragraph 31(c) of this Lease, Tenant shall maintain one or more lockboxes pursuant to arrangements reasonably satisfactory to Landlord and shall deliver notices to all Members and all other debtors of Tenant, directing such Persons to make all payments with respect to Membership Dues, Membership Contract Receivables or other amounts directly to such lockboxes or directly to the Collection Account, if such payment is made by wire transfer or other electronic means.

         (b) Establishment of Accounts.

                  (i) Collection Account. Tenant hereby confirms that Tenant has established, and agrees that Tenant shall maintain, at Bank, a segregated collection account with the account number 0042084673 (the "COLLECTION ACCOUNT"). The Collection Account shall be and hereby is pledged to Landlord as additional security for the payment, performance and observance of Tenant's obligations under this Lease and Landlord shall have sole and exclusive dominion and control over the Collection Account, to be administered in accordance with this Lease. Funds on deposit in the Collection Account shall be automatically transferred each day to the Concentration Account described below.

                  (ii) Other Accounts. Tenant hereby confirms that Tenant has established, and agrees that Tenant shall maintain at Cash Management Bank, the following segregated securities accounts or deposit accounts, as the case may be (each, a "RESERVE ACCOUNT", and collectively, the "RESERVE ACCOUNTS"):

                           (A) Account No. 4770001590 captioned "Tax Reserve"
for the retention of collateral for the payment of Property Taxes and Other Taxes for the Underlying Premises and the Premises as provided in paragraph 6 of this Lease (the "TAX RESERVE ACCOUNT");

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

                           (B) Account No. 4770001604, captioned "Capital
Expenditures" for the retention of collateral in respect of Capital Improvements as provided in paragraph 34 of this Lease (the "CAPITAL EXPENDITURE RESERVE ACCOUNT");

                           (C) Account No. 4770001612, captioned "Promotions and
Discounts Reserve" for the retention of collateral in respect of any promotions and discounts as provided in paragraph 39 of this Lease ("PROMOTIONS AND DISCOUNTS RESERVE ACCOUNT").

         In addition to the foregoing, Landlord and Tenant have established, and Tenant and Landlord shall maintain at Cash Management Bank, the "CONCENTRATION ACCOUNT", namely Account No. 4770001582 captioned "Concentration".

         The Tax Reserve Account, Capital Expenditure Reserve Account, Promotions and Discounts Reserve Account and Concentration Account each shall be pledged to Landlord as additional security for the payment, performance and observance of Tenant's obligations under this Lease, and Landlord shall have sole and exclusive dominion and control over said Accounts to be administered in accordance with this Lease.

         The Frisco Accounts and the Gautier Accounts shall each be pledged to Landlord as additional security for the payment, performance and observance of Tenant's obligations under this Lease, and Landlord shall have control (as defined in Sections 9-104 or 8-106 of the UCC) over said Accounts for purposes of perfecting Landlord's security interests therein.

         On or prior to December 31, 2004, Tenant shall use commercially reasonable efforts to cause Merrick Bank Corporation to enter into a tri-party deposit account control and intercreditor agreement (the "Replacement Merrick Control Agreement") among Merrick Bank Corporation, Landlord, and Tenant and/or one or more of its Subsidiaries, as applicable, which agreement shall be in substantially in the form of the existing deposit account control and intercreditor agreement among Merrick Bank Corporation, iStar Finance Sub 1000T LLC and certain predecessors in interest of Tenant and shall cover the accounts(the "EXISTING MERRICK ACCOUNTS") currently subject thereto (or accounts newly established in lieu thereof). Until such time as the Replacement Merrick Control Agreement has been executed and delivered by Merrick Bank Corporation, Landlord and each of the other parties thereto, Tenant shall cause all Account Collateral in the Existing Merrick Accounts to be automatically transferred on each day to the Concentration Account.

                  (iii) Type and Control of Accounts. Tenant represents, warrants, covenants and agrees that (i) each of the Accounts is and shall be maintained either as a "deposit account" (as defined in Section 9-102(a)(29) of the UCC) or as a "securities account" (as defined in Section 8-501(a) of the
UCC); (ii) Tenant is entitled to exercise the rights that comprise any financial asset credited to any such Accounts constituting a securities account; (iii) Tenant shall have no right to give entitlement orders with respect to the Collection Account, the Concentration Account or any Reserve Account and, except as expressly provided in this Agreement, no Account Collateral shall be released to Tenant from any Accounts or Local Accounts; and (iv) all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Bank or indorsed to Bank or in blank and in no case will any financial asset credited to the Accounts be registered in the name of Tenant, payable to the order of Tenant or specially indorsed to Tenant.

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

                  (iv) Eligible Accounts. Each of the Accounts and each of the Local Accounts shall be an Eligible Account.

                  (v) Account Control Agreements. Tenant agrees that: (i) the Accounts and the Local Accounts shall be maintained in accordance with the terms hereof; (ii) Landlord and Tenant (for itself or on behalf of Tenant's Subsidiaries) shall enter into such cash management agreements and tri-party account control agreements with applicable banks and/or depositories as necessary to effectuate the terms and conditions of this paragraph 31; and (iii) prior to the Lease Expiration Date (provided no Event of Default shall have occurred), no tri-party account control agreement entered into in connection with any Account (or, to the extent applicable, any Local Account) shall be amended, supplemented or modified without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute discretion.

                  (vi) No Other Accounts. Tenant represents and warrants that
Exhibit I attached hereto lists all deposit, securities or other similar accounts owned or maintained by Tenant and its Subsidiaries and that other than
(a) the Accounts maintained by Tenant with respect to the collection of Membership Contract Receivables or Membership Dues, (b) the Local Accounts with respect to Ancillary Income and (c) the Canadian Accounts, there are no accounts into which any Gross Revenue (including payments of Membership Contract Receivables or Membership Dues or any material Ancillary Income) is or shall be deposited, collected or held. Tenant agrees that, until the Lease Expiration Date, neither Tenant nor any other Person shall open any accounts for the collection or holding of Membership Dues or Membership Contract Receivable proceeds, other than the Accounts (and the Local Accounts and the Canadian Accounts, to the extent expressly permitted hereunder). Tenant represents and covenants to Landlord that Tenant shall not direct any Membership Dues or payments with respect to Membership Contract Receivables to be made by any Member in any manner other than as set forth in paragraph 31(c)(ii) of this Lease and that Tenant shall use commercially reasonable efforts to prevent, discourage and minimize payment of Membership Dues at campgrounds and, except for de minimis amounts consistent with past practices, Tenant shall not deposit any Membership Dues into the Local Accounts (other than the Gautier Accounts with respect to collection of delinquent payments).

                  (vii) Miscellaneous Account Provisions. The Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Interest accruing on the Accounts, if any, shall be periodically added to the principal amount of the applicable Account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. All statements relating to the Accounts shall be issued simultaneously by Bank to Landlord and Tenant. Tenant shall be the beneficial owner of the Accounts and the Local Accounts for federal and state income tax purposes and shall report all income on the Accounts and the Local Accounts. Returned items in the Collection Account will be charged against Tenant in the succeeding month or, if later, when actually returned.

         (c) Deposits into Accounts.

                  (i) Initial Deposits. On the Commencement Date, Tenant agrees, represents and warrants that it has deposited or caused to be deposited the following amounts into the following Accounts: (i) $520,566.11 into the Tax Reserve Account, representing Tax and Other

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

Tax payments payable during the period from the Commencement Date through and including December 31, 2004; and (ii) $0.00 into the Promotions and Discounts Reserve Account.

                  (ii) Payments Under Membership Contracts. Tenant represents and warrants that it has now or heretofore instructed, with respect to all Membership Contracts in effect on the date hereof, and hereby agrees that with respect to all future Membership Contracts it shall, irrevocably instruct and direct all Members to send or otherwise remit all Membership Dues and proceeds from Membership Contract Receivables (i) directly into the Collection Account by ACH or wire transfer, (ii) by check sent to the Lockboxes, (iii) in person by check or by credit card (including telephonic charge authorizations) at Tenant's offices located either at Gautier, MS or Frisco, TX, or (iv) in the case of Members with respect to campgrounds located in or near Canada, for deposit into designated Canadian Accounts. Tenant shall not permit payments pursuant to Membership Contracts to be paid to any other Person or direct or cause any Members to pay in any manner other than as specifically provided herein. Nothing herein is intended or shall be construed to prohibit Tenant or Tenant's Subsidiaries from accepting payment of Membership Dues or Membership Contract Receivables, as and when tendered by a Member at a campground, consistent with past practice. For purposes of this paragraph, "LOCKBOXES" shall mean those certain lockbox accounts maintained by Tenant and Tenant's Subsidiaries at the Bank, captioned "Thousand Trails Operations Holding Company, L.P. Lockbox" and "National American Corporation Lockbox" and bearing the designations P.O. Box 45142 and P.O. Box 45145, respectively, or such other replacement lockbox accounts as consented to by Landlord in writing.

                  (iii) Continuing Deposits. Without limiting or qualifying the provisions of paragraph 31(c)(ii) of this Lease, Tenant agrees that all Membership Dues, proceeds from Membership Contract Receivables and any other Gross Revenue (excluding interest and other earnings on deposits and other income on accounts other than the Accounts) shall be deposited into the Collection Account within five (5) Business Days after receipt thereof by Tenant. Until so deposited, any such Gross Revenues (including all Membership Dues, Membership Contract Receivables payments or proceeds from any property disposition) that are held by Tenant shall be deemed to be Account Collateral and shall be held in trust by Tenant for the benefit of Landlord, as secured party, and shall not be commingled with any other funds or property of Tenant. Without limiting or qualifying any other provision of this Agreement, Tenant hereby agrees to transfer to the Collection Account, not less frequently than once per week, funds from time to time on deposit in any Canadian Account.

         (d) Transfers From the Concentration Account; Funding of Reserve Accounts.

                  (i) Authorization (Reserve Accounts). Subject to paragraph 31(d)(ii) below, Tenant hereby irrevocably authorizes and directs Landlord, from time to time and at any time during the period beginning on January 1st through and including December 31st of each year, commencing on January 1, 2005, to transfer (to the extent of available funds on deposit), and Landlord shall, commencing on such date, transfer, from the Concentration Account on the 15th and on the 30th day of each month (and if such dates are not Business Days, on the next following Business Day), funds in the following amounts and in the following order of priority:

                  (A) funds into the Tax Reserve Account in an amount equal to the aggregate Property Taxes and Other Taxes for the Underlying Premises and the

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

         Premises (as reasonably estimated by Landlord), which shall become due and payable from July 1 of the then current year through December 31 of such year; and

                  (B) funds into the Capital Expenditures Reserve Account in an amount equal to the total Capital Expenditures to be made during the period commencing on July 1 of the then current year through December 31 of such year, as set forth in the applicable Budget;

                  (C) funds into the Promotions and Discounts Reserve Account in an amount specified in paragraph 39 of this Lease; and

                  (D) the balance, if any, of all funds remaining in the Concentration Account to such deposit or securities account designated by Tenant, which accounts need not be Permitted Investments.

                  (ii) Sweeps. At any time when the Reserve Accounts are fully funded so that distributions pursuant to paragraph 31(d)(i)(D) would be made, Tenant may request (in writing) that Landlord direct Cash Management Bank to automatically on each Business Day transfer all available funds in the Concentration Account to Tenant or as Tenant may direct, provided that no Event of Default or Put/Call Default then exists.

                  (iii) Intentionally Omitted.

                  (iv) Tax Payments. Tenant hereby irrevocably authorizes Landlord to pay any Property Taxes and Other Taxes levied against or in connection with any Site using any funds on deposit in any of the Reserve Accounts, and upon Tenant's written request and provided no Event of Default or Put/Call Default then exists Landlord shall pay such Taxes due and payable from July 1 through December 31 of such year (to the extent of funds available in the Tax Reserve Account) by at least three (3) Business Days (assuming Tenant's written request precedes such day by at least 15 days) prior to the date on which payment thereof shall first become delinquent.

         (e) Payments and Disbursements from Accounts.

                  (i) No Event of Default. Tenant hereby irrevocably authorizes and directs Landlord to withdraw and/or transfer and apply, and Landlord shall withdraw and/or transfer and apply, the following payments from the applicable Accounts to the extent of the monies on deposit in the applicable Account if no Event of Default or Put/Call Default exists:

                           (A) funds from the Tax Reserve Account sufficient to
pay or to permit Tenant to pay Property Taxes and Other Taxes for each Site due and payable from July 1 through December 31 of such year on the due date therefor, and pay such funds to the governmental authority having the right to receive such funds, provided, that if Tenant shall have paid Property Taxes and Other Taxes for each Site directly, the funds will be paid to Tenant in reimbursement thereof provided no Event of Default or Put/Call Default then exists and Tenant provides evidence reasonably satisfactory to Landlord of payment of the item in question;

                  (B) Intentionally Omitted; and

                           (C) funds from the Capital Expenditure Reserve
Account to pay or to permit Tenant to pay, as the case may be, Capital Expenditures pursuant to and in accordance with the provisions of paragraph 34 of this Lease.

                  (ii) Event of Default or Put/Call Default Exists. If an Event of Default or Put/Call Default exists, Tenant hereby irrevocably authorizes Landlord to make any and all withdrawals from, and transfers between, any Account as Landlord shall determine in Landlord's sole and absolute discretion.

         (f) Accounts. Tenant shall not, without the prior written consent of Landlord, change the account location of any Account and, as a condition precedent to any such change, the bank to which Tenant proposes to relocate any such Account shall have executed an appropriate account control agreement, in accordance with the provisions set forth above. Tenant shall not, without giving prior written notice to Landlord, change the account location of any Local Account. With respect to the Account Collateral, Landlord shall not be liable for any acts, omissions, errors in judgment or mistakes of fact or law, except for those arising as a result of Landlord's investment of such Account Collateral in other than Permitted Investments or from gross negligence or willful misconduct.

         (g) Certain Matters Regarding Landlord following an Event of Default. Tenant agrees that the Bank and Cash Management Bank, as applicable, shall pay over to Landlord all amounts deposited in the Accounts and the Local Accounts on demand, without notice to Tenant, if, in making such demand, Landlord shall give notice, in writing, signed by Landlord or an authorized agent thereof, that an Event of Default or Put/Call Default exists. Landlord may exercise in respect of the Account Collateral all rights and remedies available to Landlord hereunder, or otherwise available at law or in equity. If an Event of Default or Put/Call Default exists, Landlord may exercise in respect of the Account Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC then in effect in the applicable jurisdiction. Without limiting the generality of the foregoing, Tenant agrees that, upon the occurrence and during the continuance of an Event of Default or Put/Call Default, it will have no further right to request or otherwise require Landlord to disburse funds from any Account in accordance with the terms of this Lease, it being agreed that Landlord may, at its option, (i) direct the Bank or Cash Management Bank, as applicable, to continue to hold the funds in the Accounts, (ii) continue, from time to time, to apply all or any portion of the funds held in the Accounts to any payment(s) which such funds could have been applied to prior to such Event of Default (or to pay expenses directly), to the extent and in such order and manner as Landlord in its sole discretion may determine, and/or (iii) direct the Bank or Cash Management Bank, as applicable, to disburse all or any portion of the funds held in the Reserve Accounts or other Account Collateral then or thereafter held by the Bank or Cash Management Bank to Landlord, in which event Landlord may apply the funds held in the Accounts, the Local Accounts (to the extent not yet transferred to the Accounts) or other Account Collateral to Tenant's obligations under this Lease, in any order and in such manner as Landlord may determine in its sole discretion. If an Event of Default or Put/Call Default exists, Landlord may, at any time or from time to time: (1) collect, appropriate, redeem, realize upon or otherwise enforce its rights with respect to the Account Collateral, or any part thereof, without notice to Tenant and without the need to institute any legal action, make demand to or upon Tenant or any other Person, exhaust any other remedies or otherwise proceed to enforce its rights; (2) execute (in the name, place and stead of Tenant) any endorsements, assignments or other instruments of conveyance which may be required for the withdrawal and negotiation of the Account Collateral; and/or
(3) exercise all other rights and remedies available to Landlord hereunder. Notwithstanding anything to the contrary contained herein: (x) the exercise by Landlord of any of its rights hereunder shall not release Tenant from its obligations under this Lease, nor shall it constitute an election of remedies by Landlord or a waiver by Landlord of any of its rights and remedies under this Lease; (y) except as expressly set forth in this Lease, Landlord shall not have any obligation or liability by reason of this Lease, nor shall Landlord be obligated to perform any of the obligations or duties of Tenant hereunder or to take any action, in each case, to collect or enforce any claim for payment assigned hereunder; and (z) Landlord shall not have to resort to using the Account Collateral before making demand upon or bringing an action against Tenant under any guaranty given in connection with this Lease. No failure on the part of Landlord to exercise, and no delay in exercising, any right under this Lease shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Lease. The remedies provided in this Lease are cumulative and not exclusive of any remedies provided at law or in equity.

         (h) Representations and Warranties Regarding Account Collateral. In addition to any other representations or warranties contained in this Lease, Tenant represents and warrants as follows: (a) Tenant is the legal and beneficial owner of the Account Collateral, free and clear of any Liens, except for the Liens in favor of Landlord created by this Lease and Liens on the Membership Contract Receivables arising under the Working Capital Loan Documents; (b) upon execution by Tenant of this Lease, the pledge and assignment of the Account Collateral pursuant to this Lease will create a valid, first priority security interest in the Account Collateral (subject to the Liens on the Membership Contract Receivables arising under the Working Capital Loan Documents), securing the payment and performance of Tenant's obligations under this Lease; and (c) Tenant is not a party to any credit agreement or other borrowing facility including, but not limited to, a line of credit or overdraft line, with the Bank (other than with respect to the Working Capital Indebtedness).

         (i) Covenants Regarding Account Collateral. Tenant shall not, without the prior written consent of Landlord, (a) sell, assign (by operation of law or otherwise), pledge or grant any option with respect to, any of the Gross Revenues or any interest in the Account Collateral or (b) create or permit to exist any assignment, lien, security interest, option or other charge or encumbrance upon or with respect to any of the Gross Revenues or any Account Collateral, except for the Liens in favor of Landlord under this Lease and Liens on Membership Contract Receivables under the Working Capital Loan Documents. Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any change in the address of the chief executive office or principal office of Tenant. Tenant agrees that all records of Tenant with respect to the Account Collateral shall be kept at the principal office of Tenant and shall not be removed therefrom without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not make or consent to any amendment or other modification or waiver with respect to any Account Collateral, or enter into any agreement, or permit to exist any restriction, with respect to any Account Collateral. Tenant shall, at its expense, defend Landlord's right, title and security interest in and to the Account Collateral against the claims of any Person. Tenant shall not take any action which would impair the enforceability of this Lease or the security interests created hereby. Tenant shall not enter into any credit agreement or other borrowing facility including a line of credit or overdraft line, with Bank or with Cash

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

Management Bank unless the priority of Landlord's security interests in the Accounts is not adversely affected. Nothing contained in this paragraph shall impair or otherwise limit Tenant's obligations to timely make the payments required by this Lease, it being understood that such payments shall be so timely made in accordance with this Lease, regardless of the amounts on deposit in any Account. Landlord may, from time to time, at its sole option, perform any act which Tenant agrees hereunder to perform which Tenant shall fail to perform after being requested in writing to so perform, and Landlord may from time to time take any other action which Landlord deems necessary for the maintenance, preservation or protection of any of the rights granted to Landlord hereunder. With respect to the powers conferred on Landlord hereunder, Landlord shall not have any duty as to the Accounts or the other Account Collateral, or any responsibility for (i) ascertaining or taking action with respect to any matters relative to the Accounts or the other Account Collateral, whether or not Landlord has or is deemed to have knowledge of such matters (except with respect to Landlord's obligations relating to the payment of Property Taxes and Other Taxes as expressly provided herein) or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to the Accounts or the other Account Collateral.

         (j) Cash Management Fees. All reasonable third party fees, costs and expenses associated with the Account Collateral shall be paid by Tenant when due.

         (k) Security Interest. Tenant hereby pledges, transfers and assigns to Landlord, and grants to Landlord, as additional security for Tenant's obligations under this Lease, a continuing perfected first priority security interest in and to, and a first lien upon: (i) the Accounts and Local Accounts owned by it and all amounts which may from time to time be on deposit in each of the Accounts and Local Accounts (such first lien is subject to the Lien on Membership Contract Receivables arising under the Working Capital Loan Documents); (ii) all of Tenant's right, title and interest in and to all cash, property or rights transferred to or deposited in each Account and each Local Account from time to time; (iii) all certificates and instruments, if any, from time to time representing or evidencing the Accounts or Local Accounts or any amount on deposit in any thereof, or any value received as a consequence of possession thereof, including all interest, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of, or in exchange for, any or all of such Accounts or Local Accounts; (iv) all monies, chattel paper, checks, notes, bills of exchange, negotiable instruments, documents of title, money orders, commercial paper, and other security instruments, documents, deposits and credits from time to time in the possession of Landlord representing or evidencing such Accounts or Local Accounts; (v) all other property, held in, credited to or constituting part of any of the Accounts or Local Accounts; (vi) all earnings and investments held in any Account or Local Account in accordance with this Lease; and (vii) to the extent not described above, any and all proceeds of the foregoing (collectively, the "ACCOUNT COLLATERAL"). This Lease and the pledge, assignment and grant of security interest made hereby secures payment of all of Tenant's obligations under this Lease in accordance with the provisions set forth herein. This Lease shall be deemed a security agreement within the meaning of the UCC.

         (l) Bank Accounts. Tenant shall not establish any new bank accounts without prior written notice to Landlord and, except with respect to Local Accounts (other than the Frisco Accounts and the Gautier Accounts), unless Landlord, such Tenant and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank, among other things, acknowledges the security interest of Landlord in such

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bank account, agrees to comply with instructions originated by Landlord directing disposition of the funds in the bank account without further consent from Tenant, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Landlord.

         (m) As part of Tenant's cooperation with Landlord's financing set forth in paragraph 27 of this Lease and the granting of any Mortgage to any Mortgagee, Tenant agrees that the Accounts and each management system in place under this Lease may be assigned to and controlled by Mortgagee so long as Tenant's rights under this paragraph 31 are not diminished or obligations increased and Tenant shall cooperate with such efforts and execute such documents as are required thereby.

32. NOTICES

         Notices, statements, demands or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made when received by personal delivery or overnight delivery or overnight courier delivery (or, if such delivery is refused, upon the date that delivery would have occurred but for such refusal) or facsimile transmission (with electronic confirmation therefor) with a confirmation copy of the entire original transmittal sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

         To Landlord:      MHC TT Leasing Company, Inc.
                           c/o Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, IL  60606
                           Attention: General Counsel
                           Telephone: (312) 279-1400
                           Facsimile: (312) 279-1715

         With a copy to:   Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, IL 60606
                           Attention: Chief Executive Officer
                           Telephone: (312) 279-1400
                           Facsimile: (312) 279-1710

         With a copy to:   Katten Muchin Zavis Rosenman
                           525 West Monroe, Suite 1600
                           Chicago, IL 60661
                           Attention: Daniel J. Perlman, Esq.
                           Telephone: (312) 902-5532
                           Facsimile: (312) 577-8668

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         To Tenant:        Thousand Trails Operations Holding Company, L.P.
                           3801 Parkwood Boulevard, Suite 100
                           Frisco, TX 75034
                           Attention: General Counsel
                           Telephone: (214) 618-7200
                           Facsimile: (214) 618-7230

         With a copy to:   KTTI GP, LLC
                           258 High Street, Suite 100
                           Palo Alto, California, 94301-1040
                           Attention: John Eastburn
                           Telephone: (650) 463-1480
                           Facsimile: (650) 463-1481

         With a copy to:   Ropes & Gray LLP
                           One International Place
                           Boston, MA 02110
                           Attention: Daniel S. Evans, Esq.
                           Telephone: (617) 951-7315
                           Facsimile: (617) 951-7050

Any party listed in this paragraph 32 may, by notices as aforesaid, designate a different address for notices, statements, demands or other communications intended for it.

33. EXCESS LAND

         (a) Landlord and Tenant acknowledge and agree that Landlord, or an affiliate of Landlord (the "EXCESS LAND OWNER") is the owner of the Excess Land. Landlord has advised Tenant that Excess Land Owner may, in its sole and absolute discretion, develop any or all of such Excess Land in one or more phases for non-membership products; provided, however, Excess Land Owner's development of any such Excess Land (A) shall not diminish Tenant's rights under this Lease in a materially adverse manner and (B) shall not be for use as a membership campground similar to Tenant's operations. Tenant hereby acknowledges and agrees that development of the Excess Land as a manufactured home community or a recreational vehicle resort shall not violate the terms of clause (B) of the immediately preceding sentence.

         (b) Prior to Landlord's and Tenant's execution of this Lease, MHC Thousand Trails Trust, a Maryland real estate investment trust, now known as MHC 1000T Trust, a Maryland real estate investment trust, Thousand Trails Acquisition, Inc. ("TTA"), KTTI Holding Company, Inc. ("KTTI") and Tenant (collectively, Landlord, TTA, KTTI and Tenant, the "MERGER PARTIES") entered into that certain Agreement and Plan of Merger ("MERGER AGREEMENT") pursuant to which TTA merged into KTTI ("MERGER TRANSACTION"). The Merger Parties entered into the Merger Transaction with the understanding that an integral part of the Merger Transaction was that Landlord (or an affiliate of Landlord) would acquire and develop the Excess Land. Tenant (whose parent benefited from the Merger Transaction) agrees and acknowledges that it has a good faith obligation to cooperate with Landlord (or Landlord's affiliate) in Landlord's (or Landlord's affiliate's) development of the Excess Land including

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participation and cooperation in any zoning or other land use petitions. Tenant hereby agrees and acknowledges that Landlord or Landlord's affiliate may transfer or sell the Excess Land or any portion thereof at any time to another affiliate of Landlord without Tenant's consent. All other transfers of the Excess Land shall require the prior written consent of Tenant; Tenant shall consider any such proposed transfer in good faith. For purposes of this paragraph 33(b), a Corporate Control Event (substituting Landlord or Landlord's affiliate, as the case may be, for Tenant) shall be deemed a transfer of the Excess Land; provided, however, in no event shall the merger of or sale of ownership interests in Manufactured Home Communities, Inc., a Maryland corporation, MHC Trust, a Maryland real estate investment trust or MHC Operating Limited Partnership, an Illinois limited partnership, or a sale of substantially all of the assets of any such entity, at any time be deemed to be a Corporate Control Event.

         (c) Within thirty (30) days following the Commencement Date, Landlord will record, with the appropriate land records offices, notice of the use and transfer restrictions set forth in this paragraph 33, which notice shall expire by its terms on the date which is the earlier of (i) the fifth (5th) anniversary of the Lease Expiration Date and (ii) such date on which this Lease or Tenant's right to possession of the Premises is terminated following a Put/Call Default or an event of default under paragraphs 15(f) or 15(g) of this Lease and which recorded document shall otherwise be in form and substance reasonably satisfactory to Tenant.

         (d) As of the Commencement Date, Landlord and Tenant have agreed that each of the Excess Land Properties contains Excess Land. However, Landlord and Tenant have not agreed upon which portions of the Excess Land Properties constitute Excess Land. Landlord and Tenant agree in principle that Excess Land is land which is subject to being separately developed in accordance with paragraphs 33(a) and (b) hereof, and Exhibit Y, attached to this Lease, contains an approximate description of the acreage of the Excess Land contained in the Excess Land Properties set forth on Exhibit Y, other than those set forth in clauses (i) through (vii), inclusive, of this paragraph 33(d). On or before the Excess Land Agreement Date, Landlord and Tenant shall use commercially reasonable efforts to agree upon and designate the size and location of the Excess Land located at each Excess Land Property. For the Sites listed below, such agreement shall be based on the following general provisions:

                  (i) With respect to the Site commonly known as Medina Lake, certain portions of the Site shall be considered Excess Land. Landlord's (or its Affiliate's) development of the Excess Land at the Medina Lake Site shall be surrounded by a buffer to the extent it abuts Tenant's existing membership campground.

                  (ii) With respect to the Site commonly known as Rancho Oso, multiple portions of the Site, currently used as pasture/ranch land, shall be considered Excess Land. Landlord shall update Tenant on any progress made with respect to the applicable regulatory processes in California or evaluations performed relating to the development of the Excess Land at the Rancho Oso Site.

                  (iii) With respect to the Site commonly known as Yosemite, in the event that Tenant does not, within a commercially reasonable period of time (taking into account market conditions at the Yosemite Site and in the surrounding campground market area; and in any event, such time period shall not exceed ten (10) years following the Commencement Date) (the "TT YOSEMITE DEVELOPMENT DEADLINE"), commence development of the vacant portion of the

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Yosemite Site for the use of "Getaway units" and expand the existing membership campground into said area, that portion of the Yosemite Site shall be, in accordance with paragraph 33(e) of this Lease, considered Excess Land.

                  (iv) With respect to the Site commonly known as Lake Conroe,
(a) the area to the north of the lake, (b) the area in which the sales center is currently located and (c) the land between the sales center and the lake, shall be considered Excess Land. Landlord and Tenant shall agree upon a reasonable buffer area to surround the sales center or shall relocate the sales center in connection with Landlord's development of the Excess Land at this Site. In the event Landlord undertakes development of the Excess Land located at the Lake Conroe Site, Landlord shall, at its sole cost and expense, improve the existing water and sewer facilities serving the Lake Conroe Site. In such event, following Landlord's development of the Excess Land at the Lake Conroe Site, Tenant's Members shall have reasonable access to the lake pursuant to the terms of paragraph 2(e) hereof.

                  (v) With respect to the Site commonly known as Bend, a portion of the Site located on the western portion of the property shall be considered Excess Land. Landlord and Tenant shall consider the feasibility of creating a separate entrance for access to such Excess Land.

                  (vi) With respect to the Site commonly known as LaConner, a portion of the LaConner Site, shall be considered Excess Land. In the event Landlord undertakes development of the Excess Land located at the LaConner Site, Landlord shall, at its sole cost and expense, improve the existing water and sewer facilities relating to the LaConner Site.

                  (vii) With respect to the Site commonly known as Idyllwild, a portion of the Site located at the westerly side of the property shall be considered Excess Land.

Promptly following Landlord's and Tenant's agreement regarding the size and location of the Excess Land, Landlord and Tenant shall enter into an amendment to this Lease to reflect such agreements, including (1) causing legal descriptions of the Excess Land to be prepared, (2) attaching revised legal descriptions of the Premises, reflecting the exclusion of the Excess Land and
(3) attaching said legal descriptions of the Excess Land as Exhibit P to this Lease. Landlord shall be responsible for all costs associated with clauses (1),
(2) and (3) of the foregoing sentence, with the exception of Tenant's legal fees. In addition, Tenant shall cause any and all liens relating to any Leasehold Mortgage encumbering the Excess Land to be released. Notwithstanding anything contained herein to the contrary, until such time as this Lease is amended pursuant to this paragraph 33(d), Tenant shall bear all burdens associated with the Excess Land. If Landlord and Tenant are unable to agree on or before the Excess Land Agreement Date, upon a matter which is the subject of this paragraph 33(d), such matter shall be subject to the arbitration procedures set forth on Exhibit U attached hereto.

         (e) If Tenant undertakes development of the Yosemite Site for the use of "Getaway Units" prior to the TT Yosemite Development Deadline, the Yosemite Site shall no longer be an Excess Land Property and no Excess Land shall be considered to be located thereon. To the extent that Tenant has not undertaken development and expansion of the Yosemite Site for the use of "Getaway Units" on or before the TT Yosemite Development Deadline and Landlord has delivered notice to Tenant that the TT Yosemite Development Deadline has occurred (the "TT

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YOSEMITE DEVELOPMENT DEADLINE NOTICE"), Landlord and Tenant shall, on or before the date which is six months following Landlord's delivery of the TT Yosemite Development Deadline Notice ("YOSEMITE EXCESS LAND AGREEMENT Date"), use commercially reasonable efforts to agree upon and designate the size and location of the Excess Land located at the Yosemite Site in accordance with the general provisions contained in paragraph 33(d) of this Lease. Promptly following Landlord's and Tenant's agreement regarding the size and location of the Excess Land at the Yosemite Site, Landlord and Tenant shall enter into an amendment to this Lease to reflect such agreements, including (1) causing legal descriptions of such Excess Land to be prepared, (2) attaching revised legal descriptions of the Premises, reflecting the exclusion of such Excess Land and
(3) attaching said legal descriptions of such Excess Land as Exhibit P to this Lease. Landlord shall be responsible for all costs associated with the clauses
(1), (2) and (3) of foregoing sentence, with the exception of Tenant's legal fees. In addition, Tenant shall cause any and all liens relating to any Leasehold Mortgage encumbering the Excess Land at the Yosemite Site to be released. Notwithstanding anything contained herein to the contrary, until such time as this Lease is amended pursuant to this paragraph 33(e), Tenant shall bear all burdens associated with such Excess Land located at the Yosemite Site. If Landlord and Tenant are unable to agree on or before the Yosemite Excess Land Agreement Date, upon a matter which is the subject of this paragraph 33(e), such matter shall be subject to the arbitration procedures set forth on Exhibit U attached hereto.

34. CAPITAL EXPENDITURE RESERVE / IMMEDIATE REPAIRS

         (a) Capital Expenditure Reserve. Deposits into the Capital Expenditure Reserve Account, other than the deposits for Immediate Repairs, shall be made for the purpose of establishing and maintaining a reserve (the "CAPITAL EXPENDITURE RESERVE") for the completion of such capital improvement items and for equipment for use at the Sites ("CAPITAL IMPROVEMENTS") to the extent set forth in the Budget or as are otherwise approved in advance by Landlord ("APPROVED CAPITAL IMPROVEMENTS"). The funds contained in the Capital Expenditure Reserve shall be utilized by Tenant solely for Approved Capital Improvements.

         So long as no Event of Default or Put/Call Default exists at the time of any requested distribution of funds from the Capital Expenditure Reserve, Landlord shall make funds in the Capital Expenditure Reserve available to Tenant subject to satisfaction of each of the following terms and conditions: (a) all Capital Expenditure Reserve funds released by Landlord to Tenant shall be used to pay for or to reimburse Tenant for the reasonable expenses actually incurred and paid by Tenant for Approved Capital Improvements; (b) Tenant shall have delivered to Landlord a Request for Release satisfactory to Landlord together with a summary of all Capital Improvements to be made with such requested funds;
(c) disbursements from the Capital Expenditure Reserve shall not be made more frequently than once per month; (d) each request for a disbursement shall be in an amount of not less than $10,000.00; and (e) upon request of Landlord, Tenant shall also provide Landlord with additional evidence satisfactory to Landlord that Tenant is the owner or lessee of any Capital Improvements or equipment for which reimbursement is sought, free of any Liens (other than the first priority security interest in favor of Landlord). Landlord shall make each disbursement of the Capital Expenditure Reserve funds within three (3) Business Days after satisfaction of all the conditions to that disbursement. Notwithstanding the foregoing, at Landlord's election, if any disbursement of Capital Expenditure Reserve Funds is made to Tenant to pay a capital expenditure then due and owing

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(as opposed to a reimbursement for amounts paid by Tenant), then Tenant shall provide evidence to Landlord within three (3) Business Days of such disbursement that such capital expenditure was in fact paid as and when due. If an Event of Default exists, Landlord may apply the Capital Expenditure Reserve funds, together with any interest accrued thereon, to Tenant's obligations under this Lease in such order and priority as Landlord may determine. Notwithstanding the foregoing, to the extent that in any calendar year Tenant has expended sums on Capital Improvements and equipment (or otherwise approved, in writing, by Landlord) in excess of the sums required to be deposited into the Capital Expenditure Reserve hereunder for such period, Tenant may request that Landlord approve (which approval shall be in Landlord's sole but good faith discretion) a reduction in the amount Tenant shall be required to deposit in the Capital Expenditure Reserve for the remaining portion of the calendar year to reflect the amount of such excess expenditures. Tenant shall furnish to Landlord on or prior to the thirtieth (30th) day following the end of each calendar quarter a statement ("CAPITAL EXPENDITURE RESERVE STATEMENT") setting forth (a) all deposits into and disbursements from the Capital Expenditure Reserve, and (b) a schedule of Capital Improvements and related expenses to which disbursements from the Capital Expenditure Reserve were applied during the applicable fiscal quarter, including, to the extent not previously provided to, and approved by, Landlord, invoices, receipts, lien waivers and other documentation as Landlord shall request. Landlord shall not make any disbursements from the Capital Expenditure Reserve until (i) Landlord has approved the expenditures proposed by Tenant, (ii) all conditions to such disbursement have been satisfied and (iii) if requested by Landlord, Tenant has provided Landlord with all invoices, receipts, lien waivers and other documentation reasonably requested by Landlord.

         (b) Immediate Repairs. Tenant shall complete those improvements and repairs highlighted with an asterisk on Exhibit O attached hereto no later than December 31, 2005. Tenant shall use commercially reasonable efforts to complete the balance of the improvements and repairs on Exhibit O attached hereto within timeframes during which a prudent owner/operator of membership campgrounds would make such improvements and repairs. Tenant shall perform each Immediate Repair in accordance with the terms and provisions of paragraph 23 of this Lease and upon completion of such Immediate Repair, Tenant shall provide Landlord with final lien waivers for all trades and materials and evidence satisfactory to Landlord that such Immediate Repair has been fully completed. Landlord shall have no obligation to pay any costs for such Immediate Repairs and Tenant shall pay all costs of such Immediate Repairs in full. If Tenant fails to complete any Immediate Repair within the time frame specified in this paragraph 34(b), then upon ten (10) Business Days prior written notice to Tenant, Landlord may complete such Immediate Repair and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) days) after being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, which bill shall be accompanied by reasonable supporting documentation. Such amounts shall bear interest at the Overdue Rate from the date of expenditure by Landlord to the date of repayment by Tenant. Tenant shall remain responsible for any increased costs to repair such Immediate Repair in excess of the amount set forth on Exhibit O and such increased amount shall bear interest at the Overdue Rate.

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35. INTENTIONALLY OMITTED.

36. RIGHT OF FIRST OFFER

         (a) During the Term, if Tenant desires to sell Tenant's Business through a sale of all or substantially all of its assets, stock or otherwise, Tenant shall notify ("ROFO NOTICE") Landlord in writing of such event. The date such ROFO Notice is given is herein called the "ROFO NOTICE DATE". The ROFO Notice shall (1) state the specified price for which Tenant will sell Tenant's Business ("ROFO NOTICE PRICE") (2) contain all material terms pursuant to which Tenant will sell Tenant's Business, including (A) any caps on funds for which Tenant will be liable pursuant to indemnification provisions, (B) any floors or baskets pertaining to funds for which Tenant will be liable pursuant to indemnification provisions and (C) the survivability of any indemnification provisions (collectively, (A) through (C), (the "ROFO MATERIAL PROVISIONS") and include a copy of the stock purchase agreement, asset purchase agreement or other purchase agreement, as applicable (the "ROFO PURCHASE AGREEMENT") pursuant to which Tenant intends to sell Tenant's Business and (3) shall contain the same type of information as is contained in Schedules 4.4 and 4.12 of the Merger Agreement (it being agreed, that if Tenant intends to circulate or cause to be circulated any offering materials, prospectus or information package, then Landlord shall receive a copy of such items pursuant to this paragraph 36(a)(3)). Landlord shall have the right, at its option, to purchase Tenant's Business ("ROFO") for the ROFO Notice Price on substantially the same terms contained in the ROFO Purchase Agreement.

         (b) Landlord shall exercise its ROFO, if at all, by delivering written notice ("LANDLORD'S ELECTION NOTICE") to Tenant on or before the date which is thirty (30) days following the ROFO Notice Date ("LANDLORD'S NOTICE Date"). If Landlord delivers such Landlord's Election Notice within such thirty (30) day period, Tenant and Landlord shall execute the ROFO Purchase Agreement within ten
(10) days after the date on which Landlord delivers its Landlord's Election Notice and shall close the purchase of Tenant's Business sixty (60) days after the date on which Landlord delivers its Landlord's Election Notice on substantially the same terms contained in the ROFO Purchase Agreement.

         (c) In the event Landlord does not timely deliver Landlord's Election Notice or does not elect to exercise its ROFO, Tenant shall have one hundred twenty (120) days following Landlord's Notice Date in which to sell Tenant's Business to a Person or group of Persons ("PROPOSED PURCHASER") for a purchase price equal to or greater than one hundred five percent (105%) of the ROFO Notice Price, and on ROFO Material Provisions no more favorable to the Proposed Purchaser than those contained in the ROFO Purchase Agreement. Tenant shall deliver to Landlord an executed copy of the ROFO Purchase Agreement, which ROFO Purchase Agreement shall contain a purchase price equal to or greater than 105% of the ROFO Purchase Price. Notwithstanding anything contained herein to the contrary, Tenant's sale of Tenant's Business to the Proposed Purchaser shall constitute a Corporate Control Event which may only be completed in accordance with paragraph 25(b) of this Lease. If no closing of such sale of Tenant's Business to the Proposed Purchaser occurs within such one hundred twenty (120) day period, Landlord's rights to receive a ROFO Notice and to purchase Tenant's Business at the ROFO Notice Price, as set forth in this paragraph, shall be reinstated.

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         (d) Should Tenant desire to enter into a stock purchase agreement, asset purchase agreement or other purchase agreement or amendment thereto ("REVISED ROFO PURCHASE AGREEMENT") with the Proposed Purchaser having either
(1) a purchase price for Tenant's Business that is less than one hundred five percent (105%) of the ROFO Notice Price or (2) containing ROFO Material Provisions more favorable to the Proposed Purchaser than those disclosed to Landlord in the ROFO Notice and in the ROFO Purchase Agreement, then prior to entering into such Revised ROFO Purchase Agreement (or such Revised ROFO Purchase Agreement may be entered into so long as it remains subject to Landlord's rights hereunder) Tenant shall first permit Landlord to match the Proposed Purchaser's offer by submitting such offer and Revised ROFO Purchase Agreement to Landlord in writing ("TENANT'S REOFFER NOTICE"). Within ten (10) calendar days of receipt of Tenant's Reoffer Notice, Landlord shall affirmatively accept or reject such offer in writing. If Landlord rejects the terms of such Tenant's Reoffer Notice, Tenant shall be free to proceed with selling Tenant's Business to the Proposed Purchaser pursuant to the terms and conditions of its offer and Revised ROFO Purchase Agreement. Landlord's failure to respond shall be deemed a rejection of Tenant's Reoffer Notice. If Landlord accepts the terms of such Tenant's Reoffer Notice, Landlord and Tenant shall execute the Revised ROFO Purchase Agreement within ten (10) days after the date on which Landlord delivers its acceptance to Tenant of Tenant's Reoffer Notice and shall close the purchase of Tenant's Business on substantially the same terms contained in the Revised ROFO Purchase Agreement.

         (e) Tenant shall not enter into a binding agreement to sell Tenant's Business without first complying with the provisions of this paragraph.

         (f) In the event of a sale to a Proposed Purchaser in accordance with the terms of this paragraph 36, Landlord's rights to purchase Tenant's Business (as such term shall apply to the Tenant Successor) pursuant to this paragraph 36 shall continue in full force and effect and be binding upon any Tenant Successor hereunder.

37. TRADEMARK LICENSE AGREEMENT

         On the Commencement Date, Landlord and Tenant shall enter into a mutually acceptable Trademark License Agreement pursuant to which Landlord shall be granted a royalty-free license during the Term of this Lease to use certain trademarks of Tenant pursuant to the terms and conditions thereof.

38. AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS OF TENANT

         (a) During the Term of this Lease, all of the business and operations of Tenant and its Subsidiaries as conducted prior to the date hereof by such entities and their predecessors ("TENANT'S BUSINESS") shall continue to be operated by Tenant and its Subsidiaries after the date hereof, and Tenant and Tenant's Subsidiaries, as applicable, shall not engage in any business other than Tenant's Business. Tenant's Business is the operation and management of (i) membership campgrounds, (ii) reciprocal use and affiliation programs for use of campgrounds, (iii) management of campgrounds for third parties, including the United States Forest Service and (iv) other business related and ancillary to the businesses described in clauses (i), (ii) and (iii), above. Without limiting the generality of the foregoing, Tenant shall not operate any portion of Tenant's Business other than directly itself or through its Subsidiaries. In furtherance

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thereof, except as otherwise expressly provided herein, Tenant shall not permit its Subsidiaries to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (x) any notes or debt securities containing equity features, including, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features, (y) any equity securities (or any securities convertible into or exchangeable for any equity securities), or (z) any capital appreciation or profit participation rights. Subject to the provisions of paragraphs 25 and 36 of this Lease, at no time shall Tenant (1) cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary or (2) own any asset, directly or indirectly, other than its ownership interests in the Subsidiaries. Tenant may not acquire or form any corporations, partnerships, limited liability companies, associations or other business entities unless such entities are wholly owned and controlled by Tenant and Landlord shall have received (x) a Subsidiary Pledge, by which such new Subsidiary pledges one hundred percent (100%) of its assets to Landlord, (y) a joinder to the Subsidiary Guaranty, in the form attached thereto and (z) a replacement Tenant Pledge, by which Tenant shall pledge to Landlord one hundred percent (100%) of the ownership interest in each Subsidiary, including the new Subsidiary or Subsidiaries contemplated by this paragraph 38(a).

         (b) Tenant shall not directly or indirectly create, incur, assume or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except for (i) the obligations of Tenant under this Lease, (ii) the Working Capital Indebtedness, and (iii) any other Indebtedness, if after giving effect to such Indebtedness, Tenant has (1) a Net Worth of not less than $16,000,000.00 and (2) a Fixed Charge Coverage Ratio of not less than 1.05:1.0.

         (c) Tenant shall not permit any of its Subsidiaries directly or indirectly, to create, incur or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness except for (i) ordinary and customary trade payables which are incurred in the ordinary course of its business provided that not more than $1,000,000 of which, in the aggregate at any time outstanding, are more than ninety (90) days overdue, (ii) the obligations of the Subleasing Subsidiaries under the Tenant Subleases, and (iii) any other Indebtedness incurred as a co-borrower with or guarantor of Tenant (provided such other Indebtedness is permitted by paragraph 38(b), above).

         (d) Except as provided in paragraph 36 of this Lease, Tenant shall not nor shall it permit any of its Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant to any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete assets not used or useful in Tenant's Business.

         (e) Tenant shall not nor shall Tenant permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

                  (A) Subsidiaries of Tenant may make Restricted Junior Payments to Tenant as the parent thereof and Tenant may make Restricted Junior Payments to Subsidiaries of Tenant; and

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                  (B) Tenant may make Restricted Junior Payments, provided that each of the following conditions are fully satisfied:

                           (i) both before and after giving effect to such Restricted Junior Payment, the Fixed Charge Coverage Ratio is no less than 1.05:1.0.

                           (ii) both before and after giving effect to such Restricted Junior Payment, Tenant has a minimum Net Worth of not less than $16,000,000.00.

         (f) Guarantor shall at all times continue to, directly or indirectly, own and control at least one hundred percent (100%) of the outstanding equity interests of Tenant. Additionally, Guarantor shall cause (1) the Person proposed by Tenant to sell Tenant's Equity Shares to Landlord pursuant to paragraph 22(f) hereof ("TENANT Seller") to have owned no assets other than Tenant's Equity Shares and (2) Tenant to not own any assets, directly or indirectly, other than the assets in existence on the date of this Lease or otherwise acquired in accordance with this Lease and Tenant's Business.

39. PROMOTIONS AND DISCOUNTS RESERVE ACCOUNT

         Tenant recognizes Landlord's interest in continued annual dues payable under Membership Contracts in order for proceeds to be available for the maintenance and delivery of services at the Premises for the benefit of the holders of all Membership Contracts. As a result, Tenant agrees to endeavor to continue to operate and to cause Tenant's Subsidiaries to continue to operate Tenant's Business in a manner which remains consistent with the relationship between usage benefits and annual membership dues currently in existence as of the date of this Lease (such manner of operation being referenced to herein as "TENANT'S MANNER OF OPERATION"). If Tenant or any of Tenant's Subsidiaries pursue any marketing effort that would cause Tenant to materially and adversely deviate from Tenant's Manner of Operation, taking into account Tenant's business as a whole (such deviation shall be referred to herein as a "VARIANCE PROGRAM"), then Tenant shall, within five (5) Business Days after instituting such marketing effort, notify Landlord of such Variance Program. Promptly thereafter, Landlord and Tenant shall use good faith efforts to determine whether or not and to what extent Tenant shall be obligated to make a deposit into the Promotions and Discount Reserve in connection with such Variance Program ("VARIANCE PROGRAM DEPOSIT") and upon such agreement, Tenant shall make such Variance Program Deposit into the Promotions and Discount Reserve Account. Within ninety (90) days following the expiration of each fiscal year of Tenant, Tenant shall furnish to Landlord a certificate of Tenant's Chief Financial Officer stating that in such officer's good faith judgment, Tenant has not commenced and has not permitted any of Tenant's Subsidiaries to commence any Variance Programs during the preceding fiscal year of Tenant other than those which Tenant has disclosed to Landlord. Variance Program Deposits made into the Promotions and Discounts Reserve Account shall be made for the purposes of establishing and maintaining a reserve (the "PROMOTIONS AND DISCOUNTS RESERVE") for the payment of any deficiencies in Tenant's payment of Rent under this Lease. If Tenant or Tenant's Subsidiaries revise its marketing efforts in a manner that reinstitutes Tenant's Manner of Operation (or otherwise positively affects the relationship between usage benefits and annual membership dues), then Tenant shall be entitled to withdraw funds from the Promotions and Discount Reserve, in amounts and at times approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

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

40. LANDLORD SUBORDINATION AND NON-DISTURBANCE

         (a) Notwithstanding anything in this Lease to the contrary, Landlord hereby covenants and agrees that:

                  (i) Its rights in each Resort (as hereinafter defined) shall be subordinate to the rights of Purchasers (as hereinafter defined) from and after the date of this instrument;

                  (ii) In the event of the termination of this Lease or of Tenant's possession of the Premises, Landlord shall take each Resort subject to the use rights of Purchasers;

                  (iii) In the event of termination of this Lease or of Tenant's possession of the Premises, Landlord shall fully honor all rights of Purchasers to occupy and use any Resort as provided in the Purchasers' Camping Resort Contracts (as hereinafter defined);

                  (iv) In the event of termination of this Lease or of Tenant's possession of the Premises, Landlord shall fully honor all rights of Purchasers to cancel their Camping Resort Contracts and receive appropriate refunds; and

                  (v) In the event of the termination of this Lease or of Tenant's possession of the Premises, Landlord shall not discontinue use of any Resort or cause or permit any Resort to be used in a manner which would prevent or materially prevent or interfere with Purchasers from using or occupying the Resort in the manner contemplated by the Purchasers' Camping Resort Contracts. However, except as required by applicable law, Landlord shall have no obligation or liability to assume the responsibilities or obligations of Tenant or any of its Affiliates under the Camping Resort Contracts.

         (b) In the event of the termination of this Lease or of Tenant's possession of the Premises and Landlord does not continue to operate the Resort upon conditions no less favorable to Purchasers than existed prior to the change of title or possession, Landlord and its successors and assigns shall either:

                  (i) Offer the title to or possession of the Resort to an association of Purchasers to operate the Resort; or

                  (ii) Obtain a commitment from another entity (which obtains title or possession to the Resort) to undertake the responsibility of operating the Resort.

         (c) The covenants contained herein may be enforced by each Purchaser of a Camping Resort Contract, provided that the Purchaser is not in default under the terms of the Purchaser's Camping Resort Contract.

         (d) The covenants contained herein shall be effective as between each Purchaser and Landlord despite any rejection or cancellation of the Purchaser's Camping Resort Contract during any bankruptcy proceedings of Tenant or any of its present or future Affiliates.

         (e) The covenants and agreements contained herein shall inure to the benefit of and be binding upon the successors and assigns of Tenant and Landlord.

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

         (f) When used in this Section, each of the following terms shall be defined as set forth below:

                  (i) "Purchaser" shall mean a person who enters into a Camping Resort Contract, whether before or after the date hereof, and thereby obtains title to, an estate or interest in, or license or the right to use the Resort.

                  (ii) "Camping Resort Contract" shall mean an agreement between
(1) Tenant or any of its present or future Affiliates or any predecessor in interest to Tenant or such Affiliates and (2) a Purchaser evidencing the Purchaser's title to, estate or interest in, or right or license to use the Resort.

                  (iii) "Resort" means any campground located on or forming a part of the Premises.

The covenant of non-disturbance contained herein is made for the benefit of Tenant and Landlord and each Purchaser and shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors and permitted assigns and shall be binding upon and inure to the benefit of each Purchaser and his or her respective successors and permitted assigns.

41. STATE SPECIFIC PROVISIONS

         (a) The following provisions shall apply with respect to any Site(s) located in the State of Arizona:

                  (i) The following language is added to the definition of "Land" in paragraph 1 of this Lease, following the phrase "all other property rights":

                           "water rights"

                  (ii) The word "for" is hereby inserted in the Lease as follows:

                           (A) In Paragraphs 6(a), 6(b) of this Lease after the
                  phrase "on an After-Tax Basis" and before the phrase "from and against any such Taxes".

                           (B) In Paragraph 6(h) of this Lease, after the phrase
                  "on an After-Tax Basis" and before the phrase "from and against any claims for payment thereof".

                           (C) In Paragraph 7(a) of this Lease, after the phrase
                  "on an After-Tax Basis" and before the phrase "from and against, any and all costs, charges and expenses attributable to the Premises or Underlying Premises".

                           (D) In Paragraph 18(b) of this Lease, after the
                  phrase "successors and assigns" and before the phrase "from and against any and all claims".

                           (E) In Paragraph 22(b) of this Lease, after the
                  phrase "on an After-Tax Basis" and before the phrase "from and against loss or liability".

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

                           (F) In Paragraph 26(c) of this Lease, after the
                  phrase "on an After-Tax Basis" and before the phrase "from and against any and all liability".

                  (iii) The following language is added to paragraph 16(b)(ii)(B), following the phrase "from and after any such Event of Default":

                           "and to the extent such statute or common law can be waived,"

                  (iv) With regard to any Site located in the State of Arizona, Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to terminate this Lease due to the casualty or damage to the Site including, without limitation, Arizona Revised Statutes Section 33-343.

         (b) The following provisions shall apply with respect to any Site(s) located in the State of California:

                  (i) The following language is added at the end of paragraph 6(a) of this Lease:

                           "In addition, "Property Taxes" shall include any taxes as a result in any change in ownership with respect to the Premises pursuant to Proposition 13 as adopted by the voters of the State of California in the June 1978 election, and the costs of any transit impact development fees, housing and child care contributions or other similar or dissimilar impositions required of Landlord with respect to the Premises or otherwise imposed by the local governmental or quasi-governmental instrumentalities. In no event shall Tenant be responsible for any taxes relating to Landlord's sale of the Premises."

                  (ii) Except to the extent specifically provided in this Lease, Tenant hereby waives, to the maximum extent permitted by applicable laws, any rights that it may now or in the future have to quit or surrender or vacate the Premises, to terminate this Lease, or to any abatement, diminution, offset, reduction or suspension of Rent on account of Landlord's failure to timely or in a satisfactory manner deliver possession of the Premises to Tenant or on account of any other event or circumstance, including, any rights it might otherwise have under the provisions of sections 1932, 1933, 1941 and/or 1942 of the California Civil Code, it being the express intention of the parties, and therefore it being agreed by the parties, that the terms of this paragraph shall control under any circumstances in which said statutes might otherwise apply, and govern and replace any rights covered by said statutes.

                  (iii) The following language is added at the end of the first grammatical paragraph of paragraph 10 of this Lease:

                           "The provisions of Sections 1932(2) and 1933(4) of the California Civil Code are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable."

                  (iv) The following language is added to the first sentence of paragraph 12 of this Lease, following the defined term "ADA":

                           "and California Civil Code Section 3110.5,"

                  The following language is added to paragraph 12 of this Lease, following the phrase "with respect to the use or manner of use" and before the phrase "of the Premises, or such adjacent or appurtenant facilities":

                           "maintenance, operation, repair, alteration or construction"

                  (v) The following language is added at the end of paragraphs 13 and 14 of this Lease:

                           "The provisions of Sections 1265.110, 1265.120, 1265.130 and 1265.140 of the California Code of Civil Procedure are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable."

                  (vi) The following language is added at the end of paragraph 16(b) of this Lease:

                                    "(vi) With respect to any Site(s) located in
                           the State of California, terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant immediately shall surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including
                           (i) the cost of recovering possession of the Premises; (ii) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination; (iii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after the termination until the time of the award exceeds the amount of such rental loss that Tenant proves could reasonably have been avoided; (iv) reasonable expenses of placing the Premises in good order, condition and repair; (v) reasonable expenses of reletting, including necessary renovation and alteration of the Premises; (vi) reasonable and actual attorneys' fees; (vii) the worth at the time of award of the amount by which the unpaid Rent required to be paid by Tenant pursuant to this Lease for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves reasonably could be avoided; (viii) that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease; and (ix) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including damages for diminution in the value of the Project. As used in subparagraphs (ii) and (iii), above, the "worth at the time of award" is computed by allowing interest at the Overdue Rate. As used in subparagraph
                           (vii), above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Unpaid installments of rent or other sums shall bear interest from the date due at the Overdue Rate;

                                    (vii) With respect to any Site(s) located in
                           the State of California, maintain Tenant's right to possession, in which case this Lease shall continue in full force and effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as may become due hereunder, for which purposes Landlord may exercise the remedy described in California Civil Code section 1951.4 (lessor may continue Lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations);

                                    (viii) With respect to any Site(s) located
                           in the State of California, seek specific performance by Tenant, in the case of breach by Tenant of one or more of its covenants herein, below;

                                    (ix) With respect to any Site(s) located in
                           the State of California, exercise the remedy described in California Civil Code section 1954 (and for such purposes, Tenant hereby waives any rights or benefits that may be available to it under said California Civil Code section 1954); and/or

                                    (x) With respect to any Site(s) located in
                           the State of California, pursue every and any other remedy or right now or hereafter available to Landlord under the laws or judicial decisions of the State of California."

                  (vii) The following is added to paragraph 23(c)(i) of this Lease, following the phrase "rules and regulations" and before the phrase "shall not adversely affect the structural elements":

                           ", including, to the extent applicable, California Civil Code Section 3110.5, and shall otherwise comply with paragraph 12 hereof"

                  (viii) The following is added to the definition of "Environmental Laws" in paragraph 26(b) of this Lease:

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

                           "to the extent applicable, (i) the Porter-Cologne Water Quality Control Act (California Water Code
                           Section 13000 et seq.), (ii) the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code), (iii) The Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), (iv) Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory) of the California Health and Safety Code, (v) the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5 et seq.), (vi) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (vii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), and (viii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.)"

         (c) The following provisions shall apply with respect to the Site(s) located in the State of Florida:

                  (i) The following language is added at the end of Paragraph 6(c) of this Lease:

                           "Without limiting the foregoing, Tenant shall pay to the Landlord, any sales, excise and other tax (excluding, however Landlord's income taxes) levied, imposed or assessed by the State of Florida or any political subdivision thereof or other taxing authority upon any rent payable hereunder, including Fixed Rent or Additional Rent."

                  (ii) The following language is hereby added at the end of paragraph 16(b) of this Lease:

                           "(vi) Landlord shall have all remedies available under Florida law including the following:

                           (a) Landlord shall have the right to recover the Premises and repossess the Premises by any lawful means without terminating the Lease.

                           (b) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant all unpaid Rent and other charges due under this Lease which had been earned at the time of termination."

                           (c) "In addition and without limiting the foregoing, Landlord shall have the right to accelerate and declare immediately due and payable all rents and other charges to be paid by Tenant hereunder. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of this Lease unless written notice of such termination is given by Landlord to Tenant."

                  (iii) The following language is substituted for the first sentence of paragraph 21(b) of the Lease:

                           "Landlord's interest in the Premises shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate, reversion or other estate of Landlord in the Premises herein demised or on the Improvements or the Property or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part hereof, or any such party who may avail himself of any lien against realty (whether same shall proceed in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease. Tenant shall indemnify Landlord again any loss or expenses incurred as a result of the assertion of any such lien."

                  (iv) The following provision is added at the end of paragraph 28 of this Lease:

                           "(r) Wherein this Lease requires the Tenant to pay any of landlord's legal or attorney fees, such fees shall include any and all reasonable legal fees and expenses of Landlord, including any and all such fees and expenses incurred in connection with litigation, mediation, arbitration, other alternative dispute processes, administrative proceedings and bankruptcy proceedings, and any and all appeals from any of the foregoing."

                           "(s) As required by Section 404.056, Florida
                           Statutes, Landlord notes the following disclosure:

                           RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding

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

                           radon and radon testing may be obtained from your county health department."

                           "(t) ENERGY: Tenant may have the energy efficiency rating of any building determined. A copy of the State brochure is attached as Exhibit X."

                  (v) The following language is substituted for the first sentence of paragraph 21(b) of the Lease:

                           "Landlord's interest in the Premises shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate, reversion or other estate of Landlord in the Premises herein demised or on the Improvements or the Property or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part hereof, or any such party who may avail himself of any lien against realty (whether same shall proceed in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease. Tenant shall indemnify Landlord again any loss or expenses incurred as a result of the assertion of any such lien."

         (d) The following provisions shall apply with respect to the Site(s) located in the State of Indiana:

                  (i) Where any provision of this Lease is inconsistent with any provision of Indiana statutory or case law that may not be waived ("Applicable Law"), the provisions of Applicable Law shall take precedence over the provisions of this Lease, but shall not invalidate or render unenforceable any other provisions of this Lease that can be construed in a manner consistent with Applicable Law. Should Applicable Law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Lease, the affected provisions of this Lease shall be considered amended to conform to such Applicable Law, but all other provisions hereof shall remain in full force and effect without modification.

                  (ii) To the extent that Applicable Law limits (i) the availability of the exercise of any of the remedies set forth in the Lease, and the right of Landlord to exercise self-help in connection with the enforcement of the terms of this Lease, or (ii) the enforcement of waivers and indemnities made by Tenant, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Lease to the contrary notwithstanding, if, and to the extent, permitted by Applicable Law in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Lease.

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

                  (iii) The following language is added at the end of paragraph 16(b) of this Lease:

                  "(vi) With respect to any site located in the State of Indiana, Tenant covenants and agrees with Landlord that if Landlord, upon a Put/Call Default by Tenant, elects to file a suit to enforce this Lease and protect Landlord's rights thereunder, Landlord may in such suit apply to any court having jurisdiction, for the appointment of a receiver of the Premises and Tenant hereby consents to such appointment, and thereupon it is expressly covenanted and agreed that the court shall, without notice forthwith, appoint a receiver with the usual powers and duties of receivers in like cases pursuant to Ind. Code 32-30-5, and such appointment shall be made by such court as a matter of strict right to Landlord and without reference to the adequacy or inadequacy of the value of the Premises that is subject this Lease, or to the solvency or insolvency of Tenant, and without reference to the commission of waste."

                  (iv) Tenant waives, to the fullest extent permitted by Applicable Law, any notice to quit as a condition precedent to Landlord's remedies under paragraph 16 of this Lease, for and on behalf of itself and all persons claiming through or under Tenant and Tenant further waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge, or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease.

                  (v) Environmental Laws, as defined in this Lease, includes, to the extent applicable, all of the Environmental Management Laws, as defined in Ind. Code 13-11-2-71.

                  (vi) Tenant hereby waives, to the fullest extent permitted by Applicable Law, relief from valuation and appraisement laws and Tenant covenants and agrees that any judgment obtained by Landlord against Tenant may be executed in the State without relief from such valuation and appraisement laws.

                  (vii) To the fullest extent permitted by Applicable Law, Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Applicable Law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Applicable Law which exempts property from liability for debt or for distress for rents.

                  (viii) Landlord and Tenant agree to execute and record a memorandum of lease satisfying the requirements of Ind. Code 36-2-11-20, in the office of the County Recorder in which the Premises is located.

         (e) The following provisions shall apply with respect to the Site(s) located in the State of Michigan:

                  (i) the words "single business tax" is hereby inserted between the phrases "gross receipts tax" and "excise tax" in paragraph 6(b)(iii).

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

                  (ii) The following language is added to the definition of Environmental Laws in paragraph 26(b), immediately following the phrase "the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 et seq.":

                           "the State of Michigan Natural Resources and
                           Environmental Protection Act, MCL 324.101 et seq., and any rules and regulations promulgated thereunder,"

                  (iii) The following language is added to the definition of Hazardous Materials in paragraph 26(b), immediately following the phrase "the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq.":

                           "the State of Michigan Natural Resources and
                           Environmental Protection Act, MCL 324.101 et seq., and any rules and regulations promulgated thereunder,"

                  (iv) The following parenthetical should be inserted after the words "a special or limited warranty deed" in section B(i) of Exhibits R and W:

                           "(or covenant deed for any Land located in the state of Michigan)"

         (f) The following provisions shall apply with respect to the Site(s) located in the State of Nevada.

                  (i) The following language is added to paragraph 15 of this
Lease:

                           "All time periods set forth in this paragraph 15 shall run concurrently with any and all applicable statutory time periods."

                  (ii) The following language is added to paragraph 21 of this
Lease:

                           "Tenant shall not commence any permitted work of improvement within the Site that is reasonably expected to cost more than $250,000 without having first given Landlord prior written notice at least three (3) days prior to the commencement of work to enable Landlord to record a Notice of Nonresponsibility pursuant to Section 108.234 of the Nevada Revised Statutes ("NRS"). Such notification of the commencement of work shall not be deemed given until actually received by Landlord."

                  (iii) The following is added to the definition of "Environmental Laws" in paragraph 26 of this Lease:

                           "The applicable provisions of NRS Chapters 444, 445A, 445B, 445C. 459, 477, 590 and 618; and the Uniform
                           Fire Code (1988 Edition), each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing."

         (g) The following provisions shall apply with respect to the Site(s) located in the State of New Jersey:

                  (i) The following shall supplement and, to the extent of any inconsistency, specifically amends paragraph 26 of this Lease:

                                    "(a) For purposes of this Lease,
                           Environmental Laws shall include, but not be limited to, the New Jersey Industrial Site Remediation Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA"). Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises any "hazardous chemical," "hazardous substance" or similar material or substance as defined in any Environmental Laws or in any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities in compliance with Environmental Laws). Tenant represents to Landlord that it does not and shall not conduct any activity in the Premises located in New Jersey which shall cause it to be considered an "industrial establishment" under ISRA, or otherwise subject the Premises to the requirements of compliance with ISRA and Tenant does not and shall not conduct any operations that shall subject the Premises located in New Jersey to ISRA.

                                    (b) If at any time during the Term or any
                           Extension Term, the Premises shall be determined to be an industrial establishment under ISRA, Tenant shall comply with the provisions of ISRA, or other similar applicable laws, prior to its termination of any activities in the Premises or the expiration of the term of this Lease, or the occurrence of a "triggering event" under ISRA, whichever is earlier.

                                    (c) If in connection with a sale, transfer,
                           or mortgage of the Premises permitted in accordance with the terms of this Lease, by Landlord or other transaction by the Landlord where Landlord is required to comply with ISRA, Tenant will cooperate with Landlord and provide any information reasonably requested by Landlord for Landlord to comply with ISRA or to obtain a Letter of Non-applicability, at Landlord's sole cost and expense. Tenant shall execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA; and without limiting the generality of the foregoing will provide Landlord within ten (10) business days of Landlord's request for the same, an affidavit in support of a request for a non-applicability letter by Landlord in the form required under ISRA. Notwithstanding the foregoing, that if, at the time that Landlord is required to comply with ISRA, an Event of Default hereunder has occurred and is continuing after applicable notice and cure periods, all reasonable costs and expenses incurred by Landlord to comply with ISRA shall be the obligation of and recoverable against and from Tenant.

                                    (d) Tenant shall bear all reasonable costs
                           and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's occupancy or use of the Premises, including state agency fees, engineering fees, cleanup costs, filing fees, and suretyship expenses. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant shall as soon as practicable provide Landlord with copies of all written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance with the NJDEP requirements under ISRA as they are issued or received by the Tenant."

                  (ii) If at any time prior to commencement of the Term or at anytime during the Term or any Extension Term, the municipality in which a Site is located requires any permit, approval, license or certificate for the occupancy, operation or use of the Premises and/or Tenant's business at the Premises, Tenant, at Tenant's sole cost and expense, shall obtain such permit, approval, license or certificate before any fine, penalty or right of the municipality to legally preclude the use and occupancy of the applicable Premises attaches and is effective, even if the applicable law, statute, ordinance, rule or regulation provides that the obligation to obtain such permit, approval, license or certificate is that of the property owner or landlord, including the Landlord. In no event shall the failure of Tenant to obtain or the failure of the municipality to issue any required permit, approval, license or certificate nor the imposition of any fine or penalty or the legal closure of the Premise for use and occupancy by the municipality relieve Tenant from its obligation to pay Rent or otherwise perform its obligations under this Lease. Tenant shall indemnify, defend, save and hold harmless Landlord of, from and against any and all liability, cost (including any and all attorneys' fees, costs and expenses), damages, expenses, suits or other legal actions or proceedings suffered, incurred by or imposed upon Landlord as a result of the failure of Tenant to obtain such permits, approvals, licenses or certificates or the failure of the municipality to issue any required permit, approval, license or certificate.

                  (iii) Paragraph 21(a) of the Lease is deleted and replaced with the following:

                                    "(a) Except for liens created through the
                           act of Landlord, Tenant shall not suffer or permit any construction lien, notice of construction lien, or other lien to be filed or recorded against the Premises, equipment or material supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such construction lien, notice of construction lien or other lien shall at any time be filed or recorded against the

                           Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded over within thirty (30) calendar days after the date of filing or recording of the same."

         (h) The following provisions shall apply with respect to any Site(s) located in the State of Ohio:

                  (i) With respect to any agreement by Tenant in this Lease to pay Landlord's attorneys' fees and disbursements incurred in connection with the enforcement therewith, Tenant agrees that this Lease is a "contract of indebtedness" and that the attorneys' fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code
Section 1301.21, as the same may hereafter be amended. Tenant further agrees that the indebtedness incurred in connection with this Lease is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed under this Lease exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

                  (ii) Prior to commencement of any work or labor at the Premises or the furnishing of any materials to the Premises, which could result in a lien against the Premises under Chapter 1311 of the Ohio Revised Code, Tenant shall cause a timely notice of commencement to be filed in accordance with the provisions of Section 1311.04 of the Ohio Revised Code and shall therein describe the Tenant's interest in the Premises as limited to Tenant's leasehold estate under this Lease.

                  (iii) Tenant hereby expressly waives, and Landlord expressly disclaims, Landlord's duty to mitigate Tenant's damages by re-letting, or attempting to re-let, any Site in Ohio to any replacement tenant(s) from and after any Event of Default.

                  (i) Notwithstanding anything contained in this Lease to the contrary, the following provisions shall apply with respect to any Site(s) located in the State of Oregon:

                  (i) The following language is hereby added to the definition of Environmental Laws in paragraph 25(b) of this Lease:

                           "Oregon State Hazardous Waste and Hazardous Materials I-II as codified at ORS Chapters 465-466."

         (j) The following provisions shall apply with respect to any Site(s) located in the State of Pennsylvania:

                  (i) The following language is hereby added at the end of paragraph 16(b) of this Lease:

                                    "(vi) At its option, upon notice to Tenant,
                           to take possession of the Premises and its contents, either directly or by means of a receiver, without terminating the Lease, and to operate the Premises directly or be means of a designee in such a manner as Landlord may deem appropriate under the circumstances, including as a membership campground, for cabin rentals, pursuant to Tenant's extended vacation, stay and storage programs, in

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

                           connection with lease arrangements entered into with farmers prior to the date hereof, and for any other lawful purpose which are both associated with and related thereto;

                                    (vii) To accelerate Rent through the balance
                           of the term, provided that Landlord shall refund to Tenant, and Tenant shall not be liable for, rent collected by Landlord from any replacement tenant or tenants at the Premises, after deducting the expenses incurred in reletting, including real estate commissions, attorney's fees and the costs of reletting; and

                                    (viii) At its option, following the
                           expiration of five (5) Business Days after Landlord gives written notice thereof to Tenant, to make such payments, do such work and take such actions as may be necessary to cure such default, including entry upon the Premises, and the prosecution or defense of any legal action which may have been commenced or threatened against Landlord, Tenant, or the Premises in violation of this Lease; and all sums so expended by Landlord shall be paid by Tenant upon demand."

                  (ii) The following shall supplement and, to the extent of any inconsistency, specifically amend paragraph 26 of this Lease:

                           For purposes of this Lease, Hazardous Materials shall include, but not be limited to, "hazardous substances" or "contaminants" as defined pursuant to Pennsylvania Hazardous Sites Cleanup Act, Pa. Stat. Ann. Tit. 35 Sections 6020.101 to 1305 (Purdon Supp.
                           1989), or any other substances which may be the subject of liability pursuant to Sections 316 or 401 of the Pennsylvania Clean Streams Law, Pa. Stat. Ann. Tit. 35,Sections 691.1 to .1001 (Purdon 1977 and Supp. 1989), and asbestos, urea formaldehyde, polychlorinated biphenyls and petroleum products.

                  (iii) The following provision is added as new paragraph 21(c) of this Lease:

                                    Tenant acknowledges that any construction
                           work at the Premises is not being undertaken at the request of or for the benefit of Landlord and any mechanic's liens that may be filed against the Premises shall not affect Landlord's fee interest in the Premises.

         (k) The following provisions shall apply with respect to any Site(s) located in the State of Texas.

                  (i) Waiver of Certain Rights. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including the rights conferred upon Tenant pursuant to Section 91.004 of the Texas Property Code, or other applicable law.

                  (ii) NOTICES. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT WAIVES ALL NOTICES AND DEMANDS (INCLUDING NOTICE OF BREACH OR DEFAULT, NOTICE OF NON-PAYMENT OR NON-PERFORMANCE, DEMAND FOR PAYMENT OR PERFORMANCE, DEMAND FOR POSSESSION, NOTICE OF ANY CHANGE IN LOCKS OR ACCESS CONTROL DEVICES, REENTRY, OR REPOSSESSION, AND NOTICE TO VACATE), EXCEPT FOR THOSE NOTICES AND DEMANDS EXPRESSLY REQUIRED IN THIS LEASE.

                  (iii) DTPA. AFTER CONSULTING WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY WAIVES ITS RIGHTS AGAINST LANDLORD PARTIES UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. TENANT REPRESENTS AND WARRANTS THAT ITS ATTORNEY WAS NOT, DIRECTLY OR INDIRECTLY, IDENTIFIED, SUGGESTED, OR SELECTED BY ANY LANDLORD PARTY.

         (l) The following provisions shall apply with respect to any Site(s) located in the State of Virginia:

                  (i) The following provision is added at the end of paragraph 2(a) of this Lease:

                           "With respect to the sixty-two lots located at the Site commonly known as Virginia Landing subject to the association known as the Oceanside Conservation Co., Inc., Landlord grants to Tenant a temporary license to exercise all of Landlord's rights with respect to the association known as the Oceanside Conservation Co., Inc., including, but not limited to, voting rights in such association. All costs and expenses, if any, associated with Landlord's grant of said temporary license shall be paid by Tenant."

         (m) The following provisions shall apply with respect to any Site(s) located in the State of Washington:

                  (i) The following language is added as new paragraph 11(g) of this Lease:

                           "Solely for the purpose of effectuating Tenant's indemnification obligations under this Lease, and not for the benefit of any third parties (including employees of Tenant), Tenant specifically and expressly waives any immunity that may be granted it under the Washington State Industrial Insurance Act, Title 51 RCW. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts. The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties."

                  (ii) The following language is added at the end of paragraph 16(b)(i) of this Lease:

                           "Should Landlord have reentered the Premises under the provisions of this paragraph 16, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay the Rent thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions of this Lease, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that Landlord had elected to terminate this Lease. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Washington and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease."

                  (iii) The following language is added after the end of paragraph 21(b) of this Lease:

                           "Tenant shall have no right or authority to cause or allow the Premises or Landlord's estate or interest therein or in and to this Lease to be subjected to any such lien."

                  (iv) The following language is added to the definition of "Environmental Laws" in paragraph 25(b) of this Lease:

                           "... the State of Washington Model Toxics Control Act, codified at Chapter 70.105D, RCW; ..."

         (n) The following provisions shall apply with respect to the Site located in the Province of British Columbia, Canada:

                  (i) the word ", provincial" is added after the word "state" in the third line of the definition of "After-Tax Basis" in paragraph 1 of this Lease;

                  (ii) the phrase "or the province of British Columbia" is added after the phrase "State of Illinois" in the second line of the definition of "Business Days" in paragraph 1 of this Lease and the phrase "or province" is added after the word "state" in the third line of such definition;

                  (iii) the following paragraphs are added to the definition of "Permitted Encumbrances" in paragraph 1 of this Lease:

                           "(g) statutory liens incurred in the ordinary course of business in connection with workers compensation, employment insurance and similar Legal Requirements;

                           (h) any discrepancies or encroachments that an up-to-date survey of the Site might reveal; and

                           (i) the subsisting conditions, provisos, restrictions, exceptions and reservations, including royalties, contained in the original grant or contained in any other grant or disposition from the crown.";

                  (iv) the word "provincial," is added after the word "state," in the third line of paragraph (a) of the definition of "Permitted Encumbrances" in paragraph 1 of this Lease;

                  (v) the phrase "or charges" is added after the word "taxes" in the first line of paragraph (d) of the definition of "Permitted Encumbrances" in paragraph 1 of this Lease and the word "provincial," is added after the word "state," in the first line of such paragraph;

                  (vi) the word "and" at the end of paragraph (e) of the definition of "Permitted Encumbrances" is deleted;

                  (vii) the "." at the end of paragraph (f) of the definition of "Permitted Encumbrances" is replaced with ";";

                  (viii) the phrase ", goods and services tax" is added after the phrase "gross receipts tax" in the twenty-first line of paragraph 6(b) of this Lease;

                  (ix) the phrase "or other applicable governmental authority" is added after the phrase "Director of the Federal Emergency Management Agency" in the thirteenth line of sub-paragraph 11(c)(i) of this Lease;

                  (x) the phrase "or province" is added after the word "state" in the second line of subparagraph 11(c)(v) of this Lease;

                  (xi) the word "provincial," is added after the word "state," in the fifth line of paragraph 12(a) of this Lease;

                  (xii) the phrase "or provincial" is added after the word "state" in the sixth line of subparagraph 16(b)(ii)(B) of this Lease;

                  (xiii) the following paragraph is added as new paragraph 21(c) of this Lease:

                           "The Tenant acknowledges that the Landlord has or will file a notice pursuant to the Builders' Lien Act (British Columbia) against title to the Site located in British Columbia in order to give effect to the provisions of paragraph 21(b) of this Lease.";

                  (xiv) the phrase "or similar proceedings or judgments applicable to the Site located in British Columbia" is added after the phrase "RICO proceedings or judgments" in the fourteenth line of paragraph 25(b) of this Lease;

                  (xv) the phrase "or province" is added after the word "county" in the fifth line of paragraph 25(d) of this Lease;

                  (xvi) the phrase "financing statement under the Personal Property Security Act (British Columbia)" is added after the phrase "UCC financing statement" in the sixth line of paragraph 25(d) of this Lease;

                  (xvii) the definitions of "Environmental Laws" and "Hazardous Materials" in paragraph 26(b) are deleted and replaced by the following:

                           "Environmental Laws" means all applicable federal, provincial and local environmental laws, ordinances, rules, regulations, orders, bylaws, standards, guidelines, permits, and other lawful requirements, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any other federal, provincial or local laws, ordinances, rules, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements now or hereafter existing relating to regulation or control of Hazardous Materials or materials. The term "Hazardous Materials" as used in this Lease shall mean hazardous substances, hazardous materials, hazardous wastes, toxic substances, radioactive materials, asbestos, urea formaldehyde, pollutants, contaminants, deleterious substances, dangerous substances or goods, hazardous, corrosive, or toxic substances, special waste or wastes, PCBs, methane, volatile hydrocarbons, petroleum or petroleum derived substances or wastes, radon, industrial solvents or any other material or substances the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which is now or hereafter regulated, controlled or prohibited under Environmental Laws.";

                  (xviii) the phrase "or province" is added after the word "state" in the fourth line of paragraph 27(d) of this Lease;

                  (xix) the phrase "or province" is added after the word "state" in the second line of paragraph 28(g) of this Lease;

                  (xx) the phrase "or PPSA" is added after the phrase "the UCC" in the tenth line of paragraph 31(g) of this Lease; and

                  (xxi) the phrase "or PPSA" is added after the phrase "the UCC" in the last line of paragraph 31(k) of this Lease.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

                                    LANDLORD:

WITNESS: MHC TT LEASING COMPANY, INC., a Delaware corporation

                                    By: ________________________________________
___________________________         Name: David W. Fell
Name:______________________         Title: Vice President, Associate General
                                           Counsel and Secretary

___________________________
Name:______________________

                                    TENANT:

                                    THOUSAND TRAILS OPERATIONS HOLDING COMPANY,
                                    L.P., a Delaware limited partnership

WITNESS:

                                    By: ________________________________________
___________________________         Name: Walter Jaccard
Name:______________________         Title: Vice President

___________________________
Name:______________________

Solely with respect to paragraphs 36 and 38(e) of this Lease, Guarantors hereby acknowledge, agree with and consent to the terms and provisions contained in paragraphs 36 and 38(e) of this Lease

                                    KTTI GP, LLC, a Delaware limited liability company
WITNESS:

___________________________         By: ________________________________________
Name:______________________         Name:Walter Jaccard
                                    Title: Vice President

___________________________
Name:______________________

                                    KTTI HOLDING COMPANY, LLC, a Delaware
WITNESS:                            limited liability company

___________________________         By: ________________________________________
Name: _____________________         Name:Walter Jaccard
                                    Title: Vice President

___________________________
Name:______________________

STATE OF ILLINOIS          )
                           ) SS
COUNTY OF COOK             )

         I, ________________________________, a Notary Public in and for said
County, in the State aforesaid, do hereby certify that David W. Fell, personally known to me to be the same person whose name is subscribed to the foregoing instrument as the Vice President, Associate General Counsel and Secretary of MHC TT Leasing Company, Inc., a Delaware corporation, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the same instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of November, 2004.

                                                     ___________________________
                                                     Notary Public

                                                     My Commission expires:

                                                     ___________________________

 STATE OF _________________)
                           ) SS
COUNTY OF _________________)

         I, __________________________________________, a Notary Public in and
for said County, in the State aforesaid, do hereby certify that ______________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as the ______________________________________ of Thousand
Trails Operations Holding Company, L.P., a Delaware limited partnership, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the same instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of _______________, 2004.

                                                     ___________________________
                                                     Notary Public

                                                     My Commission expires:

                                                     ___________________________

STATE OF __________________)
                           ) SS
COUNTY OF _________________)

         I, __________________________________________, a Notary Public in and
for said County, in the State aforesaid, do hereby certify that ______________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as the ______________________________________ of KTTI GP,
LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the same instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of _______________, 2004.

                                                     ___________________________
                                                     Notary Public

                                                     My Commission expires:

                                                     ___________________________

STATE OF __________________)
                           ) SS
COUNTY OF _________________)

         I, __________________________________________, a Notary Public in and
for said County, in the State aforesaid, do hereby certify that ______________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as the ______________________________________ of KTTI
Holding Company, LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the same instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of _______________, 2004.


                                                     ___________________________
                                                     Notary Public

                                                     My Commission expires:

                                                     ___________________________


This instrument was prepared by:

__________________________, Esq.